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                                                                   Exhibit 10.42

                [TEXAS HEALTH AND HUMAN SERVICES COMMISSION LOGO]

================================================================================

                              CONTRACT FOR SERVICES

--------------------------------------------------------------------------------

                                     between
                   Texas Health and Human Services Commission
                                       and
                             AMERIGROUP TEXAS, INC.

                              Contract #529-04-296
                                     in the
                          Travis Service Delivery Area

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TABLE OF CONTENTS

ARTICLE 1     PARTIES AND AUTHORITY TO CONTRACT...............................................................    7
ARTICLE 2     DEFINITIONS ....................................................................................    8
ARTICLE 3     PLAN ADMINISTRATIVE AND HUMAN RESOURCE REQUIREMENTS ............................................   21
3.1   ORGANIZATION AND ADMINISTRATION.........................................................................   21
3.2   NON-PROVIDER SUBCONTRACTS...............................................................................   22
3.3   MEDICAL DIRECTOR........................................................................................   25
3.4   PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS ......................................................   25
3.5 RECORDS REQUIREMENTS AND RECORDS RETENTION................................................................   27
3.6   HMO REVIEW OF HHSC MATERIALS............................................................................   28
3.7 HMO TELEPHONE ACCESS REQUIREMENTS ........................................................................   29
ARTICLE 4     FISCAL, FINANCIAL, CLAIMS AND INSURANCE REQUIREMENTS............................................   30
4.1   FISCAL SOLVENCY.........................................................................................   30
4.2 MINIMUM NET WORTH.........................................................................................   31
4.3   PERFORMANCE BOND .......................................................................................   31
4.4   INSURANCE ..............................................................................................   31
4.5   FRANCHISE TAX...........................................................................................   32
4.6   AUDIT...................................................................................................   32
4.7   PENDING OR THREATENED LITIGATION........................................................................   32
4.8   MISREPRESENTATION AND FRAUD IN RESPONSE TO RFA AND IN HMO OPERATIONS ...................................   33
4.9   THIRD PARTY RECOVERY ...................................................................................   33
4.10 CLAIMS PROCESSING REQUIREMENTS...........................................................................   34
4.11 INDEMNIFICATION .........................................................................................   36
ARTICLE 5 STATUTORY AND REGULATORY COMPLIANCE REQUIREMENTS ...................................................   37
5.1   COMPLIANCE WITH FEDERAL, STATE, AND LOCAL LAWS..........................................................   37
5.2   PROGRAM INTEGRITY ......................................................................................   38
5.3   FRAUD AND ABUSE COMPLIANCE PLAN.........................................................................   38
5.4   SAFEGUARDING INFORMATION ...............................................................................   40
5.5   NON-DISCRIMINATION......................................................................................   41
5.6   HISTORICALLY UNDERUTILIZED BUSINESSES (HUBS)............................................................   41
5.7   BUY TEXAS...............................................................................................   42
5.8   CHILD SUPPORT ..........................................................................................   42
5.9   REQUESTS FOR PUBLIC INFORMATION ........................................................................   43
5.10 NOTICE AND APPEAL........................................................................................   44
5.11 DATA CERTIFICATION.......................................................................................   44
ARTICLE 6     SCOPE OF SERVICES...............................................................................   44
6.1   SCOPE OF SERVICES.......................................................................................   44
6.2   PRE-EXISTING CONDITIONS.................................................................................   47
6.3   SPAN OF ELIGIBILITY ....................................................................................   47
6.4   CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS ........................................................   48
6.5   EMERGENCY SERVICES .....................................................................................   50
6.6   BEHAVIORAL HEALTH CARE SERVICES - SPECIFIC REQUIREMENTS.................................................   52
6.7   FAMILY PLANNING - SPECIFIC REQUIREMENTS ................................................................   54
6.8   TEXAS HEALTH STEPS (EPSDT)..............................................................................   56
6.9   PERINATAL SERVICES .....................................................................................   58
6.10 EARLY CHILDHOOD INTERVENTION (ECI)........................................... ...........................   60
6.11 SPECIAL SUPPLEMENTAL NUTRITION PROGRAM FOR WOMEN, INFANTS, AND
      CHILDREN (WIC) - SPECIFIC REQUIREMENTS .................................................................   61
6.12 TUBERCULOSIS (TB)........................................................................................   62
6.13 PEOPLE WITH DISABILITIES OR CHRONIC OR COMPLEX CONDITIONS................................................   63
6.14 HEALTH EDUCATION AND WELLNESS AND PREVENTION PLANS.......................................................   66
6.15 SEXUALLY TRANSMITTED DISEASES (STDS) AND HUMAN IMMUNODEFICIENCY VIRUS
      (HIV)...................................................................................................   67
6.16 BLIND AND DISABLED MEMBERS ..............................................................................   68

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
ARTICLE 7     PROVIDER NETWORK REQUIREMENTS ..................................................................   69
7.1   PROVIDER ACCESSIBILITY..................................................................................   69
7.2   PROVIDER CONTRACTS .....................................................................................   70
7.3   PHYSICIAN INCENTIVE PLANS...............................................................................   75
7.4 PROVIDER MANUAL AND PROVIDER TRAINING.....................................................................   76
7.5   MEMBER PANEL REPORTS ...................................................................................   77
7.6 PROVIDER COMPLAINT AND APPEAL PROCEDURES..................................................................   78
7.7.  PROVIDER QUALIFICATIONS.................................................................................   78
7.8   PRIMARY CARE PROVIDERS .................................................................................   82
7.9   OB/GYN PROVIDERS........................................................................................   86
7.10 SPECIALTY CARE PROVIDERS.................................................................................   87
7.11 SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES..........................................................   87
7.12 BEHAVIORAL HEALTH - LOCAL MENTAL HEALTH AUTHORITY (LMHA).................................................   88
7.13 SIGNIFICANT TRADITIONAL PROVIDERS (STPS) ................................................................   90
7.14 RURAL HEALTH PROVIDERS...................................................................................   90
7.15 FEDERALLY QUALIFIED HEALTH CENTERS (FQHCS) AND RURAL HEALTH CLINICS
      (RHCS)..................................................................................................   91
7.16 COORDINATION WITH PUBLIC HEALTH .........................................................................   92
7.17 COORDINATION WITH TEXAS DEPARTMENT OF PROTECTIVE AND REGULATORY
      SERVICES................................................................................................   95
7.18 DELEGATED NETWORKS (IPAs, LIMITED PROVIDER NETWORKS AND ANHCs) ..........................................   96
ARTICLE 8     MEMBER SERVICES REQUIREMENTS ...................................................................   98
8.1   MEMBER EDUCATION........................................................................................   98
8.2 MEMBER HANDBOOK...........................................................................................   98
8.3   ADVANCE DIRECTIVES .....................................................................................   99
8.4   MEMBER ID CARDS ........................................................................................  100
8.5   MEMBER COMPLAINT AND APPEAL SYSTEM .....................................................................  101
8.6   [THIS SECTION IS INTENTIONALLY LEFT BLANK] .............................................................  109
8.7   MEMBER ADVOCATES........................................................................................  109
8.8   MEMBER CULTURAL AND LINGUISTIC SERVICES.................................................................  110
8.9   CERTIFICATION DATE .....................................................................................  112
ARTICLE 9     MARKETING AND PROHIBITED PRACTICES..............................................................  112
9.1   MARKETING MATERIAL MEDIA AND DISTRIBUTION ..............................................................  112
9.2   MARKETING ORIENTATION AND TRAINING .....................................................................  112
9.3   PROHIBITED MARKETING PRACTICES .........................................................................  113
9.4   NETWORK PROVIDER DIRECTORY..............................................................................  113
ARTICLE 10 MIS SYSTEM REQUIREMENTS ...........................................................................  114
10.1 MODEL MIS REQUIREMENTS ..................................................................................  114
10.2 SYSTEM-WIDE FUNCTIONS ...................................................................................  117
10.4 PROVIDER SUBSYSTEM.......................................................................................  119
10.5 ENCOUNTER/CLAIMS PROCESSING SUBSYSTEM ...................................................................  120
10.6 FINANCIAL SUBSYSTEM .....................................................................................  121
10.7 UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM................................................................  122
10.8 REPORT SUBSYSTEM ........................................................................................  123
10.9 DATA INTERFACE SUBSYSTEM.................................................................................  124
10.10 TPR SUBSYSTEM ..........................................................................................  126
10.12 HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA) COMPLIANCE..................................  126
ARTICLE 11 QUALITY ASSURANCE AND QUALITY IMPROVEMENT PROGRAM .................................................  127
11.1 QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM ..................................................  127
11.2 WRITTEN QIP PLAN ........................................................................................  127
11.3 QIP SUBCONTRACTING ......................................................................................  127
11.4 ACCREDITATION............................................................................................  127
11.5 BEHAVIORAL HEALTH INTEGRATION INTO QIP...................................................................  128
11.6 QIP REPORTING REQUIREMENTS...............................................................................  128

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
  11.7  PRACTICE GUIDELINES ..................................................................................  128
ARTICLE 12 REPORTING REQUIREMENTS ............................................................................  128
  12.1 FINANCIAL REPORTS .....................................................................................  128
  12.2 STATISTICAL REPORTS ...................................................................................  131
  12.3 ARBITRATION/LITIGATION CLAIMS REPORT...................................................................  132
  12.4 SUMMARY REPORT OF PROVIDER COMPLAINTS..................................................................  132
  12.5 PROVIDER NETWORK REPORTS...............................................................................  132
  12.6 MEMBER COMPLAINTS & APPEALS ...........................................................................  133
  12.7 FRAUDULENT PRACTICES ..................................................................................  133
  12.8 UTILIZATION MANAGEMENT REPORTS.........................................................................  133
  12.10 QUALITY IMPROVEMENT REPORTS...........................................................................  134
  12.11 HUB REPORTS ..........................................................................................  135
  12.12 THSTEPS REPORTS.......................................................................................  135
  12.14 MEMBER HOTLINE PERFORMANCE REPORT.....................................................................  135
  12.15 SUBMISSION OF STAR DELIVERABLES/REPORTS...............................................................  135
ARTICLE 13 PAYMENT PROVISIONS.................................................................................  137
  13.1 CAPITATION AMOUNTS ....................................................................................  137
  13.2 EXPERIENCE REBATE TO STATE.............................................................................  139
  13.3 PERFORMANCE OBJECTIVES ................................................................................  141
  13.4 ADJUSTMENTS TO PREMIUM.................................................................................  141
  13.5 NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS .........................................................  142
ARTICLE 14 ELIGIBILITY, ENROLLMENT, AND DISENROLLMENT.........................................................  143
  14.1 ELIGIBILITY DETERMINATION..............................................................................  143
  14.2 ENROLLMENT.............................................................................................  145
  14.3 NEWBORN ENROLLMENT.....................................................................................  146
  14.4 DISENROLLMENT..........................................................................................  147
  14.5 AUTOMATIC RE-ENROLLMENT................................................................................  148
  14.6 ENROLLMENT REPORTS.....................................................................................  148
ARTICLE 15 GENERAL PROVISIONS.................................................................................  148
  15.1 INDEPENDENT CONTRACTOR ................................................................................  148
  15.2 AMENDMENT AND CHANGE REQUEST PROCESS...................................................................  149
  15.3 LAW, JURISDICTION AND VENUE............................................................................  150
  15.4 NON-WAIVER ............................................................................................  151
  15.5       SEVERABILITY ....................................................................................  151
  15.6 ASSIGNMENT ............................................................................................  151
  15.7 MAJOR CHANGE IN CONTRACTING ...........................................................................  151
  15.8 NON-EXCLUSIVE..........................................................................................  152
  15.9 DISPUTE RESOLUTION.....................................................................................  152
  15.10 DOCUMENTS CONSTITUTING CONTRACT.......................................................................  152
  15.11 FORCE MAJEURE.........................................................................................  152
  15.12 NOTICES ..............................................................................................  152
  15.13 SURVIVAL..............................................................................................  153
  15.14 GLOBAL DRAFTING CONVENTIONS...........................................................................  153
ARTICLE 16 DEFAULT AND REMEDIES ..............................................................................  153
  16.1 DEFAULT BY HHSC........................................................................................  153
  16.2 REMEDIES AVAILABLE TO HMO FOR HHSC'S DEFAULT...........................................................  154
  16.3 DEFAULT BY HMO.........................................................................................  154
ARTICLE 17 NOTICE OF DEFAULT AND CURE OF DEFAULT .............................................................  163
ARTICLE 18 EXPLANATION OF REMEDIES ...........................................................................  164
  18.1 TERMINATION ...........................................................................................  164
  18.2 DUTIES OF CONTRACTING PARTIES UPON TERMINATION.........................................................  166
  18.3 SUSPENSION OF NEW ENROLLMENT...........................................................................  167
  18.4 LIQUIDATED MONEY DAMAGES...............................................................................  167
  18.5 APPOINTMENT OF TEMPORARY MANAGEMENT....................................................................  169
  18.6 HHSC-INITIATED DISENROLLMENT OF A MEMBER OR MEMBERS WITHOUT CAUSE .....................................  170

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
  18.7 RECOMMENDATION TO CMS THAT SANCTIONS BE TAKEN AGAINST HMO .............................................  170
  18.8 CIVIL MONETARY PENALTIES...............................................................................  170
  18.9 FORFEITURE OF ALL OR A PART OF THE TDI PERFORMANCE BOND................................................  171
  18.10 REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED............................................................  171
ARTICLE 19 TERM...............................................................................................  172

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APPENDICES

APPENDIX A ...........................Standards For Quality Improvement Programs
APPENDIX A-A ..........................Performance Improvement Program Worksheet
APPENDIX B ......................................HUB Progress Assessment Reports
APPENDIX C .................................................Value-added Services
APPENDIX D ...........................................Required Critical Elements
APPENDIX E ................................................Transplant Facilities
APPENDIX F ....................................................Trauma Facilities
APPENDIX G ............................Hemophilia Treatment Centers And Programs
APPENDIX H - Not Applicable
APPENDIX I ............................Managed Care Financial-Statistical Report
APPENDIX J -- Not Applicable
APPENDIX K .............................Preventive Health Performance Objectives
APPENDIX L ..........................Cost Principles For Administrative Expenses
APPENDIX M ........................................Arbitration/Litigation Report

APPENDIX O ........................................Standards for Medical Records

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                              CONTRACT FOR SERVICES
                                   BETWEEN THE
                   TEXAS HEALTH AND HUMAN SERVICES COMMISSION
                                     AND HMO

This contract is entered into between the Texas Health and Human Services Commission (HHSC) and Amerigroup Texas, Inc. (HMO or Contractor). The purpose of this contract is to set forth the terms and conditions for HMO's participation as a managed care organization in the HHSC STAR Program (STAR or STAR Program). Under the terms of this contract HMO will provide comprehensive health care services to qualified and Medicaid-eligible recipients through a managed care delivery system. This is a risk-based contract. HMO was selected to provide services under this contract under Texas Health and Safety Code, Title 2,
Section 12.011 and Section 12.021, and Texas Government Code Section 533.001 et seq.

ARTICLE 1 PARTIES AND AUTHORITY TO CONTRACT

1.1 The Texas Legislature has designated the Texas Health and Human Services Commission (HHSC) as the single State agency to administer the Medicaid program in the State of Texas. HHSC has authority to contract with HMO to carry out the duties and functions of the Medicaid managed care program under Texas Health and Safety Code, Title 2, Section 12.011 and Section
      12.021 and Texas Government Code Section 533.001 et seq.

1.2 HMO is a corporation with authority to conduct business in the State of Texas and has a certificate of authority from the Texas Department of Insurance (TDI) to operate as a Health Maintenance Organization (HMO) under Chapter 843, Texas Insurance Code. HMO is in compliance with all TDI rules and laws that apply to HMOs. HMO has been authorized to enter into this contract by its Board of Directors or other governing body. HMO is an authorized vendor with HHSC and has received a Vendor Identification number from the Texas Comptroller of Public Accounts.

1.3 This contract is subject to the approval and on-going monitoring of the federal Centers for Medicare and Medicaid Services (CMS).

1.4 Renewal Review. At its sole discretion, HHSC may choose to conduct a renewal review of HMO's performance and compliance with this contract as a condition for retention and renewal.

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      1.4.1 Renewal Review may include a review of HMO's past performance and compliance with the requirements of this contract and on-site inspection of any or all of HMO's systems or processes.

      1.4.2 HHSC will provide HMO with at least 30 days written notice prior to conducting an HMO renewal review. A report of the results of the renewal review findings will be provided to HMO within 10 weeks from the completion of the renewal review. The renewal review report will include any deficiencies that must be corrected and the timeline within which the deficiencies must be corrected.

      1.4.3 HHSC reserves the right to conduct on-site inspections of any or all of HMO's systems and processes as often as necessary to ensure compliance with contract requirements. HHSC may conduct at least one complete on-site inspection of all systems and processes every three years. HHSC will provide six weeks advance notice to HMO of the three-year on-site inspection, unless HHSC enters into an MOU with the TDI to accept the TDI report in lieu of a HHSC on-site inspection. HHSC will notify HMO prior to conducting an onsite visit related to a regularly scheduled review specifically described in this contract. Even in the case of a regularly scheduled visit, HHSC reserves the right to conduct an onsite review without advance notice if HHSC believes there may be potentially serious or life-threatening deficiencies.

1.5 AUTHORITY OF HMO TO ACT ON BEHALF OF HHSC. HMO is given express, limited authority to exercise the State's right of recovery as provided in Article 4.9, and to enforce provisions of this contract that require providers or subcontractors to produce records, reports, encounter data, public health data, and other documents to comply with this contract and that HHSC has authority to require under State or federal laws.

ARTICLE 2 DEFINITIONS

Terms used throughout this Contract have the following meaning, unless the context clearly indicates otherwise:

ABUSE means provider practices that are inconsistent with sound fiscal, business, or medical practices and result in an unnecessary cost to the Medicaid program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes Member practices that result in unnecessary cost to the Medicaid program.

ACTION means the denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the

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denial in whole or in part of payment for service; failure to provide services in a timely manner, the failure of an HMO to act within the timeframes set forth in this agreement and 42 C.F.R. Section 438.408(b); or for a resident of a rural area with only one HMO, the denial of a Medicaid Members' request to obtain services outside of the network.

ADJUDICATE means to deny or pay a clean claim.

ADVERSE DETERMINATION means a determination by a utilization review agent that the health care services furnished, or proposed to be furnished to a patient, are not medically necessary or not appropriate.

AFFILIATE means any individual or entity owning or holding more than a five percent (5%) interest in HMO; in which HMO owns or holds more than a five percent (5%) interest; any parent entity; or subsidiary entity of HMO, regardless of the organizational structure of the entity.

ALLOWABLE EXPENSES means all expenses related to the Contract for Services between HHSC and HMO that are incurred during the term of the contract that are not reimbursable or recovered from another source.

ALLOWABLE REVENUE means all Medicaid managed care revenue received by HMO for the contract period, including retroactive adjustments made by HHSC.

APPEAL means the formal process by which a Member or his or her representative request a review of an HMO's action, as defined above.

AUXILIARY AIDS AND SERVICES includes qualified interpreters or other effective methods of making aurally delivered materials understood by persons with hearing impairments; and, taped texts, large print, Braille, or other effective methods to ensure visually delivered materials are available to individuals with visual impairments. Auxiliary aids and services also includes effective methods to ensure that materials (delivered both aurally and visually) are available to those with cognitive or other disabilities affecting communication.

BEHAVIORAL HEALTH CARE SERVICES means covered services for the treatment of mental or emotional disorders and treatment of chemical dependency disorders.

BENCHMARK means a target or standard based on historical data or an objective/goal.

CALL COVERAGE means arrangements made by a facility or an attending physician with an appropriate level of health care provider who agrees to be available on an as-needed basis to provide medically appropriate services for routine/high risk/or emergency medical conditions or emergency Behavioral Health condition that present without being scheduled at the facility or when the attending physician is unavailable.

CAPITATION means a method of payment in which HMO or a health care provider receives a fixed amount of money each month for each enrolled Member, regardless of the amount of covered services used by the enrolled Member.

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CHEMICAL DEPENDENCY TREATMENT FACILITY means a facility licensed by the Texas
Commission on Alcohol and Drug Abuse (TCADA) under Sec. 464.002 of the Texas Health and Safety Code to provide chemical dependency treatment.

CHEMICAL DEPENDENCY TREATMENT means treatment provided for a chemical dependency condition by a Chemical Dependency Treatment Facility, Chemical Dependency Counselor or Hospital.

CHEMICAL DEPENDENCY CONDITION means a condition that meets at least three of the diagnostic criteria for psychoactive substance dependence in the American Psychiatric Association's Diagnostic and Statistical Manual of Mental Disorders (DSM IV).

CHEMICAL DEPENDENCY COUNSELOR means an individual licensed by TCADA under Chapter 504, Texas Occupations Code to provide chemical dependency treatment or a master's level therapist (LMSW-ACP, LMFT or LPC) or a masters level therapist (LMSW-ACP, LMFT or LPC) with a minimum of two years of post licensure experience in chemical dependency treatment.

CHIP means Children's Health Insurance Program established by Title XXI of the Social Security Act to assist state efforts to initiate and expand child health assistance to uninsured, low-income children.

CHRONIC OR COMPLEX CONDITION means a physical, behavioral, or developmental condition that may have no known cure and/or is progressive and/or can be debilitating or fatal if left untreated or under-treated.

CLEAN CLAIM means a claim submitted by a physician or provider for medical care or health care services rendered to an enrollee, with documentation reasonably necessary for the HMO or subcontracted claims processor to process the claim, as set forth in Title 28, Chapter 21, Subchapter T of the Texas Administrative Code and to the extent that these rules are not in conflict with the provisions of this contract.

CLIA means the federal legislation commonly known as the Clinical Laboratories Improvement Act of 1988 as found at Section 353 of the federal Public Health Services Act, and regulations adopted to implement the Act.

CMS means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration (HCFA), which is the federal agency responsible for administering Medicare and overseeing state administration of Medicaid.

COLD CALL MARKETING means any unsolicited personal contact by the HMO with a potential Member for the purpose of marketing.

COMMUNITY MANAGEMENT TEAM (CMT) means interagency groups responsible for developing and implementing the Texas Children's Mental Health Plan (TCMHP) at the local level. A CMT

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consists of a parent representative and local representatives from the following entities or their successors: TXMHMR, the Mental Health Association of Texas, Texas Commission on Alcohol and Drug Abuse, Texas Department of Protective and Regulatory Services, Texas Department of Human Services, Texas Health and Human Services Commission, Juvenile Probation Commission, Texas Youth Commission,
Texas Rehabilitation Commission, Texas Education Agency, Council on Early Childhood Intervention. This organizational structure is also replicated in the State Management Team that sets overall policy direction for the TCMHP.

COMMUNITY RESOURCE COORDINATION GROUPS (CRCGS) means a statewide system of local interagency groups, including both public and private providers, that coordinate services for "multi-need" children and youth. CRCGs develop individual service plans for children and adolescents whose needs can be met only through interagency cooperation. CRCGs address complex needs in a model that promotes local decision-making and ensures that children receive the integrated combination of social, medical and other services needed to address their individual problems.

COMPLAINANT means a Member or a treating provider or other individual designated to act on behalf of the Member who files the complaint.

COMPREHENSIVE CARE PROGRAM: see definition for Texas Health Steps.

CONTINUITY OF CARE means care provided to a Member by the same primary care provider or specialty provider to the greatest degree possible, so that the delivery of care to the Member remains stable, and services are consistent and unduplicated.

CONTRACT means this contract between HHSC and HMO and documents included by reference and any of its written amendments, corrections or modifications.

CONTRACT ADMINISTRATOR means an entity contracting with HHSC to carry out specific administrative functions under the State's Medicaid managed care program.

CONTRACT ANNIVERSARY DATE means September 1 of each year after the first year of this contract, regardless of the date of execution or effective date of the contract.

CONTRACT PERIOD means the period of time starting with effective date of the contract and ending on the termination date of the contract.

COURT-ORDERED COMMITMENT means a commitment of a STAR Member to a psychiatric facility for treatment that is ordered by a court of law pursuant to the Texas Health and Safety Code, Title VII Subtitle C, or a placement in a state-operated facility as a condition of probation, as authorized by the Texas Family Code.

COVERED SERVICES means health care services HMO must arrange to provide to Members, including all services required by this contract and state and federal law for this contract, and all Value-added Services described in Appendix C.

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CULTURAL COMPETENCY means the ability of individuals and systems to provide services effectively to people of various cultures, races, ethnic backgrounds, and religions in a manner that recognizes, values, affirms, and respects the worth of the individuals and protects and preserves their dignity.

DAY means calendar day unless specified otherwise.

DENIED CLAIM means a clean claim or a portion of a clean claim for which a determination is made that the claim cannot be paid.

DISABILITY means a physical or mental impairment that substantially limits one or more of the major life activities of an individual.

DISABILITY-RELATED ACCESS means that facilities are readily accessible to and usable by individuals with disabilities, and that auxiliary aids and services are provided to ensure effective communication, in compliance with Title III of the Americans with Disabilities Act.

DSM-IV means the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, which is the American Psychiatric Association's official classification of behavioral health disorders.

ECI means Early Childhood Intervention, which is a federally mandated program for infants and children under the age of three with or at risk for development delays and/or disabilities. The federal ECI regulations are found at 34 C.F.R.
Part 303. The State ECI rules are found at 25 TAC Chapter 621.21.

EFFECTIVE DATE means the date on which HHSC signs the contract following signature of the contract by HMO. For purposes of this Agreement, the term "Effective Date" will include any period under which work is performed in accordance with a properly executed Letter of Intent between HHSC and HMO.

EMERGENCY BEHAVIORAL HEALTH CONDITION means any condition, without regard to the nature or cause of the condition, that in the opinion of a prudent layperson possessing an average knowledge of health and medicine requires immediate intervention and/or medical attention without which Members would present an immediate danger to themselves or others or that renders Members incapable of controlling, knowing or understanding the consequences of their actions.

EMERGENCY SERVICES means covered inpatient and outpatient services that are furnished by a provider that is qualified to furnish such services under this contract and are needed to evaluate or stabilize an emergency medical condition and/or an emergency behavioral health condition.

EMERGENCY MEDICAL CONDITION, means a medical condition manifesting itself by acute symptoms of recent onset and sufficient severity (including severe pain), such that a prudent layperson, who

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possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical care could result in:

      (a)   placing the patient's health in serious jeopardy;

      (b)   serious impairment to bodily functions;

      (c)   serious dysfunction of any bodily organ or part;

      (d)   serious disfigurement; or

      (e) in the case of a pregnant women, serious jeopardy to the health of a woman or her unborn child.

ENCOUNTER means a covered service or group of services delivered by a provider to a Member during a visit between the Member and provider. This also includes value-added services.

ENCOUNTER DATA means data elements from fee-for-service claims or capitated services proxy claims that are submitted to HHSC by HMO in accordance with HHSC's "HMO Encounter Data Claims Submission Manual".

ENROLLMENT BROKER means an entity contracting with HHSC to carry out specific functions related to Member services (i.e., enrollment/disenrollment, complaints, etc.) under HHSC's Medicaid managed care program.

ENROLLMENT REPORT/ENROLLMENT FILE means the daily or monthly list of Medicaid recipients who are enrolled with an HMO as Members on the day or for the month the report is issued.

EPSDT means the federally mandated Early and Periodic Screening, Diagnosis and Treatment program contained at 42 USC 1396d(r) (see definition for Texas Health Steps). The name has been changed to Texas Health Steps (THSteps) in the State of Texas.

EXPERIENCE REBATE means the portion of the HMO's net income before taxes (financial Statistical Report, Part 1, Line 14) that is returned to the state in accordance with Section 13.2 of this agreement.

EXPEDITED APPEAL means an appeal to the HMO in which the decision is required quickly based on the Member's health status and taking the time for a standard appeal could jeopardize the Member's life or health or ability to attain, maintain, or regain maximum function.

EXPERIENCE REBATE PERIOD means each period within the Contract Period related to the calculations and settlements of Experience Rebates to HHSC described in
Section 13.2. Because the effective date of this Agreement is June 1, 2004, the first Experience Rebate Period applicable to this Agreement will be from June 1, 2004 to August 31, 2004.

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FAIR HEARING means the process adopted and implemented by the Texas Health and
Human Services Commission, 1 TAC Chapter 357, in compliance with federal regulations and state rules relating to Medicaid Fair Hearings.

FQHC means a Federally Qualified Health Center that has been certified by CMS to meet the requirements of Section 1861(aa)(3) of the Social Security Act as a federally qualified health center and is enrolled as a provider in the Texas Medicaid program.

FRAUD means an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to himself or some other person. It includes any act that constitutes fraud under applicable federal or state law.

HEALTH CARE SERVICES means medically necessary physical medicine, behavioral health care and health-related services that an enrolled population might reasonably require in order to be maintained in good health, including, as a minimum, emergency care and inpatient and outpatient services.

HEALTH-RELATED MATERIALS are materials that are developed by the HMO or obtained from a third party relating to the diagnosis or treatment of medical conditions.

HHSC means the Texas Health and Human Services Commission or its designees.

HPO means the Health Plan Operations Division of the Texas Health and Human Services Commission.

IMPLEMENTATION DATE means the first date that Medicaid managed care services are delivered to Members in a service area.

INPATIENT STAY means at least a 24-hour stay in a facility licensed to provide hospital care.

JCAHO means Joint Commission on Accreditation of Health Care Organizations.

JOINT INTERFACE PLAN (JIP) means a document used to communicate basic system interface information of the Texas Medicaid Administrative System (TMAS) among and across State TMAS Contractors and Partners so that all entities are aware of the interfaces that affect their business. This information includes: file structure, data elements, frequency, media, type of file, receiver and sender of the file, and file I.D. The JIP must include each of the HMO's interfaces required to conduct State TMAS business. The JIP must address the coordination with each of the Contractor's interface partners to ensure the development and maintenance of the interface; and the timely transfer of required data elements between contractors and partners.

LINGUISTIC ACCESS means translation and interpreter services, for written and spoken language to ensure effective communication. Linguistic access includes sign language interpretation, and the provision of other auxiliary aids and services to persons with disabilities.

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LOCAL HEALTH DEPARTMENT means a local health department established pursuant to the Local Public Health Reorganization Act (Texas Health and Safety Code, Title 2, Chapter 121).

LOCAL MENTAL HEALTH AUTHORITY (LMHA) means an entity to which the TXMHMR board or its successor delegates its authority and responsibility within a specified region for planning, policy development, coordination, and resource development and allocation and for supervising and ensuring the provision of mental health care services to persons with mental illness in one or more local service areas.

MAJOR LIFE ACTIVITIES means functions such as caring for oneself, performing manual tasks, walking, seeing, hearing, speaking, breathing, learning, and working.

MAJOR POPULATION GROUP means any population that represents at least 10% of the Medicaid population in any of the counties in the service area served by the HMO.

MARKETING means any communication from an HMO to a Medicaid recipient who is not enrolled with the HMO that can reasonably be interpreted as intended to influence the recipient to enroll in that particular HMO's Medicaid product, or either to not enroll in, or to disenroll from another HMO's Medicaid product.

MARKETING MATERIALS means materials that are produced in any medium by or on behalf of an HMO and can reasonably be interpreted as intended to market to potential enrollees.

MEDICAL HOME means a primary or specialty care provider who has accepted the responsibility for providing accessible, continuous, comprehensive and coordinated care to Members participating in HHSC's Medicaid managed care program.

MEDICALLY NECESSARY BEHAVIORAL HEALTH CARE SERVICES means those behavioral health care services that:

      (a) are reasonable and necessary for the diagnosis or treatment of a mental health or chemical dependency disorder or to improve or to maintain or to prevent deterioration of functioning resulting from such a disorder;

      (b) are in accordance with professionally accepted clinical guidelines and standards of practice in behavioral health care;

      (c) are furnished in the most appropriate and least restrictive setting in which services can be safely provided;

      (d) are the most appropriate level or supply of service that can safely be provided; and

      (e) could not be omitted without adversely affecting the Member's mental and/or physical health or the quality of care rendered. (a)

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MEDICALLY NECESSARY HEALTH CARE SERVICES means health care services, other than behavioral health care services that are:

      (a) reasonable and necessary to prevent illnesses or medical conditions, or provide early screening, interventions, and/or treatments for conditions that cause suffering or pain, cause physical deformity or limitations in function, threaten to cause or worsen a handicap, cause illness or infirmity of a Member, or endanger life;

      (b) provided at appropriate facilities and at the appropriate levels of care for the treatment of a Member's health conditions;

      (c) consistent with health care practice guidelines and standards that are endorsed by professionally recognized health care organizations or governmental agencies;

      (d)   consistent with the diagnoses of the conditions; and

      (e) no more intrusive or restrictive than necessary to provide a proper balance of safety, effectiveness, and efficiency.

MEMBER OR ENROLLEE means a person who: is entitled to benefits under Title XIX of the Social Security Act and the Texas Medical Assistance Program (Medicaid), is in a Medicaid eligibility category included in the STAR Program, and is enrolled in the STAR Program.

MEMBER COMPLAINT OR GRIEVANCE means an expression of dissatisfaction about any matter other than an action, as defined above. As provided by 42 C.F.R. Section 438.400, possible subjects for complaints or grievances include, but are not limited to, the quality of care of services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect the Member's rights.

MEMBER MONTH means one Member enrolled with an HMO during any given month. The total Member months for each month of a year comprise the annual Member months.

MENTAL HEALTH PRIORITY POPULATION means those individuals served by TXMHMR or its successor agency who meet the definition of the priority population. The priority population for mental health care services is defined as:

      (a) Children and adolescents under the age of 18 who have a diagnosis of mental illness who exhibit severe emotional or social disabilities that are life-threatening or require prolonged intervention; or

      (b) Adults who have severe and persistent mental illnesses such as schizophrenia, major depression, manic depressive disorder, or other severely disabling mental

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            disorders that require crisis resolution or ongoing and long-term support and treatment.

MIS means management information system.

NON-PROVIDER SUBCONTRACTS means contracts between HMO and a third party that performs a function, excluding delivery of health care services that HMO is required to perform under its contract with HHSC.

PENDED CLAIM means a claim for payment that requires additional information before the claim can be adjudicated as a clean claim.

PERFORMANCE PREMIUM means an amount that may be paid to a managed care organization as a bonus for accomplishing a portion or all of the performance objectives contained in this contract.

POST-STABILIZATION CARE SERVICES means covered services, related to an emergency medical condition that are provided after an Member is stabilized in order to maintain the stabilized condition, or, under the circumstances described in 42 C.F.R. Section 438.114(b)&(e) and 42 C.F.R. Section 422.113(c)(2)(iii) to
improve or resolve the Member's condition.

PREMIUM means the amount paid by HHSC to a managed care organization on a monthly basis and is determined by multiplying the Member months by the capitation amount for each enrolled Member.

PRIMARY CARE PHYSICIAN OR PRIMARY CARE PROVIDER (PCP) means a physician or provider who has agreed with HMO to provide a medical home to Members and who is responsible for providing initial and primary care to patients, maintaining the continuity of patient care, and initiating referral for care (also see Medical home).

PROVIDER means an individual or entity and its employees and subcontractors that directly provide health care services to HMO's Members under HHSC's Medicaid managed care program.

PROVIDER CONTRACT means an agreement entered into by a direct provider of health care services and HMO or an intermediary entity.

PROXY CLAIM FORM means a form submitted by providers to document services delivered to Medicaid Members under a capitated arrangement. It is not a claim for payment.

PUBLIC INFORMATION means information that is collected, assembled, or maintained under a law or ordinance or in connection with the transaction of official business by a governmental body or for a governmental body and the governmental body owns the information or has a right of access.

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REAL TIME CAPTIONING (also known as CART, Communication Access Real-Time
Translation) means a process by which a trained individual uses a shorthand machine, a computer, and real-time translation software to type and simultaneously translate spoken language into text on a computer screen. Real Time Captioning is provided for individuals who are deaf, have hearing impairments, or have unintelligible speech; and it is usually used to interpret spoken English into text English but may be used to translate other spoken languages into text.

RENEWAL REVIEW means a review process conducted by HHSC or its agent(s) to assess HMO's capacity and capability to perform the duties and responsibilities required under the Contract. This process is required by Texas Government Code
Section 533.007.

RISK means the potential for loss as a result of expenses and costs of HMO exceeding payments made by HHSC under this contract.

RURAL HEALTH CLINIC (RHC) means an entity that meets all of the requirements for designation as a rural health clinic under Section 1861(aa)(1) of the Social Security Act and approved for participation in the Texas Medicaid Program.

SED means severe emotional disturbance as determined by a local mental health authority.

SERVICE AREA means the counties included in a site selected for the STAR Program, within which a participating HMO must provide services.

SPMI means severe and persistent mental illness as determined by the Local Mental Health Authority.

SIGNIFICANT TRADITIONAL PROVIDER (STP) means all hospitals receiving disproportionate share hospital funds (DSH) in FY >95 and all other providers in a county that, when listed by provider type in descending order by the number of recipient encounters, provided the top 80 percent of recipient encounters for each provider type in FY >95.

SPECIAL HEALTH CARE NEEDS means Member with an increased prevalence of risk of disability, including but not limited to: chronic physical or developmental condition; severe and persistent mental illness; behavioral or emotional condition that accompanies the Member's physical or developmental condition.

SPECIAL HOSPITAL means an establishment that:

      (a) offers services, facilities, and beds for use for more than 24 hours for two or more unrelated individuals who are regularly admitted, treated, and discharged and who require services more intensive than room, board, personal services, and general nursing care;

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      (b)   has clinical laboratory facilities, diagnostic x-ray facilities, treatment facilities, or other definitive medical treatment;

      (c)   has a medical staff in regular attendance; and

      (d)   maintains records of the clinical work performed for each patient.

STABILIZE means to provide such medical care as to assure within reasonable medical probability that no deterioration of the condition is likely to result from, or occur from, or occur during discharge, transfer, or admission of the Member.

STAR PROGRAM is the name of the State of Texas Medicaid managed care program. "STAR" stands for the State of Texas Access Reform.

STATE FISCAL YEAR means the 12-month period beginning on September 1 and ending on August 31 of the next year.

SUBCONTRACT means any written agreement between HMO and other party to fulfill the requirements of this contract. All subcontracts are required to be in writing.

SUBCONTRACTOR means any individual or entity that has entered into a subcontract with HMO.

TAC means Texas Administrative Code.

TANF means Temporary Assistance to Needy Families.

TCADA means Texas Commission on Alcohol and Drug Abuse or its successor agency, which is the State agency responsible for licensing chemical dependency treatment facilities. TCADA also contracts with providers to deliver chemical dependency treatment services.

TEXAS CHILDREN'S MENTAL HEALTH PLAN (TCMHP) means the interagency, State-funded initiative that plans, coordinates, provides and evaluates service systems for children and adolescents with behavioral health needs. The Plan is operated at a state and local level by Community Management Teams representing the major child-serving state agencies.

TEXMEDNET means Texas Medical Network, which is the State's information system that processes claims and encounters. TexMedNet's functions include, but are not limited to eligibility verification, claims and encounters submissions, e-mail communications, and electronic funds transfers.

TDD means telecommunication device for the deaf. It is interchangeable with the term Teletype machine or TTY.

TDHS means the Texas Department of Human Services or its successor agency.

                                 Page 19 of 173

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TDI means the Texas Department of Insurance or its successor agency.

TDMHMR means the Texas Department of Mental Health and Mental Retardation or its successor agency, which is the State agency responsible for developing mental health policy for public and private sector providers.

TEMPORARY ASSISTANCE TO NEEDY FAMILIES (TANF) means the federally funded program that provides assistance to single-parent families with children who meet the categorical requirements for aid. This program was formerly known as, Aid to Families with Dependent Children (AFDC) program.

TEXAS HEALTH STEPS (THSTEPS) is the name adopted by the State of Texas for the federally mandated Early and Periodic Screening, Diagnosis and Treatment (EPSDT) program. It includes the State's Comprehensive Care Program extension to EPSDT, which adds benefits to the federal EPSDT requirements contained in 42 United States Code Section 1396d(r), and defined and codified at 42 C.F.R. Section
440.40 and Sections 441.56-62. HHSC's rules are contained in 25 TAC Chapter 33 (relating to Early and Periodic Screening, Diagnosis and Treatment).

TEXAS MEDICAID PROVIDER PROCEDURES MANUAL means the policy and procedures manual published by or on behalf of HHSC, which contains policies and procedures required of all health care providers who participate in the Texas Medicaid program. The manual is published annually and is updated bi-monthly by the Medicaid Bulletin.

TEXAS MEDICAID SERVICE DELIVERY GUIDE means an attachment to the Texas Medicaid Provider Procedures Manual.

HHSC means the Texas Health and Human Services Commission.

THIRD PARTY LIABILITY (TPL) means the legal responsibility of another individual or entity to pay for all or part of the services provided to Members under this contract (see 1 TAC Chapter 354, Subchapter J, relating to Third Party Resources).

THIRD PARTY RECOVERY (TPR) means the recovery of payments made on behalf of a Member by HHSC or HMO from an individual or entity with the legal responsibility to pay for the services.

TP 40 means Type Program 40, which is a TDHS Medicaid program eligibility type assigned to pregnant women under 185% of the federal poverty level (FPL).

TP 45 means Type Program 45, which is a TDHS Medicaid program eligibility code assigned to newborns (under 12 months) who are born to mothers who are Medicaid eligible at the time of the child's birth.

TXMHMR means Texas Mental Health and Mental Retardation system, which includes the state agency, Texas Department of MHMR or its successor agency, and the Local Mental Health and Mental Retardation Authorities.

                                 Page 20 of 173

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UNCLEAN CLAIM means a claim that does not contain accurate and complete data in all claim fields that are required by HMO and HHSC and other HMO-published requirements for adjudication, such as medical records, as appropriate (see definition of Clean Claim).

URGENT BEHAVIORAL HEALTH SITUATIONS means conditions that require attention and assessment within 24 hours but that do not place the Member in immediate danger to themselves or others and the Member is able to cooperate with treatment.

URGENT CONDITION means a health condition, including an urgent behavioral health situation, that is not an emergency but is severe or painful enough to cause a prudent layperson, possessing the average knowledge of medicine, to believe that his or her condition requires medical treatment evaluation or treatment within 24 hours by the Member's PCP or PCP designee to prevent serious deterioration of the Member's condition or health.

VALUE-ADDED SERVICES means a service that the state has approved to be included in this contract for which HMO does not receive capitation.

ARTICLE 3 PLAN ADMINISTRATIVE AND HUMAN RESOURCE REQUIREMENTS

3.1      ORGANIZATION AND ADMINISTRATION

         3.1.1 HMO must maintain the organizational and administrative capacity and capabilities to carry out all duties and responsibilities under this contract.

         3.1.2 HMO must maintain assigned staff with the capacity and capability to provide all services to all Members under this contract.

         3.1.3 HMO must maintain an administrative office in the service area (local office). The local office must comply with the American with Disabilities Act (ADA) requirements for public buildings. Member Advocates for the service area must be located in this office (see Section 8.8).

         3.1.4 HMO must provide training and development programs to all assigned staff to ensure they know and understand the service requirements under this contract including the reporting requirements, the policies and procedures, cultural and linguistic requirements and the scope of services to be provided.

         3.1.5 HMO must notify HHSC no later than 30 days after the effective date of this contract of any changes in its organizational chart as previously submitted to HHSC.

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                  3.1.5.1  HMO must notify HHSC within fifteen (15) working days of any change in key managers or behavioral health subcontractors. This information must be updated whenever there is a significant change in organizational structure or personnel.

         3.1.6 Participation in Regional Advisory Committee. HMO must participate on a Regional Advisory Committee established in the service area in compliance with the Texas Government Code, Chapter 533, Subchapter B. The Regional Advisory Committee in each managed care service area must include representatives from at least the following entities: hospitals; managed care organizations; primary care providers; state agencies; consumer advocates; Medicaid recipients; rural providers; long-term care providers; specialty care providers, including pediatric providers; and political subdivisions with a constitutional or statutory obligation to provide health care to indigent patients. HHSC will determine the composition of each Regional Advisory Committee.

                  3.1.6.1 The Regional Advisory Committee is required to meet at least quarterly for the first year after appointment of the committee and at least annually in subsequent years. The actual frequency may vary depending on the needs and requirements of the committee.

3.2      NON-PROVIDER SUBCONTRACTS

         3.2.1 HMO must enter into written contracts with all subcontractors and maintain copies of the subcontracts in HMO's administrative office. HMO must submit two copies of all non-provider subcontracts to HHSC for approval no later than 60 days after the effective date of this contract, unless the subcontract has already been submitted to and approved by HHSC. Subcontracts entered into after the effective date of this contract must be submitted no later than 30 days prior to the date of execution of the subcontract. HMO must also make non-provider subcontracts available to HHSC upon request, at the time and location requested by HHSC.

                  3.2.1.1 HHSC has 15 working days to review the subcontract and recommend any suggestions or required changes. If HHSC has not responded to HMO by the fifteenth day, HMO may execute the subcontract. HHSC reserves the right to request HMO to modify any subcontract that has been deemed approved.

                  3.2.1.2 HMO must notify HHSC no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract. All major subcontractor terminations or substitutions require HHSC approval (see Section 15.7). HHSC may require HMO to provide a transition plan

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                           describing how the subcontracted function will
                           continue to be provided. All subcontracts are subject to the terms and conditions of this contract and must contain the provisions of Article 5, Statutory and Regulatory Compliance, and the provisions contained in Section 3.2.4.

         3.2.2 Subcontracts that are requested by any agency with authority to investigate and prosecute fraud and abuse must be produced at the time and in the manner requested by the requesting Agency. Subcontracts requested in response to a Public Information request must be produced within 3 working days from HHSC's notification to HMO of the request. All requested records must be provided free-of-charge.

         3.2.3 The form and substance of all subcontracts including subsequent amendments are subject to approval by HHSC. HHSC retains the authority to reject or require changes to any provisions of the subcontract that do not comply with the requirements or duties and responsibilities of this contract or create significant barriers for HHSC in carrying out its duty to monitor compliance with the contract. HMO REMAINS RESPONSIBLE FOR PERFORMING ALL DUTIES, RESPONSIBILITIES AND SERVICES UNDER THIS CONTRACT REGARDLESS OF WHETHER THE DUTY, RESPONSIBILITY OR SERVICE IS SUBCONTRACTED TO ANOTHER.

         3.2.4 HMO and all intermediary entities must include the following standard language in each subcontract and ensure that this language is included in all subcontracts down to the actual provider of the services. The following standard language is not the only language that will be considered acceptable by HHSC.

                  3.2.4.1 [Contractor] understands that services provided under this contract are funded by state and federal funds under the Texas Medical Assistance Program (Medicaid). [Contractor] is subject to all state and federal laws, rules and regulations that apply to persons or entities receiving state and federal funds. [Contractor] understands that any violation by [Contractor] of a state or federal law relating to the delivery of services under this contract, or any violation of the HHSC/HMO contract could result in liability for contract money damages, and/or civil and criminal penalties and sanctions under state and federal law.

                  3.2.4.2 [Contractor] understands and agrees that HMO has the sole responsibility for payment of services rendered by the [Contractor] under this contract. In the event of HMO insolvency or cessation of operations, [Contractor's] sole recourse is against HMO through the bankruptcy or receivership estate of HMO.

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                  3.2.4.3  [Contractor] understands and agrees that neither
                           HHSC, nor the HMO's Medicaid Members, are liable or responsible for payment for any services authorized and provided under this contract.

                  3.2.4.4 [Contractor] agrees that any modification, addition, or deletion of the provisions of this agreement will become effective no earlier than 30 days after HMO notifies HHSC of the change. If HHSC does not provide written approval within 30 days from receipt of notification from HMO, changes may be considered provisionally approved.

                  3.2.4.5 This contract is subject to state and federal fraud and abuse statutes. [Contractor] will be required to cooperate in the investigation and prosecution of any suspected fraud or abuse, and must provide any and all requested originals and copies of records and information, free-of-charge on request, to any state or federal agency with authority to investigate fraud and abuse in the Medicaid program.

                  3.2.4.6 [Contractor] understands that the acceptance of funds under this Contract acts as acceptance of the authority of the State Auditor's Office ("SAO"), or any successor agency, to conduct an investigation in connection with those funds. [Contractor] further agrees to cooperate fully with the SAO or its successor in the conduct of the audit or investigation, including providing all records requested.

         3.2.5 The Texas Medicaid Fraud Control Unit must be allowed to conduct private interviews of HMO personnel, subcontractors and their personnel, witnesses, and patients. Requests for information are to be complied with, in the form and the language requested. HMO employees and Contractors and subcontractors and their employees and Contractors must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pretrial conference, hearings, trial and in any other process, including investigations. Compliance with this Article is at HMO's and subcontractors' own expense.

         3.2.6 In accordance with 42 C.F.R. Section 438.230(b)(3), all subcontractors must be subject to a written monitoring plan, for any subcontractor carrying out a major function of the HMO's responsibility under this contract. For all subcontractors carrying out a major function of the HMO's contract responsibility, the HMO must prepare a formal monitoring process at least annually. HHSC may request copies of written monitoring plans and the results of the HMO's formal monitoring process.

         3.2.7 In accordance with 42 C.F.R. Section 438.210(e), HMO may not structure compensation to utilization management subcontractors or entities to provide

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                  incentives to deny, limit, reduce, or discontinue medically necessary services to any Member."

3.3      MEDICAL DIRECTOR

         3.3.1 HMO must have the equivalent of a full-time Medical Director licensed under the Texas State Board of Medical Examiners (M.D. or D.O.). HMO must have a written job description describing the Medical Director's authority, duties and responsibilities as follows:

                  3.3.1.1 Ensure that medical necessity decisions, including prior authorization protocols, are rendered by qualified medical personnel and are based on HHSC's definition of medical necessity, and is in compliance with the Utilization Review Act and Article 21.58a, Texas Insurance Code.

                  3.3.1.2 Oversight responsibility of network providers to ensure that all care provided complies with the generally accepted health standards of the community.

                  3.3.1.3 Oversight of HMO's quality improvement process, including establishing and actively participating in HMO's quality improvement committee, monitoring Member health status, HMO utilization review policies and standards and patient outcome measures.

                  3.3.1.4 Identify problems and develop and implement corrective actions to quality improvement process.

                  3.3.1.5 Develop, implement and maintain responsibility for HMO's medical policy.

                  3.3.1.6 Oversight responsibility for medically related complaints.

                  3.3.1.7 Participate and provide witnesses and testimony on behalf of HMO in the HHSC Fair Hearing process.

         3.3.2 The Medical Director must exercise independent medical judgment in all medical necessity decisions. HMO must ensure that medical necessity decisions are not adversely influenced by fiscal management decisions. HHSC may conduct reviews of medical necessity decisions by HMO Medical Director at any time.

3.4      PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS

         3.4.1    Prior to distribution to (1) Members, (2) prospective Members,
                  (3) providers within HMO's network, or (4) potential providers who HMO intends to recruit

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                  as network providers, and with the exception of Health-related
                  Materials, HMO must receive written approval from HHSC for all written materials produced or authorized by HMO containing information about the STAR Program. Health - related Materials do not need to be submitted for review and approval. Per HHSC request, and on an adhoc basis, HMOs will be required to submit a listing of Health-related Materials currently being used, or used previously; HHSC may request the review of selected materials from that list. HHSC will provide HMO a reasonable amount of time to respond to such requests, generally no less than 10 business days.

         3.4.2 Member materials must meet cultural and linguistic requirements as stated in Article 8. Unless otherwise required, Member materials must be written at a 4th - 6th grade reading comprehension level, and translated into the language of any major population group, except when HHSC requires HMO to use statutory language (i.e., advance directives, medical necessity, etc.).

         3.4.3 With the exception of Health-related Materials, all plan materials regarding the STAR Program, including Member education materials, must be submitted to HHSC for approval prior to distribution. HHSC has fifteen (15) working days to review the materials and recommend any suggestions or required changes. If HHSC has not responded to HMO by the fifteenth
                  (15th) day, HMO may print and distribute these materials. HHSC reserves the right to request HMO to modify plan materials that are deemed approved and have been printed or distributed. These modifications can be made at the next printing unless substantial non-compliance exists, as determined by HHSC. An exception to the fifteen (15) working day timeframe may be requested in writing by HMO for written provider materials that require a quick turn-around time (e.g., letters). HHSC will review such request within a reasonable amount of time, generally within five (5) working days. HHSC reserves the right to require revisions to materials if inaccuracies are discovered or if changes are required by changes in policy or law. These changes can be made at the next printing unless substantial non-compliance exists, as determined by HHSC.

         3.4.4 With the exception of Health-related Materials, HMO must send HHSC-approved English versions of HMO's Member Handbook, Member Provider Directory, newsletters, individual Member letters, and any written information that applies to Medicaid-specific services to TDHS for TDHS to translate into Spanish. TDHS must provide the written and approved translation into Spanish to HMO no later than 15 working days after receipt of the English version by HHSC. HMO must incorporate the approved translation into their materials. If TDHS has not responded to HMO by the fifteenth day, HMO may print and distribute these materials. HHSC reserves the right to require revisions to materials if inaccuracies are discovered or if changes are required by changes in policy or law. These changes can be made at the next printing

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                  unless substantial non-compliance exists, as determined by
                  HHSC. HMO has the option of using the TDHS translation unit or their own translators for health education materials that do not contain Medicaid-specific information and for other marketing materials such as billboards, radio spots, and television and newspaper advertisements.

         3.4.5 HMO must reproduce all written instructional, educational, and procedural documents required under this contract and distribute them to its providers and Members. HMO must reproduce and distribute instructions and forms to all network providers who have reporting and audit requirements under this contract.

         3.4.6 HMO must provide HHSC with at least three paper copies and one electronic copy of their Member Handbook, Provider Manual and Member Provider Directory. If an electronic format is not available, five paper copies are required.

         3.4.7 Changes to the Required Critical Elements for the Member Handbook, Provider Manual, and Provider Directory may be handled as inserts until the next printing of these documents.

3.5      RECORDS REQUIREMENTS AND RECORDS RETENTION

         3.5.1 HMO must keep all records required to be created and retained under this Agreement in accordance with the standards set forth herein. Records related to Members served in the HMO's service area(s) must be made available in HMO's local office when requested by HHSC.

                  Original records, except paper claims, must be kept in the form they were created in the regular course of business for a minimum of three (3) years following the expiration of the contract period, including any extensions. Paper claims may be digitally copied from the time of initial receipt, if the HMO:
                  1) receives HHSC prior written approval; 2) certifies that an unaltered copy of the original claim received can be produced upon request; 3) the retention system is reliable and supported by a retrieval system that allows reasonable accurate records. HHSC may require the HMO to retain the records for an additional period if an audit, litigation or administrative action involving the records exists.

         3.5.2 Availability and Accessibility. All records, documents and data required to be created under this contract are subject to audit, inspection and production. If an audit, inspection or production is requested by HHSC, HHSC's designee or HHSC acting on behalf of any agency with regulatory or statutory authority over Medicaid Managed Care, the requested records must be made available

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                  at the time and at the place the records are requested. Copies of requested records must be produced or provided free-of-charge to the requesting agency. Records requested after the second year following the end of contract term that have been stored or archived must be accessible and made available within 10 calendar days from the date of a request by HHSC or the requesting agency or at a time and place specified by the requesting entity.

         3.5.3 Accounting Records. HMO must create and keep accurate and complete accounting records in compliance with Generally Accepted Accounting Principles (GAAP). Records must be created and kept for all claims payments, refunds and adjustment payments to providers, premium or capitation payments, interest income and payments for administrative services or functions. Separate records must be maintained for medical and administrative fees, charges, and payments.

         3.5.4 General Business Records. HMO must create and keep complete and accurate general business records to reflect the performance of duties and responsibilities, and compliance with the provisions of this contract.

         3.5.5 Medical Records. HMO must require, through contractual provisions or provider manual, providers to create and keep medical records in compliance with the medical records standards contained in Appendix O, Standards for Medical Records. All medical records must be kept for at least five
                  (5) years, except for records of rural health clinics, which must be kept for a period of six (6) years from the date of service.

         3.5.6 Matters in Litigation. HMO must keep records related to matters in litigation for five (5) years following the termination or resolution of the litigation.

         3.5.7 On-line Retention of Claims History. HMO must keep automated claims payment histories for a minimum of 18 months from date of adjudication in an on-line inquiry system. HMO must also keep sufficient history on-line to ensure all claim/encounter service information is submitted to and accepted by HHSC for processing.

         3.5.8 The use of Medicaid funds for abortion is prohibited unless the pregnancy is the result of a rape, incest, or continuation of the pregnancy endangers the life of the woman. A physician must certify in writing that based on his/her professional judgment, the life of the mother would be endangered if the fetus were carried to term. HMO must maintain a copy of the certification for at least three years.

3.6      HMO REVIEW OF HHSC MATERIALS

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                  HHSC will submit all studies or audits that relate or refer to
                  HMO for review and comment to HMO 10 working days prior to releasing the report to the public or to Members.

3.7      HMO TELEPHONE ACCESS REQUIREMENTS

         3.7.1 For all HMO telephone access (including Behavioral Health telephone services), HMO must ensure adequately-staffed telephone lines. Telephone personnel must receive customer service telephone training. HMO must ensure that telephone staffing is adequate to fulfill the standards of promptness and quality listed below:

                               1. 80% of all telephone calls must be answered within an average of 30 seconds;

                               2.    The lost (abandonment) rate must not exceed
                                     10%;

                               3. HMO cannot impose maximum call duration limits but must allow calls to be of sufficient length to ensure adequate information is provided to the Member or Provider; and

                               4.    Telephone services must meet cultural
                                     competency requirements (see Section 8.8) and provide "linguistic access" to all members as defined in Article 2. This would include the provision of interpretive services required for effective communication for Members and providers.

         3.7.2 Member Helpline: The HMO must furnish a toll-free phone line that members may call 24 hours a day, 7 days a week. An answering service or other similar mechanism that allows callers to obtain information from a live person, may be used for after-hours and weekend coverage.

                  3.7.2.1 HMO must provide coverage for the following services at least during HMO's regular business hours (a minimum of 9 hours a day, between 8 a.m. and 6 p.m.), Monday through Friday:

                               1.    Member ID information;

                               2.    PCP Change;

                               3.    Benefit understanding;

                               4.    PCP verification;

                               5.    Access issues (including referrals to
                                     specialists);

                               6.    Unavailability of PCP;

                               7.    Member eligibility;

                               8.    Complaints;

                               9. Service area issues (including when member is temporarily out-of-service area); and

                               10.   Other services covered by member services.

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                  3.7.2.2  HMO must provide HHSC with policies and procedures indicating how the HMO will meet the needs of members who are unable to contact HMO during regular business hours.

         3.7.3 HMO must ensure that PCPs are available 24 hours a day, 7 days a week (see Section 7.8). This includes PCP telephone coverage (see 28 TAC Section 11.2001(a)(1)(A)).

         3.7.4 Behavioral Health Hotline Services. HMO must have emergency and crisis Behavioral Health hotline services available 24 hours a day, 7 days a week, toll-free throughout the service area. Crisis hotline staff must include or have access to qualified behavioral health professionals to assess behavioral health emergencies. Emergency and crisis behavioral health services may be arranged through mobile crisis teams. It is not acceptable for an emergency intake line to be answered by an answering machine. Hotline services must meet the requirements described in Section 3.7.1

ARTICLE 4 FISCAL, FINANCIAL, CLAIMS AND INSURANCE REQUIREMENTS

4.1      FISCAL SOLVENCY

         4.1.1 HMO must be and remain in full compliance with all state and federal solvency requirements for HMOs, including but not limited to all reserve requirements, net worth standards, debt-to-equity ratios, or other debt limitations.

         4.1.2 If HMO becomes aware of any impending changes to its financial or business structure that could adversely impact its compliance with these requirements or its ability to pay its debts as they come due, HMO must notify HHSC immediately in writing. If HMO becomes aware of a take-over or assignment that would require the approval of TDI or HHSC, HMO must notify HHSC immediately in writing.

         4.1.3 HMO must not have been placed under state conservatorship or receivership or filed for protection under federal bankruptcy laws. None of HMO's property, plant or equipment must have been subject to foreclosure or repossession within the preceding 10-year period. HMO must not have any debt declared in default and accelerated to maturity within the preceding 10-year period. HMO represents that these statements are true as of the contract effective date. HMO must inform HHSC within 24 hours of a change in any of the preceding representations.

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4.2      MINIMUM NET WORTH

         4.2.1    HMO has minimum net worth to the greater of (a) $1,500,000;
                  (b) an amount equal to the sum of twenty-five dollars ($25) times the number of all enrollees including Medicaid Members; or (c) an amount that complies with standards adopted by TDI. Minimum net worth means the excess total admitted assets over total liabilities, excluding liability for subordinated debt issued in compliance with Article 1.39 of the Texas Insurance Code.

         4.2.2 The minimum equity must be maintained during the entire contract period.

4.3      PERFORMANCE BOND

4.3 HMO has furnished HHSC with a performance bond in the form prescribed by HHSC and approved by TDI, naming HHSC as Obligee, securing HMO's faithful performance of the terms and conditions of this Agreement. The performance bond must be issued in the amount of $100,000 for the Contract Period, plus an additional 12 months after the expiration of the Contract Period. If the Contract Period is renewed or extended pursuant to Article 15, the HMO must replace the performance bond with a separate bond covering performance during the renewal or extension period, plus an additional 12 months. The bond must be issued by a surety licensed by TDI, and specify cash payment as the sole remedy. HMO must deliver the bond to HHSC at the same time the signed HMO contract, renewal or extension is delivered to HHSC.

4.4      INSURANCE

         4.4.1 HMO must maintain, or cause to be maintained, general liability insurance in the amounts of at least $1,000,000 per occurrence and $5,000,000 in the aggregate.

         4.4.2 HMO must maintain or require professional liability insurance on each of the providers in its network in the amount of $100,000 per occurrence and $300,000 in the aggregate, or the limits required by the hospital at which the network provider has admitting privileges.

         4.4.3 HMO must maintain an umbrella professional liability insurance policy for the greater of $3,000,000 or an amount (rounded to the next $100,000) that represents the number of STAR Members enrolled in HMO in the first month of the contract year multiplied by $150, not to exceed $10,000,000.

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         4.4.4    Any exceptions to the requirements of this Article must be approved in writing by HHSC prior to the effective date of this contract. HMOs and providers who qualify as either state or federal units of government are exempt from the insurance requirements of this Article and are not required to obtain exemptions from these provisions prior to the effective date of this contract. State and federal units of government are required to comply with and are subject to the provisions of the Texas or Federal Tort Claims Act.

4.5      FRANCHISE TAX

         HMO certifies that its payment of franchise taxes is current or that it is not subject to the State of Texas franchise tax.

4.6      AUDIT

         4.6.1 HHSC, TDI, or their designee have the right from time to time to examine and audit books and records of HMO, or its subcontractors, relating to: (1) HMO's capacity to bear the risk of potential financial losses; (2) services performed or determination of amounts payable under this contract; (3) detection of fraud and abuse; and (4) other purposes HHSC deems to be necessary to perform its regulatory function and/or to enforce the provisions of this contract.

         4.6.2 HHSC or its designee will conduct an audit of HMO at least once every two years. HMO is responsible for paying the costs of an audit conducted under this Article. The costs of the audit paid by HMO are allowable costs under this Agreement.

4.7      PENDING OR THREATENED LITIGATION

         HMO must require disclosure from subcontractors and network providers of all pending or potential litigation or administrative actions against the subcontractor or network provider and must disclose this information to HHSC, in writing, prior to the execution of this contract. HMO must make reasonable investigation and inquiry that there is not pending or potential litigation or administrative action against the providers or subcontractors in HMO's provider network. HMO must notify HHSC of any litigation that is initiated or threatened after the effective date of this contract within seven days of receiving service or becoming aware of the threatened litigation.

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4.8      MISREPRESENTATION AND FRAUD IN HMO OPERATIONS

         4.8.1    INTENTIONALLY LEFT BLANK.

         4.8.2 This contract was awarded in part based upon HMO's representation of its current equity and financial ability to bear the risks under this contract. HHSC will consider any misrepresentations of HMO's equity, HMO's ability to bear financial risks of this contract or inflating the equity of HMO, solely for the purpose of being awarded this contract, a material misrepresentation and fraud under this contract.

         4.8.3 Discovery of any material misrepresentation or fraud on the part of HMO in HMO's day-to-day activities and operations may cause this contract to terminate and may result in legal action being taken against HMO under this contract, and state and federal civil and criminal laws.

4.9      THIRD PARTY RECOVERY

         4.9.1 Third Party Recovery. All Members are required to assign their rights to any benefits to the State and agree to cooperate with the State in identifying third parties who may be liable for all or part of the costs for providing services to the Member, as a condition for participation in the Medicaid program. HMO is authorized to act as the State's agent in enforcing the State's rights to third party recovery under this contract.

         4.9.2 Identification. HMO must develop and implement systems and procedures to identify potential third parties who may be liable for payment of all or part of the costs for providing medical services to Members under this contract. Potential third parties must include any of the sources identified in 42 C.F.R. 433.138, relating to identifying third parties, except workers' compensation, uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors. HMO must coordinate with HHSC to obtain information from other state and federal agencies and HMO must cooperate with HHSC in obtaining information from commercial third party resources. HMO must require all providers to comply with the provisions of 1 TAC Chapter 354, Subchapter J, relating to Third Party Recovery in the Medicaid program.

         4.9.3 Exchange of Identified Resources. HMO must forward identified resources of uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors ("excepted resources") to HHSC for HHSC to pursue collection and recovery from these resources. HHSC will forward information on all third party resources identified by HHSC to HMO. HMO must coordinate with HHSC to obtain information from other state and federal agencies, including CMS for Medicare and the Child Support Enforcement Division of the Office of the Attorney General for medical support. HMO

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                  must cooperate with HHSC in obtaining and exchanging
                  information from commercial third party resources.

         4.9.4 Recovery. HMO must actively pursue and collect from third party resources that have been identified, except when the cost of pursuing recovery reasonably exceeds the amount that may be recovered by HMO. HMO is not required to, but may pursue recovery and collection from the excepted resources listed in Section 4.9.3. HMO must report the identity of these resources to HHSC, even if HMO will pursue collection and recovery from the excepted resources.

                  4.9.4.1 HMO must provide third party resource information to network providers to whom individual Members have been assigned or who provide services to Members. HMO must require providers to seek recovery from potential third party resources prior to seeking payment from HMO. If network providers are paid capitation, HMO must either seek recovery from third party resources or account to HHSC for all amounts received by network providers from third party resources.

                  4.9.4.2 HMO must prohibit network providers from interfering with or placing liens upon the State's right or HMO's right, acting as the State's agent, to recovery from third party resources. HMO must prohibit network providers from seeking recovery in excess of the Medicaid payable amount or otherwise violating state and federal laws.

         4.9.5 Retention. HMO may retain as income all amounts recovered from third party sources as long as recoveries are obtained in compliance with the contract and state and federal laws.

         4.9.6 Accountability. HMO must report all third party recovery efforts and amounts recovered as required in Section 12.1.12. If HMO fails to pursue and recover from third parties no later than 180 days after the date of service, HHSC may pursue third party recoveries and retain all amounts recovered without accounting to HMO for the amounts recovered. Amounts recovered by HHSC will be added to expected third party recoveries to reduce future capitation rates, except recoveries from those excepted third party resources listed in Section 4.9.3.

4.10     CLAIMS PROCESSING REQUIREMENTS

         4.10.1 HMO and claims processing subcontractors must comply with 28 TAC Chapter 21, Subchapter T regarding "Submission of Clean Claims", to the extent these rules are not in conflict with provisions of this contract.

         4.10.2 HMO must use a HHSC approved or identified claim format that contains all data fields for final adjudication of the claim. The required data fields must be

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                  complete and accurate. The HHSC required data fields are
                  identified in HHSC's "HMO Encounter Data Claims Submission Manual."

         4.10.3 HMO and claims processing subcontractors must comply with HHSC's Texas Medicaid Managed Care Claims Manual (Claims Manual), as amended or modified. The Claims Manual is incorporated herein by reference and contains HHSC's claims processing and reporting requirements. HHSC will provide the HMO reasonable notice of changes to the Claims Manual. For purposes of this section only, "reasonable notice" will generally mean 60 days advance written notice of system changes and 30 days advance written notice of other changes, unless in HHSC's sole discretion, changes in federal or state laws, rules, regulations, or policies warrant a shorter time period for notice.

         4.10.4   HMO must forward claims submitted to HMO in error to either:
                  1) the correct HMO if the correct HMO can be determined from the claim or is otherwise known to HMO; 2) the State's claims administrator; or 3) the provider who submitted the claim in error, along with an explanation of why the claim is being returned.

         4.10.5 HMO must not pay any claim submitted by a provider who has been excluded or suspended from the Medicare or Medicaid programs for fraud and abuse when HMO has knowledge of the exclusion or suspension.

         4.10.6 All provider clean claims must be adjudicated (finalized as paid or denied adjudicated) within 30 days from the date the claim is received by HMO. HMO must pay providers interest on a claim that is not adjudicated within 30 days from either: (1) the date the HMO receives the clean claim, or (2) the date the claim becomes clean. HMO must pay providers interest at an 18% annual rate, calculated daily for the full period in which the clean claim remains unadjudicated beyond the 30-day claims processing deadline. HMO must comply with the Texas Medicaid Managed Care Claims Manual to determine the principal amount for the interest payment computation. HMO will be held to a minimum performance level of 90% of all clean claims paid or denied within 30 days of receipt and 99% of all clean claims paid or denied within 90 days of receipt. Failure to meet these performance levels is a default under this contract and could lead to damages or sanctions as outlined in Article 17. The performance levels are subject to changes if required to comply with federal and state laws or regulations.

                  4.10.6.1 All claims and appeals submitted to HMO and claims processing subcontractors must be paid-adjudicated (clean claims), denied-adjudicated (clean claims), or denied for additional information (unclean claims) to providers within 30 days from the date the claim is received by HMO. Providers must be sent a written notice for each claim that is denied for additional information (unclean claims) identifying the claim, all reasons why the claim is being denied, the date the claim was received by HMO, all information required from the provider in order for HMO to adjudicate the

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                           claim, and the date by which the requested
                           information must be received from the provider.

                  4.10.6.2 Claims that are suspended (pended internally) must be subsequently paid-adjudicated, denied-adjudicated, or denied for additional information (pended externally) within 30 days from date of receipt. No claim can be suspended for a period exceeding 30 days from date of receipt of the claim.

                  4.10.6.3 HMO must identify each data field of each claim form that is required from the provider in order for HMO to adjudicate the claim. HMO must inform all network providers about the required fields no later than 30 days prior to the effective date of the contract or as a provision within HMO/provider contract. Out-of-network providers must be informed of all required fields if the claim is denied for additional information. The required fields must include those required by HMO and HHSC.

         4.10.7 HMO is subject to Article 16, Default and Remedies, for claims that are not processed on a timely basis as required by this contract and the Claims Manual. Notwithstanding the provisions of Section 4.10.4, HMO's failure to adjudicate (paid, denied, or external pended) at least ninety percent (90%) of all claims within thirty (30) days of receipt and ninety-nine percent (99%) within ninety (90) days of receipt for the contract year to date is a default under Article 16 of this contract.

         4.10.8 HMO must comply with the standards adopted by the U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Public Law 104-191, regarding submitting and receiving claims information through electronic data interchange (EDI) that allows for automated processing and adjudication of claims within the federally mandated timeframes (see 45 C.F.R. parts 160 through 164).

         4.10.9 For claims requirements regarding retroactive PCP changes for mandatory Members, see Section 7.8.12.2.

4.11     INDEMNIFICATION

         4.11.1 HMO/HHSC: HMO must agree to indemnify HHSC and its agents for any and all claims, costs, damages and expenses, including court costs and reasonable attorney's fees that are related to or arise out of:

                  4.11.1.1 Any failure, inability, or refusal of HMO or any of its network providers or other subcontractors to provide covered services;

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                  4.11.1.2 Claims arising from HMO's, HMO's network provider's or other subcontractor's negligent or intentional conduct in not providing covered services; and

                  4.11.1.3 Failure, inability, or refusal of HMO to pay any of its network providers or subcontractors for covered services.

         4.11.2 HMO/Provider: HMO is prohibited from requiring providers to indemnify HMO for HMO's own acts or omissions that result in damages or sanctions being assessed against HMO either under this contract or under state or federal law.

ARTICLE 5 STATUTORY AND REGULATORY COMPLIANCE REQUIREMENTS

5.1      COMPLIANCE WITH FEDERAL, STATE, AND LOCAL LAWS

         5.1.1 HMO must know, understand and comply with all state and federal laws and regulations relating to the Texas Medicaid Program that have not been waived by CMS. HMO must comply with all rules relating to the Medicaid managed care program adopted by HHSC, TDI, MHMR and any other state agency delegated authority to operate or administer Medicaid or Medicaid managed care programs.

         5.1.2 HMO must require, through contract provisions, that all network providers or subcontractors comply with all state and federal laws and regulations relating to the Texas Medicaid Program and all rules relating to the Medicaid managed care program adopted by HHSC, TDI, MHMR and any other state agency delegated authority to operate Medicaid or Medicaid Managed Care programs.

         5.1.3 HMO must comply with the provisions of the Clean Air Act and the Federal Water Pollution Control Act, as amended, found at 42 U.S.C. Section 7401, et seq. and 33 U.S.C. Section 1251, et seq., respectively.

         5.1.4 In accordance with Texas Government Code Section 2262.003, HMO understands that acceptance of funds under this contract acts as acceptance of the authority of the State Auditor's Office, or any successor agency, to conduct an audit or investigation in connection with those funds. HMO further agrees to cooperate fully with the State Auditor's Office or its successor in the conduct of the audit or investigation, including providing all records requested. HMO will ensure that this clause concerning the authority to audit funds received indirectly by subcontractors through HMO and the requirement to cooperate is included in any subcontract it awards.

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5.2      PROGRAM INTEGRITY

         5.2.1 HMO has not been excluded, debarred, or suspended from participation in any program under Title XVIII or Title XIX under any of the provisions of Section 1128(a) or (b) of the Social Security Act (42 USC Section 1320a-7), or Executive Orders 12549 and 12689. HMO must notify HHSC within 3 days of the time it receives notice that any action is being taken against HMO or any person defined under the provisions of
                  Section 1128(a) or (b) or any subcontractor, which could result in exclusion, debarment, or suspension of HMO or a subcontractor from the Medicaid program, or any program listed in Executive Order 12549 and 12689.

         5.2.2 HMO must comply with the provisions of, and file the certification of compliance required by the Byrd Anti-Lobbying Amendment, found at 31 U.S.C. Section 1352, relating to use of federal funds for lobbying for or obtaining federal contracts.

5.3      FRAUD AND ABUSE COMPLIANCE PLAN

         5.3.1 This contract is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. HMO must cooperate and assist HHSC and any other state or federal agency charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. HMO must provide originals and/or copies of all records and information requested and allow access to premises and provide records to HHSC or its authorized agent(s), HHSC, CMS, the U.S. Department of Health and Human Services, FBI, TDI, and the Texas Attorney General's Medicaid Fraud Control Unit. All copies of records must be provided free of charge.

         5.3.2 Compliance Plan. HMO must submit to HHSC for approval a written fraud and abuse compliance plan that is based on the Model Compliance Plan issued by the U.S. Department of Health and Human Services, the Office of Inspector General (OIG), no later than 30 days after the effective date of the contract. HMO must designate an officer or director in its organization who has the responsibility and authority for carrying out the provisions of its compliance plan. HMO must submit any updates or modifications in its compliance plan to HHSC for approval at least 30 days prior to the modifications going into effect. HMO's fraud and abuse compliance plan must:

                  5.3.2.1 ensure that all officers, directors, managers and employees know and understand the provisions of HMO's fraud and abuse compliance plan.

                  5.3.2.2 contain procedures designed to prevent and detect potential or suspected abuse and fraud in the administration and delivery of services under this contract.

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                  5.3.2.3  contain provisions for the confidential reporting of plan violations to the designated person in HMO.

                  5.3.2.4 contain provisions for the investigation and follow-up of any compliance plan reports.

                  5.3.2.5 ensure that the identity of individuals reporting violations of the plan is protected.

                  5.3.2.6 contain specific and detailed internal procedures for officers, directors, managers and employees for detecting, reporting, and investigating fraud and abuse compliance plan violations.

                  5.3.2.7 require any confirmed or suspected fraud and abuse under state or federal law be reported to HHSC, the Medicaid Program Integrity section of the Office of Investigations and Enforcement of the Texas Health and Human Services Commission, and/or the Medicaid Fraud Control Unit of the Texas Attorney General.

                  5.3.2.8 ensure that no individual who reports plan violations or suspected fraud and abuse is retaliated against.

         5.3.3 Training. HMO must designate executive and essential personnel to attend mandatory training in fraud and abuse detection, prevention and reporting. The training will be conducted by the Office of Investigation and Enforcement, HHSC, and will be provided free of charge. HMO must schedule and complete training no later than 90 days after the effective date of any updates or modification of the written Model Compliance Plan.

                  5.3.3.1 If HMO's personnel have attended OIE training prior to the effective date of this contract, they are not required to attend additional OIE training unless new training is required due to changes in federal and/or state law or regulations. If additional OIE training is required, HHSC will notify HMO to schedule this additional training.

                  5.3.3.2 If HMO updates or modifies its written fraud and abuse compliance plan, HMO must train its executive and essential personnel on these updates or modifications no later than 90 days after the effective date of the updates or modifications.

                  5.3.3.3 If HMO's executive and essential personnel change or if HMO employs additional executive and essential personnel, the new or additional personnel must attend OIE training within 90 days of employment by HMO.

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         5.3.4    HMO's failure to report potential or suspected fraud or abuse may result in sanctions, contract cancellation, or exclusion from participation in the Medicaid program.

         5.3.5 HMO must allow the Texas Medicaid Fraud Control Unit and HHSC's Office of Investigations and Enforcement, to conduct private interviews of HMO's employees, subcontractors and their employees, witnesses, and patients. Requests for information must be complied with in the form and the language requested. HMO's employees and its subcontractors and their employees must cooperate fully and be available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process.

         5.3.6 Subcontractors. HMO must submit the documentation described in Sections 5.3.6.1 through 5.3.6.3, in compliance with Texas Government Code Section 533.012, regarding any subcontractor providing health care services under this contract. HMO must submit information in a format as specified by HHSC. Documentation must be submitted no later than 120 days after the effective date of this contract. Subcontracts entered into after the effective date of this contract must be submitted no later than 90 days after the effective date of the subcontract. The required documentation required under this provision is not subject to disclosure under Chapter 552, Texas Government Code.

                  5.3.6.1 a description of any financial or other business relationship between HMO and its subcontractor;

                  5.3.6.2 a copy of each type of contract between HMO and its subcontractor;

                  5.3.6.3 a description of the fraud control program used by any subcontractor.

5.4      SAFEGUARDING INFORMATION

         5.4.1 The use and disclosure of all Member information, records, and data (Member Information) collected or provided to HMO by HHSC or another state agency is protected by state and federal law and regulations, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 (HIPAA) (42 U.S.C. Sections 1320d-1320d-8), Public law 104-191, and 45
                  CFR parts 160 through 164. HMO agrees to ensure that any of its agents, including subcontractors, to whom HMO discloses Member information, agrees to the same restrictions and conditions that apply to HMO with respect to Member Information.

         5.4.2 HMO is responsible for informing Members and providers regarding the provisions of 42 C.F.R. 431, Subpart F, relating to Safeguarding Information on Applicants and Recipients, and HMO must ensure that confidential information is protected from disclosure except for authorized purposes.

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         5.4.3    HMO must assist network PCPs in developing and implementing policies for protecting the confidentiality of AIDS and HIV-related medical information and an anti-discrimination policy for employees and Members with communicable diseases. Also see Texas Health and Safety Code, Chapter 85, Subchapter E, relating to the Duties of State Agencies and State Contractors.

         5.4.4 HMO must require that subcontractors have mechanisms in place to ensure Member's (including minor's) confidentiality for family planning services.

5.5      NON-DISCRIMINATION

         HMO agrees to comply with and to include in all subcontracts a provision that the subcontractor will comply with each of the following requirements:

         5.5.1 Title VI of the Civil Rights Act of 1964, Executive Order 11246 (Public Law 88-352); Section 504 of the Rehabilitation Act of 1973 (Public Law 93-112); the Americans with Disabilities Act of 1990 (Public Law 101-336), and all amendments to each Act, and all requirements imposed by the regulations issued pursuant to these Acts. In addition, HMO agrees to comply with Title 40, Chapter 73 of the Texas Administrative Code, "Civil Rights," to the extent applicable to this Agreement. These laws provide in part that no persons in the United States must, on the grounds of race, color, national origin, sex, age, disability, political beliefs, or religion, be excluded from participation in, or denied, any aid, care, service or other benefits provided by Federal or State funding, or otherwise be subjected to any discrimination.

         5.5.2 Texas Health and Safety Code Section 85.113 (relating to workplace and confidentiality guidelines regarding AIDS and
                  HIV).

         5.5.3 The provisions of Executive Order 11246, as amended by 11375, relating to Equal Employment Opportunity.

         5.5.4 HMO shall not discriminate with respect to participation, reimbursement, or indemnification as to any provider who is acting within the scope of the provider's license or certification under applicable State law, solely on the basis of such license or certification. This requirement shall not be construed to prohibit HMO from including providers only to the extent necessary to meet the needs of HMO's Members or from establishing any measure designed to maintain quality and control costs consistent with HMO's responsibilities.

5.6      HISTORICALLY UNDERUTILIZED BUSINESSES (HUBS)

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         5.6.1    In accordance with Texas Government Code Chapter 2161, 1 TAC
                  Chapter 111, Subchapter B, and 1 TAC Chapter 392, Subchapter J, state agencies are required to make a good faith effort to assist Historically Underutilized Businesses (HUBs) in receiving contract awards issued by the State. The goal of this program is to promote full and equal business opportunity for all businesses in contracting with the state. It is HHSC's intent that all contractors make a good faith effort to subcontract with HUBs during the performance of their contracts.

                  Important Note: The Health and Human Services Commission has concluded that HUB subcontracting opportunities may exist in connection with this contract. See Appendix B to the Agreement for the following instructions and form: "Grant/Subcontract Applications Client Services HUB Subcontracting Plan Instructions" (C-IGA) and "Determination of Good Faith Effort for Grant Contracts" (C-DGFE). If an approved HUB Subcontracting Plan is not already on file with HHSC, the HMO shall submit a completed C-DGFE with the signed contract or renewal.

         5.6.2 In accordance with Article 12.11, HMO is required to submit HUB monthly reports, in the format set forth in Appendix B of this contract.

                  If HMO decides after the award to subcontract any part of the contracted work, the HMO shall notify the HHSC Health Plan Manager prior to entering into any subcontract. The HMO shall comply with the good faith effort requirements relating to developing and submitting a modified HUB Subcontracting Plan.

         5.6.3 HHSC will assist HMO in meeting the contracting and reporting requirements of this Article.

5.7      BUY TEXAS

         HMO agrees to "Buy Texas" products and materials when they are available at a comparable price and in a comparable period of time, as required by Texas Government Code Section 2155.4441.

5.8      CHILD SUPPORT

         5.8.1 The Texas Family Code Section 231.006 requires HHSC to withhold contract payments from any for-profit entity or individual who is at least 30 days delinquent in child support obligations. It is HMO's responsibility to determine and verify that no owner, partner, or shareholder who has at least at 25% ownership interest is delinquent in child support obligations. HMO must attach a list of the names and Social Security numbers of all shareholders, partners or owners who have at least a 25% ownership interest in HMO.

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         5.8.2    Under Section 231.006 of the Family Code, the contractor
                  certifies that the contractor is not ineligible to receive the specified grant, loan, or payment and acknowledges that this contract may be terminated and payment may be withheld if this certification is inaccurate. A child support obligor who is more than 30 days delinquent in paying child support or a business entity in which the obligor is a sole proprietor, partner, shareholder, or owner with an ownership interest of at least 25% is not eligible to receive the specified grant, loan or payment.

         5.8.3 If HHSC is informed and verifies that a child support obligor who is more than 30 days delinquent is a partner, shareholder, or owner with at least a 25% ownership interest, it will withhold any payments due under this contract until it has received satisfactory evidence that the obligation has been satisfied or that the obligor has entered into a written repayment request.

5.9      REQUESTS FOR PUBLIC INFORMATION

         5.9.1 This contract and all network provider and subcontractor contracts are subject to public disclosure under the Public Information Act (Texas Government Code, Chapter 552). HHSC may receive Public Information requests related to this contract and information submitted as part of the compliance of the contract. HHSC agrees that it will promptly deliver a copy of any request for Public Information to HMO.

         5.9.2 HHSC may, in its sole discretion, request a decision from the Office of the Attorney General (AG opinion) regarding whether the information requested is excepted from required public disclosure. HHSC may rely on HMO's written representations in preparing any AG opinion request, in accordance with Texas Government Code Section 552.305. HHSC is not liable for failing to request an AG opinion or for releasing information that is not deemed confidential by law, if HMO fails to provide HHSC with specific reasons why the requested information is exempt from the required public disclosure. HHSC or the Office of the Attorney General will notify all interested parties if an AG opinion is requested.

         5.9.3 If HMO believes that the requested information qualifies as a trade secret or as commercial or financial information, HMO may request that HHSC submit the request for public information to the Attorney General for an Open Records Opinion. HMO must submit this request to HHSC by the date specified in HHSC's notice of the public information request. The HMO will be responsible for presenting all exceptions to public disclosure to the Attorney General if an opinion is requested.

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5.10     NOTICE AND APPEAL

5.10     HMO must comply with the notice requirements contained in 1 TAC
         Section 354.2211, and the maintaining benefits and services contained in 1 TAC Section 354.2213, whenever HMO intends to take an action affecting the Member benefits and services under this contract. Also see the Member appeal requirements contained in Section 8.5 of this Agreement.

5.11     DATA CERTIFICATION

         5.11.1 In accordance with 42 C.F.R. Part 438, Subpart H, HMO must certify in writing:

                  (a)      encounter data;

                  (b) delivery supplemental data and other data submitted pursuant to this agreement or State or Federal law or regulation relating to payment for services.

         5.11.2 The certification must be submitted to HHSC concurrently with the certified data or other documents.

         5.11.3   The certification must:

                  (a) be signed by the HMO's Chief Executive Officer; Chief Financial Officer; or an individual with delegated authority to sign for, and who reports directly to, either the Chief Executive Officer or Chief Financial Officer; and

                  (b) contain a statement that to the best knowledge, information and belief of the signatory, the HMO's certified data or information are accurate, complete, and truthful.

ARTICLE 6 SCOPE OF SERVICES

6.1      SCOPE OF SERVICES

         HMO is paid capitation for all services included in the State of Texas Title XIX State Plan and the 1915(b) waiver application for the SDA currently filed and approved by CMS, except those services that are specifically excluded and listed in Section 6.1.8 (non-capitated services).

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         6.1.1    HMO must pay for or reimburse for all covered services
                  provided to mandatory-enrolled Members for whom HMO is paid capitation.

         6.1.2 HHSC must pay for or reimburse for all covered services provided to SSI voluntary Members who enroll with HMO on a voluntary basis. It is at HMO's discretion whether to provide value-added services to voluntary Members.

         6.1.3 HMO must provide covered services described in the 2004 Texas Medicaid Provider Procedures Manual (Provider Procedures Manual), subsequent editions of the Provider Procedures Manual also in effect during the contract period, and all Texas Medicaid Bulletins that update the 2004 Provider Procedures Manual and subsequent editions of the Provider Procedures Manual published during the contract period.

         6.1.4 Covered services are subject to change due to changes in federal law, changes in Texas Medicaid policy, and/or responses to changes in Medicine, Clinical protocols, or technology.

         6.1.5 The STAR Program has obtained a waiver to the State Plan to include three enhanced benefits to all voluntary and mandatory STAR Members. Two of these enhanced benefits removed restrictions that previously applied to Medicaid eligible individuals 21 years and older: the three-prescriptions per month limit; and, the 30-day spell of illness limit. The remaining expanded benefit expands the covered benefits to add an annual adult well check.

         6.1.6 VALUE-ADDED SERVICES. Value-added services that are approved by HHSC during the contracting process are included in the Scope of Services under this contract. Value-added services are listed in Appendix C.

                  6.1.6.1  The approval request must include:

                           6.1.6.1.1 A detailed description of the service to be
                                     offered;

                           6.1.6.1.2 Identification of the category or group of
                                     Members eligible to receive the service if it is a type of service that is not appropriate for all Members. (HMO has the discretion to determine if voluntary Members are eligible for the value-added services);

                           6.1.6.1.3 Any limits or restrictions that apply to
                                     the service; and

                           6.1.6.1.4 A description of how a Member may obtain or
                                     access the service.

                  6.1.6.2 Value-added services can only be added or removed by written amendment of this contract. HMO cannot include a value-added service in any material

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                           distributed to Members or prospective Members until
                           this contract has been amended to include that value-added service or HMO has received written approval from HHSC pending finalization of the contract amendment.

                           6.1.6.2.1 If a value-added service is deleted by
                                     amendment, HMO must notify each Member that the service is no longer available through HMO, and HMO must revise all materials distributed to prospective Members to reflect the change in covered services.

                  6.1.6.3 Value-added services must be offered to all mandatory HMO Members, as indicated in Section 6.1.6.1.2, unless the contract is amended or the contract terminates.

         6.1.7 HMO may offer additional benefits that are outside the scope of services of this contract to individual Members on a case-by-case basis, based on medical necessity, cost-effectiveness, and satisfaction and improved health/behavioral health status of the Member/Member family.

         6.1.8 Non-Capitated Services. The following Texas Medicaid program services have been excluded from the services included in the calculation of HMO capitation rate:

                        -     THSteps Dental (including Orthodontia);

                        -     Early Childhood Intervention Case
                              Management/Service Coordination;

                        -     MHMR Targeted Case Management;

                        -     Mental Health Rehabilitation;

                        -     Pregnant Women and Infants Case Management;

                        -     THSteps Medical Case Management;

                        -     Texas School Health and Related Services;

                        -     Texas Commission for the Blind Case Management;

                        - Tuberculosis Services Provided by HHSC-approved providers (Directly Observed Therapy and Contact Investigation);

                        -     Vendor Drugs (out-of-office drugs);

                        -     Medical Transportation; and

                        -     TDHS Hospice Services.

                  Refer to relevant chapters in the Provider Procedures Manual and the Texas Medicaid Bulletins for more information.

                  Although HMO is not responsible for paying or reimbursing for these noncapitated services, HMO remains responsible for providing appropriate referrals for Members to obtain or access these services.

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                  6.1.8.1  HMO is responsible for informing providers that all non-capitated services must be submitted to HHSC for payment or reimbursement.

         6.1.9 In accordance with 42 C.F.R. Section 438.102, HMO may file an objection to provide, reimburse for, or provide coverage of, counseling or referral service for a covered benefit, based on moral or religious grounds.

                  6.1.9.1 HMO must work with HHSC to develop a work plan to complete the necessary tasks to be completed and determine an appropriate date for implementation of the requested changes to the requirements related to covered services. The work plan will include timeframes for completing the necessary contract and waiver amendments, adjustments to capitation rates, identification of HMO and enrollment materials needing revision, and notifications to Members.

                  6.1.9.2 In order to meet the requirements of Section 6.1.9.1, HMO must notify HHSC of grounds for and provide detail concerning its moral or religious objections and the specific services covered under the objection, no less than 120 days prior to the proposed effective date of the policy change.

                  6.1.9.3 HMO must notify all current Members of the intent to change covered services at least 30 days prior to the effective date of the change in accordance with 42 C.F.R. Section 438.102(b)(1)(ii)(B).

                  6.1.9.4 HHSC will provide information to all current Members on how and where to obtain the service that has been discontinued by the HMO in accordance with 42 C.F.R.
                           Section 438.102(c).

6.2      PRE-EXISTING CONDITIONS

         HMO is responsible for providing all covered services to each eligible Member beginning on the effective date of the contract or the Member's date of enrollment under the contract regardless of pre-existing conditions, prior diagnosis and/or receipt of any prior health care services.

6.3      SPAN OF ELIGIBILITY

6.3 The following outlines HMO's responsibilities for payment of hospital and freestanding psychiatric facility (facility) admissions:

         6.3.1 The payor responsible for the hospital/facility charges at the start of an inpatient stay remains responsible for hospital/facility charges until the time of discharge, or until such time that there is a loss of Medicaid eligibility.

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         6.3.2    HMO is responsible for professional charges during every month for which the payor receives a full capitation payment.

         6.3.3 HMO is not responsible for any services after effective date of loss of Medicaid eligibility

         6.3.4 Plan Change. A Member cannot change from one STAR health plan to another STAR health plan during an inpatient hospital stay.

         6.3.5 Hospital/Facility Transfer. Discharge from one acute care hospital/facility and readmission to another acute care hospital/facility within 24 hours for continued treatment is not a discharge under this contract.

         6.3.6 HMO insolvency or receivership. HMO is responsible for payment of all services provided to a person who was a Member on the date of insolvency or receivership to the same extent they would otherwise be responsible under this Section 6.3.

         6.3.7 For purposes of this Section 6.3, a Member "loses Medicaid eligibility" when:

                  6.3.7.1 Medicaid eligibility is terminated and never regained under one Medicaid Type Program with no subsequent transfer of eligibility to another Medicaid Type Program; or

                  6.3.7.2 Medicaid eligibility is terminated and there is a lapse of at least one month in regular Medicaid coverage. The term "regular Medicaid coverage" refers to either traditional fee-for-service Medicaid or Medicaid managed care coverage; or

                  6.3.7.3 A client re-applies for Medicaid eligibility and is certified for prior Medicaid coverage, as defined by TDHS, for any month(s) prior to the month of application. The term "prior Medicaid coverage" refers to Applicants who are eligible for Medicaid coverage during the three-month period before the month they apply for TANF or Medical Programs. Prior Medicaid coverage may be continuous or there may be interrupted periods of eligibility involving all or some of the certified Members.

                           Administrative process limitations within the State's application and recertification process do not constitute a "loss of Medicaid eligibility".

6.4      CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS

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         6.4.1    HMO must ensure that the care of newly enrolled Members is not disrupted or interrupted. HMO must take special care to provide continuity in the care of newly enrolled Members whose health or behavioral health condition has been treated by specialty care providers or whose health could be placed in jeopardy if care is disrupted or interrupted.

         6.4.2 Pregnant Members with 12 weeks or less remaining before the expected delivery date must be allowed to remain under the care of the Member's current OB/GYN through the Member's postpartum checkup, even if the provider is out-of-network. If Member wants to change her OB/GYN to one who is in the plan, she must be allowed to do so if the provider to whom she wishes to transfer agrees to accept her in the last trimester.

         6.4.3 HMO must pay a Member's existing out-of-network providers for covered services until the Member's records, clinical information and care can be transferred to a network provider. Payment must be made within the time period required for network providers. This Article does not extend the obligation of HMO to reimburse the Member's existing out-of-network providers for on-going care for more than 90 days after Member enrolls in HMO or for more than nine months in the case of a Member who at the time of enrollment in HMO has been diagnosed with and is receiving treatment for a terminal illness. The obligation of HMO to reimburse the Member's existing out-of-network provider for services provided to a pregnant Member with 12 weeks or less remaining before the expected delivery date extends through delivery of the child, immediate postpartum care, and the follow-up checkup within the first six weeks of delivery.

                  6.4.3.1  [THIS SECTION IS INTENTIONALLY LEFT BLANK.]

                  6.4.3.2 For all out-of-network provider claims, HMO must pay providers a reasonable and customary amount consistent with a methodology approved by HHSC. HMO will submit its proposed out-of-network payment methodology for the Travis Service Delivery Area to HHSC no later than March 1, 2004. HMO must forward any complaints by out-of-network providers to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO's approved methodology, the HMO must pay the provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under
                           Article 16, Default and Remedies.

         6.4.4 HMO must provide or pay out-of-network providers who provide covered services to Members who move out of the service area through the end of the period for which capitation has been paid for the Member.

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         6.4.5    HMO must provide assistance to providers requiring PCP
                  verification 24 hours a day, 7 days a week.

                  6.4.5.1 HMO must provide HHSC with policies and procedures indicating how the HMO will provide PCP verification as indicated in Section 6.4.5. HMOs providing PCP verification via a telephone must meet the requirements of Section 3.7.1.

         6.4.6 HMO must provide Members with timely and adequate access to network services for as long as those services are necessary and covered benefits not available within the network, in accordance with 42 C.F.R. Section 438.206(b)(4). HMO will not be obligated to provide a Member with access to out-of-network services if such services become available from a network provider.

         6.4.7 HMO must require through contract provisions or the Provider Manual that each Member have access to a second opinion regarding the use of any health care service. A Member must be allowed access to a second opinion from a network provider or out-of-network provider if a network provider is not available, at no additional cost to the Member, in accordance with 42 C.F.R. Section 438.206(b)(3).

6.5      EMERGENCY SERVICES

         6.5.1 HMO policy and procedures, covered benefits, claims adjudication methodology, and reimbursement performance for emergency services must comply with all applicable state and federal laws and regulations including 42 C.F.R. Section 438.114, whether the provider is in network or out of network.

         6.5.2 HMO must pay for the professional, facility, and ancillary services that are medically necessary to perform the medical screening examination and stabilization of HMO Member presenting as an emergency medical condition or an emergency behavioral health condition to the hospital emergency department, 24 hours a day, 7 days a week, rendered by either HMO's in-network or out-of-network providers.

                  6.5.2.1 For all out-of-network emergency services providers, HMO will pay a reasonable and customary amount for emergency services. HMO policies and procedures must be consistent with this agreement's prudent layperson definition of an emergency medical condition and claims adjudication processes required under Section
                           4.10 of this agreement and 42 C.F.R. Section 438.114.

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                  6.5.2.2  For all out-of-network emergency services provider claims, HMO must pay providers a reasonable and customary amount consistent with a methodology approved by HHSC. HMO will submit its proposed out-of-network emergency services payment methodology for the Travis Service Delivery Area to HHSC no later than March 1, 2004. HMO must forward any complaints by out-of-network emergency services providers to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO's approved methodology, the HMO must pay the emergency services provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under Article 16, Default and Remedies.

         6.5.3 HMO must ensure that its network primary care providers (PCPs) have after-hours telephone availability that is consistent with Section 7.8.10 of this contract. This telephone access must be available 24 hours a day, 7 days a week throughout the service area.

         6.5.4 HMO cannot require prior authorization as a condition for payment for an emergency medical condition, an emergency behavioral health condition, or labor and delivery. HMO cannot limit what constitutes an emergency medical condition on the basis of lists of diagnoses or symptoms. HMO cannot refuse to cover emergency services based on the emergency room provider, hospital, or fiscal agent not notifying the Member's primary care provider or HMO of the Member's screening and treatment within 10 calendar days of presentation for emergency services. HMO may not hold the Member who has an emergency medical condition liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient. HMO must accept the emergency physician or provider's determination of when the Member is sufficiently stabilized for transfer or discharge.

         6.5.5 Medical Screening Examination for emergency services. A medical screening examination needed to diagnose an emergency medical condition shall be provided in a hospital based emergency department that meets the requirements of the Emergency Medical Treatment and Active Labor Act (EMTALA) 42 C.F.R. Section 489.20, Section 489.24 and Section 438.114. HMO must pay for the emergency medical screening examination, as required by 42 U.S.C. Section 1395dd. HMOs must reimburse for both the physician's services and the hospital's emergency services, including the emergency room and its ancillary services.

         6.5.6 Stabilization Services. When the medical screening examination determines that an emergency medical condition exists, HMO must pay for emergency services performed to stabilize the Member. The emergency physician must document these services in the Member's medical record. HMOs must

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                  reimburse for both the physician's and hospital's emergency stabilization services including the emergency room and its ancillary services.

         6.5.7 Post-stabilization Care Services. HMO must cover and pay for post-stabilization care services in the amount, duration, and scope necessary to comply with 42 C.F.R. Section 438.114 and 42 C.F.R. 422.113(c). The HMO is financially responsible for post-stabilization care services obtained within or outside the network that are not pre-approved by a plan provider or other HMO representative, but administered to maintain, improve, or resolve the Member's stabilized condition if:

                  (a) the HMO does not respond to a request for pre-approval within 1 hour;

                  (b)      the HMO cannot be contacted;

                  (c) or the HMO representative and the treating physician cannot reach an agreement concerning the Member's care and a plan physician is not available for consultation. In this situation, the HMO must give the treating physician the opportunity to consult with a plan physician and the treating physician may continue with care of the patient until an HMO physician is reached or the HMO's financial responsibility ends as follows: the HMO physician with privileges at the treating hospital assumes responsibility for the Member's care; the HMO physician assumes responsibility for the Member's care through transfer; the HMO representative and the treating physician reach an agreement concerning the Member's care; or the Member is discharged.

         6.5.8 HMO must provide access to the HHSC-designated Level I and Level II trauma centers within the State or hospitals meeting the equivalent level of trauma care. HMOs may make out-of-network reimbursement arrangements with the HHSC-designated Level I and Level II trauma centers to satisfy this access requirement.

6.6      BEHAVIORAL HEALTH CARE SERVICES - SPECIFIC REQUIREMENTS

         6.6.1 HMO must provide or arrange to have provided to Members all behavioral health care services included as covered services. These services are described in detail in the Texas Medicaid Provider Procedures Manual (Provider Procedures Manual) and the Texas Medicaid Bulletins, which is the bimonthly update to the Provider Procedures Manual. Clinical information regarding covered services is published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide.

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         6.6.2    HMO must maintain a behavioral health provider network that includes psychiatrists, psychologists and other behavioral health providers. HMO must provide or arrange to have provided behavioral health benefits described as covered services. These services are indicated in the Provider Procedures Manual and the Texas Medicaid Bulletins, which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services is published by the Texas Medicaid Program in the Texas Medicaid Service Delivery Guide. The network must include providers with experience in serving children and adolescents to ensure accessibility and availability of qualified providers to all eligible children and adolescents in the service area. The list of providers including names, addresses and phone numbers must be available to HHSC upon request.

         6.6.3 HMO must maintain a Member education process to help Members know where and how to obtain behavioral health care services.

         6.6.4 HMO must implement policies and procedures to ensure that Members who require routine or regular laboratory and ancillary medical tests or procedures to monitor behavioral health conditions are provided the services by the provider ordering the procedure or at a lab located at or near the provider's office.

         6.6.5 When assessing Members for behavioral health care services, HMO and network behavioral health providers must use the DSM-IV multi-axial classification. HHSC may require use of other assessment instrument/outcome measures in addition to the DSM-IV. Providers must document DSM-IV and assessment/outcome information in the Member's medical record.

         6.6.6 HMO must permit Members to self refer to any in-network behavioral health care provider without a referral from the Member's PCP. HMO must permit Members to participate in the selection or assignment of the appropriate behavioral health individual practitioner(s) who will serve them. HMO previously submitted a written copy of its policies and procedures for self-referral to HHSC. Changes or amendments to those policies and procedures must be submitted to HHSC for approval at least 60 days prior to their effective date.

         6.6.7 HMO must require, through contract provisions, that PCPs have screening and evaluation procedures for detection and treatment of, or referral for, any known or suspected behavioral health problems and disorders. PCPs may provide any clinically appropriate behavioral health care services within the scope of their practice. This requirement must be included in all Provider Manuals.

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         6.6.8    HMO must require that behavioral health providers refer
                  Members with known or suspected physical health problems or disorders to their PCP for examination and treatment. Behavioral health providers may only provide physical health care services if they are licensed to do so. This requirement must be included in all Provider Manuals.

         6.6.9 HMO must require that behavioral health providers send initial and quarterly (or more frequently if clinically indicated) summary reports of Members' behavioral health status to PCP. This requirement must be included in all Provider Manuals.

         6.6.10 HMO must require, through contract provisions, that all Members receiving inpatient psychiatric services are scheduled for outpatient follow-up and/or continuing treatment prior to discharge. The outpatient treatment must occur within 7 days from the date of discharge. HMO must ensure that behavioral health providers contact Members who have missed appointments within 24 hours to reschedule appointments.

         6.6.11 HMO must provide inpatient psychiatric Covered Services to Members under the age of 21 who have been ordered to receive the services by a court of competent jurisdiction under the provisions of Title VII, Subtitle C of the Texas Health and Safety Code, relating to court-ordered commitments to psychiatric facilities, or a placement in a state-operated facility as a condition of probation, as authorized by the Texas Family Code.

                  6.6.11.2 A Member who has been ordered to receive treatment under the provisions of Chapter 573 or 574 of the Texas Health and Safety Code cannot appeal the commitment through HMO's complaint or appeals process.

         6.6.12 HMO must comply with 28 TAC Chapter 3, Subchapter HH, regarding utilization review of chemical dependency treatment.

         6.6.13 Chemical dependency treatment must conform to the standards set forth in the Texas Administrative Code, Title 28, Chapter 3, Subchapter HH.

6.7      FAMILY PLANNING - SPECIFIC REQUIREMENTS

         6.7.1 Counseling and Education. HMO must require, through contract provisions, that Members requesting contraceptive services or family planning services are also provided counseling and education about family planning and family planning services available to Members. HMO must develop outreach programs to increase community support for family planning and encourage Members to use available family planning services. HMO is encouraged to include a representative cross-section of Members and family planning

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                  providers who practice in the community in developing,
                  planning and implementing family planning outreach programs.

         6.7.2 Freedom of Choice. HMO must ensure that Members have the right to choose any Medicaid participating family planning provider, whether the provider chosen by the Member is in or outside HMO provider network. HMO must provide Members access to information about the providers of family planning services available and the Member's right to choose any Medicaid family planning provider. HMO must provide access to confidential family planning services.

         6.7.3 Provider Standards and Payment. HMO must require all subcontractors who are family planning agencies to deliver family planning services according to the HHSC Family Planning Service Delivery Standards. HMO must provide, at minimum, the full scope of services available under the Texas Medicaid program for family planning services. HMO will reimburse family planning agencies and out-of-network family planning providers the Medicaid fee-for service amounts for family planning services, including medically necessary medications, contraceptives, and supplies.

         6.7.4 HMO must provide medically-approved methods of contraception to Members. Contraceptive methods must be accompanied by verbal and written instructions on their correct use. HMO must establish mechanisms to ensure all medically approved methods of contraception are made available to the Member, either directly or by referral to a subcontractor. The following initial Member education content may vary according to the educator's assessment of the Member's current knowledge:

                  6.7.4.1 general benefits of family planning services and contraception;

                  6.7.4.2 information on male and female basic reproductive anatomy and physiology;

                  6.7.4.3 information regarding particular benefits and potential side effects and complications of all available contraceptive methods;

                  6.7.4.4 information concerning all of the health care provider's available services, the purpose and sequence of health care provider procedures, and the routine schedule of return visits;

                  6.7.4.5 information regarding medical emergencies and where to obtain emergency care on a 24-hour basis;

                  6.7.4.6 breast self-examination rationales and instructions unless provided during physical exam (for females); and

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                  6.7.4.7  information on HIV/STD infection and prevention and safer sex discussion.

         6.7.5 HMO must require, through contractual provisions, that subcontractors have mechanisms in place to ensure Member's (including minor's) confidentiality for family planning services.

         6.7.6 HMO must develop, implement, monitor, and maintain standards, policies and procedures for providing information regarding family planning to providers and Members, specifically regarding State and federal laws governing Member confidentiality (including minors). Providers and family planning agencies cannot require parental consent for minors to receive family planning services.

         6.7.7 HMO must report encounter data on family planning services in accordance with Section 12.2.

6.8      TEXAS HEALTH STEPS (EPSDT)

         6.8.1 THSteps Services. HMO must develop effective methods to ensure that children under the age of 21 receive THSteps services when due and according to the recommendations established by the American Academy of Pediatrics and the THSteps periodicity schedule for children. HMO must arrange for THSteps services to be provided to all eligible Members except when a Member knowingly and voluntarily declines or refuses services after the Member has been provided information upon which to make an informed decision.

         6.8.2 Member Education and Information. HMO must ensure that Members are provided information and educational materials about the services available through the THSteps program, and how and when they can obtain the services. The information should tell the Member how they can obtain dental benefits, transportation services through the TDH Medical Transportation program, and advocacy assistance from HMO.

         6.8.3 Provider Education and Training. HMO must provide appropriate training to all network providers and provider staff in the providers' area of practice regarding the scope of benefits available and the THSteps program. Training must include THSteps benefits, the periodicity schedule for THSteps checkups and immunizations, the required elements of a THSteps medical screen, providing or arranging for all required lab screening tests (including lead screening), and Comprehensive Care Program (CCP) services available under the THSteps program to Members under age 21 years. Providers must also be educated and trained regarding the requirements imposed upon the department and contracting HMOs under the Consent Decree entered in Frew v.

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                  McKinney, et. al., Civil Action No. 3:93CV65, in the United
                  States District Court for the Eastern District of Texas, Paris Division. Providers should be educated and trained to treat each THSteps visit as an opportunity for a comprehensive assessment of the Member. HMO must report provider education and training regarding THSteps in accordance with Section 7.4.4.

         6.8.4 Member Outreach. HMO must provide an outreach unit that works with Members to ensure they receive prompt services and are effectively informed about available THSteps services. Each month HMO must retrieve a list of Members who are due and overdue THSteps services from the TexMedCentral HMO Library. Using these lists and their own internally generated lists, HMOs will contact Members and encourage Members who are periodically due or overdue a THSteps service to obtain the service as soon as possible. HMO outreach staff must coordinate with TDH THSteps outreach staff to ensure that Members have access to the Medical Transportation Program, and that any coordination with other agencies is maintained.

         6.8.5 Initial Checkups Upon Enrollment. HMO must have mechanisms in place to ensure that all newly enrolled Members receive a THSteps checkup within 90 days from enrollment, if one is due according to the American Academy of Pediatrics periodicity schedule, or if there is uncertainty regarding whether one is due. HMO should make THSteps checkups a priority to all newly enrolled Members.

         6.8.6 Accelerated Services to Migrant Populations. HMO must cooperate and coordinate with the department, outreach programs and THSteps regional program staff and agents to ensure prompt delivery of services to children of migrant farm workers and other migrant populations who may transition into and out of HMOs program more rapidly and/or unpredictably than the general population.

         6.8.7 Newborn Checkups. HMO must have mechanisms in place to ensure that all newborn Members have an initial newborn checkup before discharge from the hospital and again within two weeks from the time of birth. HMO must require providers to send all THSteps newborn screens to the TDH Bureau of Laboratories or a TDH certified laboratory. Providers must include detailed identifying information for all screened newborn Members and the Member's mother to allow HHSC to link the screens performed at the hospital with screens performed at the two-week follow-up.

                  6.8.7.1 Laboratory Tests: All laboratory specimens collected as a required component of a THSteps checkup (see Medicaid Provider Procedures Manual for age-specific requirements) must be submitted to the HHSC Laboratory for analysis. HMO must educate providers about THSteps program requirements for submitting laboratory tests to the HHSC Bureau of Laboratories.

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         6.8.8    Coordination and Cooperation. HMO must make an effort to
                  coordinate and cooperate with existing community and school-based health and education programs that offer services to school-aged children in a location that is both familiar and convenient to the Members. HMO must make a good faith effort to comply with Head Start's requirement that Members participating in Head Start receive their THSteps checkup no later than 45 days after enrolling into either program.

         6.8.9 Immunizations. HMO must educate providers on the Immunization Standard Requirements set forth in Chapter 161, Texas Health and Safety Code; the standards in the ACIP Immunization Schedule; and the AAP Periodicity Schedule.

                  6.8.9.1 ImmTrac Compliance. HMO must educate providers about and require providers to comply with the requirements of Chapter 161, Texas Health and Safety Code, relating to the Texas Immunization Registry (ImmTrac), to include parental consent on the Vaccine Information Statement.

         6.8.10 Claim Forms. HMO must require all THSteps providers to submit claims for services paid (either on a capitated or fee-for service basis) on the HCFA 1500 claim form and use the unique procedure coding required by HHSC.

         6.8.11 Compliance with THSteps Performance Benchmark. HHSC will establish performance benchmarks against which HMO's full compliance with the THSteps periodicity schedule will be measured. The performance benchmarks will establish minimum compliance measures, which will increase over time. HMO must meet all performance benchmarks required for THSteps services.

         6.8.12 Validation of Encounter Data. Encounter data will be validated by chart review of a random sample of THSteps eligible enrollees against monthly encounter data reported by HMO. Chart reviews will be conducted by HHSC to validate that all screens are performed when due and as reported, and that reported data is accurate and timely. Substantial deviation between reported and charted encounter data could result in HMO and/or network providers being investigated for potential fraud and abuse without notice to HMO or the provider.

6.9      PERINATAL SERVICES

         6.9.1 HMO's perinatal health care services must ensure appropriate care is provided to women and infants who are Members of HMO, from the preconception period through the infant's first year of life. HMO's perinatal health care system must comply with the requirements of the Maternal and Infant Health

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                  Improvement Act (Texas Health and Safety Code, Chapter 32) and
                  25 TAC Chapter 37, Subchapter M.

         6.9.2 HMO must have a perinatal health care system in place that, at a minimum, provides the following services:

                  6.9.2.1 pregnancy planning and perinatal health promotion and education for reproductive- age women;

                  6.9.2.2 perinatal risk assessment of nonpregnant women, pregnant and postpartum women, and infants up to one year of age;

                  6.9.2.3 access to appropriate levels of care based on risk assessment, including emergency care;

                  6.9.2.4 transfer and care of pregnant women, newborns, and infants to tertiary care facilities when necessary;

                  6.9.2.5  availability and accessibility of
                           obstetricians/gynecologists, anesthesiologists, and neonatologists capable of dealing with complicated perinatal problems;

                  6.9.2.6 availability and accessibility of appropriate outpatient and inpatient facilities capable of dealing with complicated perinatal problems; and

                  6.9.2.7 compiles, analyzes and reports process and outcome data of Members to HHSC.

         6.9.3 HMO must have a process to expedite scheduling a prenatal appointment for an obstetrical exam for a TP40 Member no later than two weeks after receiving the daily enrollment file verifying enrollment of the Member into the HMO.

         6.9.4 HMO must have procedures in place to contact and assist a pregnant/delivering Member in selecting a PCP for her baby either before the birth or as soon as the baby is born.

         6.9.5 HMO must provide inpatient care and professional services related to labor and delivery for its pregnant/delivering Members and neonatal care for its newborn Members (see Section 14.3.1) at the time of delivery and for up to 48 hours following an uncomplicated vaginal delivery and 96 hours following an uncomplicated Caesarian delivery.

                  6.9.5.1 HMO must reimburse in-network providers, out-of-network providers, and specialty physicians who are providing call coverage, routine, and/or specialty consultation services for the period of time covered in Section 6.9.5.

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                           6.9.5.1.1 HMO must adjudicate provider claims for
                                     services provided to a newborn Member in accordance with HHSC's claims processing requirements using the proxy ID number or State-issued Medicaid ID number (see
                                     Section 4.10). HMO cannot deny claims based on provider non-use of State-issued Medicaid ID number for a newborn Member. HMO must accept provider claims for newborn services based on mother's name and/or Medicaid ID number with accommodations for multiple births, as specified by the HMO.

                  6.9.5.2 HMO cannot require prior authorization or PCP assignment to adjudicate newborn claims for the period of time covered by Section 6.9.5

         6.9.6 HMO may require prior authorization requests for hospital or professional services provided beyond the time limits in
                  Section 6.9.5. HMO must respond to these prior authorization requests within the requirements of 28 TAC 19.1710 - 19.1712 and Article 21.58A of the Texas Insurance Code.

                  6.9.6.1 HMO must notify providers involved in the care of pregnant/delivering women and newborns (including out-of-network providers and hospitals) regarding the HMO's prior authorization requirements.

                  6.9.6.2 HMO cannot require a prior authorization for services provided to a pregnant/delivering Member or newborn Member for a medical condition that requires emergency services, regardless of when the emergency condition arises (see Section 6.5.4).

6.10     EARLY CHILDHOOD INTERVENTION (ECI)

         6.10.1 ECI Services. HMO must provide all federally mandated services contained at 34 C.F.R. Part 303., and 25 TAC Chapter 621, relating to identification, referral and delivery of health care services contained in the Member's Individual Family Service Plan (IFSP). An IFSP is the written plan that identifies a Member's disability or chronic or complex condition(s) or developmental delay, and describes the course of action developed to meet those needs, and identifies the person or persons responsible for each action in the plan. The plan is a mutual agreement of the Member's Primary Care Physician (PCP), Case Manager, and the Member/family, and is part of the Member's medical record.

         6.10.2 ECI Providers. HMO must contract with qualified providers to provide ECI services to Members under age 3 with developmental delays. HMO may contract with local ECI programs or non-ECI providers who meet qualifications for participation by the Texas Interagency Council on Early Childhood Intervention to provide ECI services.

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         6.10.3   Identification and Referral. HMO must ensure that network
                  providers are educated regarding the identification of Members under age 3 who have or are at risk for having disabilities and/or developmental delays. HMO must use written education material developed or approved by the Texas Interagency Council on Early Childhood Intervention. HMO must ensure that all providers refer identified Members to ECI service providers within two working days from the day the Member is identified. Eligibility for ECI services is determined by the local ECI program using the criteria contained in 25 TAC Chapter 621.

         6.10.4 Coordination. HMO must coordinate and cooperate with local ECI programs that perform assessment in the development of the Individual Family Service Plan (IFSP), including on-going case management and other non-capitated services required by the Member's IFSP. Cooperation includes conducting medical diagnostic procedures and providing medical records required to perform developmental assessments and develop the IFSP within the time lines established at 34 C.F.R. Part 303. ECI case management is not an HMO capitated service.

         6.10.5 Intervention. HMO must require, through contract provisions, that all medically necessary health and behavioral health care services contained in the Member's IFSP are provided to the Member in amount, duration and scope established by the IFSP. Medical necessity for health and behavioral health care services is determined by the interdisciplinary team as approved by the Member's PCP. HMO cannot modify the plan of care or alter the amount, duration and scope of services required by the Member's IFSP. HMO cannot create unnecessary barriers for the Member to obtain IFSP services, including requiring prior authorization for the ECI assessment and insufficient authorization periods for prior authorized services.

6.11     SPECIAL SUPPLEMENTAL NUTRITION PROGRAM FOR WOMEN, INFANTS, AND CHILDREN
         (WIC) - SPECIFIC REQUIREMENTS

         6.11.1 HMO must coordinate with WIC to provide certain medical information that is necessary to determine WIC eligibility, such as height, weight, hematocrit or hemoglobin (see Section 7.16.3.2).

         6.11.2 HMO must direct all eligible Members to the WIC program (Medicaid recipients are automatically income-eligible for WIC).

         6.11.3 HMO must coordinate with existing WIC providers to ensure Members have access to the Special Supplemental Nutrition Program for Women, Infants and Children; or HMO must provide these services.

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         6.11.4   HMO may use the nutrition education provided by WIC to satisfy health education requirements described in this contract.

6.12     TUBERCULOSIS (TB)

         6.12.1 Education, Screening, Diagnosis and Treatment. HMO must provide Members and providers with education on the prevention, detection and effective treatment of tuberculosis
                  (TB). HMO must establish mechanisms to ensure all procedures required to screen at-risk Members and to form the basis for a diagnosis and proper prophylaxis and management of TB are available to all Members, except services referenced in
                  Section 6.1.8 as non-capitated services. HMO must develop policies and procedures to ensure that Members who may be or are at risk for exposure to TB are screened for TB. An at-risk Member refers to a person who is susceptible to TB because of the association with certain risk factors, behaviors, drug resistance, or environmental conditions. HMO must consult with the local TB control program to ensure that all services and treatments provided by HMO are in compliance with the guidelines recommended by the American Thoracic Society (ATS), the Centers for Disease Control and Prevention (CDC), and HHSC policies and standards.

         6.12.2 Reporting and Referral. HMO must implement policies and procedures requiring providers to report all confirmed or suspected cases of TB to the local TB control program within one working day of identification of a suspected case, using the forms and procedures for reporting TB adopted by HHSC (25 TAC Chapter 97). HMO must require that in-state labs report mycobacteriology culture results positive for M. Tuberculosis and M. Tuberculosis antibiotic susceptibility to HHSC as required for in-state labs by 25 TAC Chapter 97, Subchapter F. Referral to state-operated hospitals specializing in the treatment of tuberculosis should only be made for TB-related treatment.

         6.12.3 Medical Records. HMO must provide access to Member medical records to HHSC and the local TB control program for all confirmed and suspected TB cases upon request.

         6.12.4 Coordination and Cooperation with the Local TB Control Program. HMO must coordinate with the local TB control program to ensure that all Members with confirmed or suspected TB have a contact investigation and receive Directly Observed Therapy
                  (DOT). HMO must require, through contract provisions, that providers report any Member who is non-compliant, drug resistant, or who is or may be posing a public health threat to HHSC or the local TB control program. HMO must cooperate with the local TB control

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                  program in enforcing the control measures and quarantine
                  procedures contained in Chapter 81 of the Texas Health and Safety Code.

                  6.12.4.1 HMO must have a mechanism for coordinating a
                           post-discharge plan for follow-up DOT with the local TB program.

                  6.12.4.2 HMO must coordinate with the HHSC South Texas
                           Hospital and Texas Center for Infectious Disease for voluntary and court-ordered admission, discharge plans, treatment objectives and projected length of stay for Members with multi-drug resistant TB.

                  6.12.4.3 HMO may contract with the local TB control programs to perform any of the capitated services required in
                           Section 6.12.

6.13     PEOPLE WITH DISABILITIES OR CHRONIC OR COMPLEX CONDITIONS

         6.13.1 HMO shall provide the following services to persons with disabilities, special health care needs, or chronic or complex conditions. These services are in addition to the covered services described in detail in the Texas Medicaid Provider Procedures Manual (Provider Procedures Manual) and the Texas Medicaid Bulletin, which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services is published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide.

         6.13.2 HMO must develop and maintain a system and procedures for identifying Members who have disabilities, special health care needs or chronic or complex medical and behavioral health conditions. Once identified, HMO must have effective health delivery systems to provide the covered services to meet the special preventive, primary acute, and specialty health care needs appropriate for treatment of the individual's condition. The guidelines and standards established by the American Academy of Pediatrics, the American College of Obstetrics/Gynecologists, the U.S. Public Health Service, and other medical and professional health organizations and associations' practice guidelines whose standards are recognized by HHSC must be used in determining the medically necessary services, assessment and plan of care for each individual.

                  6.13.2.1 In accordance with 42 C.F.R. 438.208(b)(3), HMO shall provide information that identifies Members who the HMO has assessed as special health care needs Members to the State's enrollment broker. The information will be provided in a format to be specified by HHSC and updated by the 10th day of each month. In the event that a special health care needs Member changes health plans, HMO will work with receiving HMO to provide information

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                           concerning the results of the HMO's identification
                           and assessment of that Member's needs, to prevent duplication of those activities.

         6.13.3 HMO must require that the PCP for all persons with disabilities, special health care needs or chronic or complex conditions develop a plan of care to meet the needs of the Member. The plan of care must be based on health needs, specialist(s) recommendations, and periodic reassessment of the Member's developmental and functional status and service delivery needs. HMO must require providers to maintain record keeping systems to ensure that each Member who has been identified with a disability or chronic or complex condition has an initial plan of care in the primary care provider's medical records, that Member agrees to that plan of care, and that the plan is updated as often as the Member's needs change, but at least annually.

         6.13.4 HMO must provide a primary care and specialty care provider network for persons with disabilities, special health care needs, or chronic or complex conditions. Specialty and subspecialty providers serving all Members must be Board Certified/Board Eligible in their specialty. HMO may request exceptions from HHSC for approval of traditional providers who are not board-certified or board-eligible but who otherwise meet HMO's credentialing requirements.

         6.13.5 HMO must have in its network PCPs and specialty care providers that have documented experience in treating people with disabilities, special health care needs, or chronic or complex conditions, including children. For services to children with disabilities, special health care needs, or chronic or complex conditions, HMO must have in its network PCPs and specialty care providers that have demonstrated experience with children with disabilities, special health care needs, or chronic or complex conditions in pediatric specialty centers such as children's hospitals, medical schools, teaching hospitals and tertiary center levels.

         6.13.6 HMO must provide information, education and training programs to Members, families, PCPs, specialty physicians, and community agencies about the care and treatment available in HMO's plan for Members with disabilities, special health care needs, or chronic or complex conditions.

                  HMO must ensure Members with disabilities, special health care needs, or chronic or complex conditions have direct access to a specialist.

         6.13.7 HMO must coordinate care and establish linkages, as appropriate for a particular Member, with existing community-based entities and services, including but not limited to: Maternal and Child Health, Children with Special Health Care Needs (CSHCN), the Medically Dependent Children Program (MDCP), Community Resource Coordination Groups (CRCGs), Interagency Council on Early Childhood Intervention
                  (ECI), Home and Community-based

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                  Services (HCS), Community Living Assistance and Support
                  Services (CLASS), Community Based Alternatives (CBA), In Home Family Support, Primary Home Care, Day Activity and Health Services (DAHS), Deaf/Blind Multiple Disabled waiver program and Medical Transportation Program (MTP).

         6.13.8 HMO must include TDH approved pediatric transplant centers, TDH designated trauma centers, and TDH designated hemophilia centers in its provider network (see Appendices E, F, and G for a listing of these facilities).

         6.13.9 HMO must ensure Members with disabilities or chronic or complex conditions have access to treatment by a multidisciplinary team when determined by the Member's PCP to be medically necessary for effective treatment, or to avoid separate and fragmented evaluations and service plans. The teams must include both physician and non-physician providers determined to be necessary by the Member's PCP for the comprehensive treatment of the Member. The team must:

                  6.13.9.1 Participate in hospital discharge planning;

                  6.13.9.2 Participate in pre-admission hospital planning for non-emergency hospitalizations;

                  6.13.9.3 Develop specialty care and support service
                           recommendations to be incorporated into the primary care provider's plan of care;

                  6.13.9.4 Provide information to the Member and the Member's family concerning the specialty care recommendations; and

                  6.13.9.5 HMO must develop and implement training programs for primary care providers, community agencies, ancillary care providers, and families concerning the care and treatment of a Member with a disability or chronic or complex conditions.

                  6.13.10 HMO must identify coordinators of medical care to assist providers who serve Members with disabilities and chronic or complex conditions and the Members and their families in locating and accessing appropriate providers inside and outside HMO's network.

         6.13.11 HMO must assist, through information and referral, eligible Members in accessing providers of non-capitated Medicaid services listed in Section 6.1.8, as applicable.

         6.13.12 HMO must ensure that Members who require routine or regular laboratory and ancillary medical tests or procedures to monitor disabilities, special health

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                  care needs, or chronic or complex conditions are allowed by
                  HMO to receive the services from the provider in the provider's office or at a contracted lab located at or near the provider's office.

6.14     HEALTH EDUCATION AND WELLNESS AND PREVENTION PLANS

         6.14.1 Health Education Plan. HMO must develop and implement a Health Education plan. The health education plan must tell Members how HMO system operates, how to obtain services, including emergency care and out-of-plan services. The plan must emphasize the value of screening and preventive care and must contain disease-specific information and educational materials.

         6.14.2 Wellness Promotion Programs. HMO must conduct wellness promotion programs to improve the health status of its Members. HMO may cooperatively conduct Health Education classes for all enrolled STAR Members with one or more HMOs also contracting with HHSC in the service area to provide services to Medicaid recipients in all counties of the service area. Providers and HMO staff must integrate health education, wellness and prevention training into the care of each Member. HMO must provide a range of health promotion and wellness information and activities for Members in formats that meet the needs of all Members. HMO must:

                        1. develop, maintain and distribute health education services standards, policies and procedures to providers;

                        2. monitor provider performance to ensure the standards for health education services are complied with;

                        3.    inform providers in writing about any
                              non-compliance with the plan standards, policies or procedures;

                        4. establish systems and procedures that ensure that provider's medical instruction and education on preventive services provided to the Member are documented in the Member's medical record; and

                        5. establish mechanisms for promoting preventive care services to Members who do not access care, e.g. newsletters, reminder cards, and mail-outs.

         6.14.3 Health Education Activities Report. HMO must submit, upon request, a Health Education Activities Schedule to HHSC or its designee listing the time and location of classes, health fairs or other events conducted during the time period of the request.

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6.15     SEXUALLY TRANSMITTED DISEASES (STDS) AND HUMAN IMMUNODEFICIENCY VIRUS
         (HIV)

         HMO must provide STD services that include STD/HIV prevention, screening, counseling, diagnosis, and treatment. HMO is responsible for implementing procedures to ensure that Members have prompt access to appropriate services for STDs, including HIV.

         6.15.1 HMO must allow Members access to STD services and HIV diagnosis services without prior authorization or referral by PCP. HMO must comply with Texas Family Code Section 32.003, relating to consent to treatment by a child.

         6.15.2 HMO must provide all covered services required to form the basis for a diagnosis and treatment plan for STD/HIV by the provider.

         6.15.3 HMO must consult with TDH regional public health authority to ensure that Members receiving clinical care of STDs, including HIV, are managed according to a protocol that has been approved by HHSC (see Section 7.16 relating to cooperative agreements with public health authorities).

         6.15.4 HMO must make education available to providers and Members on the prevention, detection and effective treatment of STDs, including HIV.

         6.15.5 HMO must require providers to report all confirmed cases of STDs, including HIV, to the local or regional health authority according to 25 TAC Chapter 97, Subchapter F, using the required forms and procedures for reporting STDs.

         6.15.6 HMO must coordinate with the HHSC regional health authority to ensure that Members with confirmed cases of syphilis, chancroid, gonorrhea, chlamydia and HIV receive risk reduction and partner elicitation/notification counseling. Coordination must be included in the subcontract required by Section
                  7.16.1. HMO may contract with local or regional health authorities to perform any of the covered services required in
                  Section 6.15.

         6.15.7 HMO's PCPs may enter into contracts or agreements with traditional HIV service providers in the service area to provide services such as case management, psychosocial support and other services. If the service provided is a covered service under this contract, the contract or agreement must include payment provisions.

         6.15.8 The subcontract with the respective HHSC regional offices and city and county health departments, as described in Section 7.16.1, must include, but not be limited to, the following topics:

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                  6.15.8.1 Access for Case Investigation. Procedures must be established to make Member records available to public health agencies with authority to conduct disease investigation, receive confidential Member information, and follow up.

                  6.15.8.2 Medical Records and Confidentiality. HMO must require that providers have procedures in place to protect the confidentiality of Members provided STD/HIV services. These procedures must include, but are not limited to, the manner in which medical records are to be safeguarded; how employees are to protect medical information; and under what conditions information can be shared. HMO must inform and require its providers who provide STD/HIV services to comply with all state laws relating to communicable disease reporting requirements. HMO must implement policies and procedures to monitor provider compliance with confidentiality requirements.

                  6.15.8.3 Partner Referral and Treatment. Members who are named as contacts to an STD, including HIV, should be evaluated and treated according to HMO's protocol. All protocols must be approved by HHSC. HMO's providers must coordinate referral of non-Member partners to local and regional health department STD staff.

                  6.15.8.4 Informed Consent and Counseling. HMO must have
                           policies and procedures in place regarding obtaining informed consent and counseling Members. The subcontracts with providers who treat HIV patients must include provisions requiring the provider to refer Members with HIV infection to public health agencies for in-depth prevention counseling, on-going partner elicitation and notification services and other prevention support services. The subcontracts must also include provisions that require the provider to direct-counsel or refer an HIV-infected Member about the need to inform and refer all sex and/or needle-sharing partners that might have been exposed to the infection for prevention counseling and antibody testing.

6.16     BLIND AND DISABLED MEMBERS

         6.16.1 Blind and disabled Members' SSI status is effective the date of State's eligibility system, SAVERR, identifies the Member as Type Program 13 (TP13). On this effective date, the Member becomes a voluntary STAR enrollee.

                  The State is responsible for updating the State's eligibility system within 45 days of official notice of the Members' federal SSI eligibility by the Social Security Administration
                  (SSA).

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         6.16.2   HMO must perform the same administrative services and
                  functions as are performed for mandatory Members under this contract. These administrative services and functions include, but are not limited to:

                  6.16.2.1 Prior authorization of services;

                  6.16.2.2 All customer services functions offered Members in mandatory participation categories, including the complaint process, enrollment services, and hotline services;

                  6.16.2.3 Linguistic services, including providing Member
                           materials in alternative formats for the blind and disabled;

                  6.16.2.4 Health education;

                  6.16.2.5 Utilization management using HHSC Claims
                           Administrator encounter data to provide appropriate interventions for Members through administrative case management;

                  6.16.2.6 Quality assurance activities as needed and Focused
                           Studies as required by HHSC; and

                  6.16.2.7 Coordination to link Blind and Disabled Members with applicable community resources and targeted case management programs (see Non-Capitated Services in Section 6.1.8).

         6.16.3 HMO must require network providers to submit claims for health and health-related services to HHSC's Claims Administrator for claims adjudication and payment.

         6.16.4 HMO must provide services to Blind and Disabled Members within HMO's network unless necessary services are unavailable within network. HMO must also allow referrals to out-of-network providers if necessary services are not available within HMO's network. Records must be forwarded to Member's PCP following a referral visit.

ARTICLE 7 PROVIDER NETWORK REQUIREMENTS

7.1      PROVIDER ACCESSIBILITY

         7.1.1 HMO must enter into written contracts with properly credentialed health care service providers. The names of all providers must be submitted to HHSC as part of HMO subcontracting process. HMO must have its own credentialing

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                  process to review, approve and periodically recertify the
                  credentials of all participating providers in compliance with 28 TAC Section 11.1902, relating to credentialing of providers in HMOs.

         7.1.2 HMO must require tax I.D. numbers from all providers. HMO is required to do backup withholding from all payments to providers who fail to give tax I.D. numbers or who give incorrect numbers.

         7.1.3 Timeframes for Access Requirements. HMO must have sufficient network providers and establish procedures to ensure Members have access to routine, urgent, and emergency services; telephone appointments; advice and Member service lines. These services must be accessible to Members within the following timeframes:

                  7.1.3.1  Urgent Care within 24 hours of request;

                  7.1.3.2  Routine care within 2 weeks of request;

                  7.1.3.3 Physical/Wellness Exams for adults must be provided within 8 to 10 weeks of the request;

                  7.1.3.4 HMO must establish policies and procedures to ensure that THSteps Checkups be provided within 90 days of new enrollment, except newborn Members should be seen within 2 weeks of enrollment, and in all cases for all Members be consistent with the American Academy of Pediatrics and THSteps periodicity schedule that is based on the American Academy of Pediatrics schedule and delineated in the Texas Medicaid Provider Procedures Manual and the Medicaid bi-monthly bulletins (see Section 6.1, Scope of Services). If the Member does not request a checkup, HMO must establish a procedure for contacting the Member to schedule the checkup.

                  7.1.3.5  Prenatal Care within 2 weeks of request.

         7.1.4 HMO is prohibited from requiring a provider or provider group to enter into an exclusive contracting arrangement with HMO as a condition for participation in its provider network.

7.2      PROVIDER CONTRACTS

         7.2.1 All providers must have a written contract, either with an intermediary entity or an HMO, to participate in the Medicaid program (provider contract). HMO must make all contracts available to HHSC upon request, at the time and location requested by HHSC.

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                  All standard formats of provider contracts must be submitted to HHSC for approval no later than 60 days prior to the effective date of this contract, unless previously filed with HHSC. HMO must submit one paper copy and one electronic copy in a form specified by HHSC. Any change to the standard format must be submitted to HHSC for approval no later than 30 days prior to the implementation of the new standard format. All provider contracts are subject to the terms and conditions of this contract and must contain the provisions of Article 5, Statutory and Regulatory Compliance, and the provisions contained in Section 3.2.4.

                  7.2.1.1 HHSC has 15 working days to review the materials and recommend any suggestions or required changes. If HHSC has not responded to HMO by the fifteenth day, HMO may execute the contract. HHSC reserves the right to request HMO to modify any contract that has been deemed approved.

         7.2.2 Primary Care Provider (PCP) contracts and specialty care contracts must contain provisions relating to the requirements of the provider types found in this contract. For example, PCP contracts must contain the requirements of Section 7.8 relating to Primary Care Providers.

         7.2.3 Provider contracts that are requested by any agency with authority to investigate and prosecute fraud and abuse must be produced at the time and place required by HHSC or the requesting agency. Provider contracts requested in response to a Public Information request must be produced within 48 hours of the request. Requested contracts and all related records must be provided free-of-charge to the requesting agency.

         7.2.4 The form and substance of all provider contracts are subject to approval by HHSC. HHSC retains the authority to reject or require changes to any contract that does not comply with the requirements or duties and responsibilities of this contract. HMO REMAINS RESPONSIBLE FOR PERFORMING AND FOR ANY FAILURE TO PERFORM ALL DUTIES, RESPONSIBILITIES AND SERVICES UNDER THIS CONTRACT REGARDLESS OF WHETHER THE DUTY, RESPONSIBILITY OR SERVICE IS CONTRACTED TO ANOTHER FOR ACTUAL PERFORMANCE.

         7.2.5 HHSC reserves the right and retains the authority to make reasonable inquiry and conduct investigations into provider and Member complaints against HMO or any intermediary entity with whom HMO contracts to deliver health care services under this contract. HHSC may impose appropriate sanctions and contract remedies to ensure HMO compliance with the provisions of this contract.

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         7.2.6    HMO must not restrict a provider's ability to provide opinions or counsel to a Member with respect to benefits, treatment options, and provider's change in network status.

         7.2.7 To the extent feasible within HMO's existing claims processing systems, HMO should have a single or central address to which providers must submit claims. If a central processing center is not possible within HMO's existing claims processing system, HMO must provide each network provider a complete list of all entities to whom the providers must submit claims for processing and/or adjudication. The list must include the name of the entity, the address to which claims must be sent, explanation for determination of the correct claims payer based on services rendered, and a phone number the provider may call to make claims inquiries. HMO must notify providers in writing of any changes in the claims filing list at least 30 days prior to effective date of change. If HMO is unable to provide 30 days notice, providers must be given a 30-day extension on their claims filing deadline to ensure claims are routed to correct processing center.

         7.2.8 HMO, all IPAs, and other intermediary entities must include contract language that substantially complies with the following standard contract provisions in each Medicaid provider contract. This language must be included in each contract with an actual provider of services, whether through a direct contract or through intermediary provider contracts:

                  7.2.8.1 [Provider] is being contracted to deliver Medicaid managed care under the HHSC STAR program. HMO must provide copies of the HHSC/HMO Contract to the [Provider] upon request. [Provider] understands that services provided under this contract are funded by State and federal funds under the Medicaid program. [Provider] is subject to all state and federal laws, rules and regulations that apply to all persons or entities receiving state and federal funds. [Provider] understands that any violation by a provider of a State or federal law relating to the delivery of services by the provider under this HMO/Provider contract, or any violation of the HHSC/HMO contract could result in liability for money damages, and/or civil or criminal penalties and sanctions under state and/or federal law.

                  7.2.8.2 [Provider] understands and agrees that HMO has the sole responsibility for payment of covered services rendered by the provider under HMO/Provider contract. In the event of HMO insolvency or cessation of operations, [Provider's] sole recourse is against HMO through the bankruptcy, conservatorship, or receivership estate of HMO.

                           7.2.8.2.1 [Provider] understands and agrees that the
                                     HMO's Medicaid enrollees are not to be held liable for the HMO's debts in the event of the entity's insolvency in accordance with 42 C.F.R. Section 438.106(a).

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                  7.2.8.3  [Provider] understands and agrees HHSC is not liable or responsible for payment for any Medicaid covered services provided to mandatory Members under HMO/Provider contract. Federal and State laws provide severe penalties for any provider who attempts to collect any payment from or bill a Medicaid recipient for a covered service.

                  7.2.8.4 [Provider] agrees that any modification, addition, or deletion of the provisions of this contract will become effective no earlier than 30 days after HMO notifies HHSC of the change in writing. If HHSC does not provide written approval within 30 days from receipt of notification from HMO, changes can be considered provisionally approved, and will become effective. Modifications, additions or deletions that are required by HHSC or by changes in state or federal law are effective immediately.

                  7.2.8.5 This contract is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. [Provider] must cooperate and assist HHSC and any state or federal agency that is charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. [Provider] must provide originals and/or copies of any and all information, allow access to premises and provide records to HHSC or its authorized agent(s), HHSC, CMS, the U.S. Department of Health and Human Services, FBI, TDI, and the Texas Attorney General's Medicaid Fraud Control Unit, upon request, and free-of-charge. [Provider] must report any suspected fraud or abuse including any suspected fraud and abuse committed by HMO or a Medicaid recipient to HHSC for referral to HHSC.

                  7.2.8.6 [Provider] is required to submit proxy claims forms to HMO for services provided to all STAR Members that are capitated by HMO in accordance with the encounter data submissions requirements established by HMO and HHSC.

                  7.2.8.7 HMO is prohibited from imposing restrictions upon the [Provider's] free communication with Members about a Member's medical conditions, treatment options, HMO referral policies, and other HMO policies, including financial incentives or arrangements and all STAR managed care plans with whom [Provider] contracts.

                  7.2.8.8 The Texas Medicaid Fraud Control Unit must be allowed to conduct private interviews of [Providers] and the [Providers'] employees, contractors, and patients. Requests for information must be complied with, in the form and language requested. [Providers] and their employees and contractors must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process, including investigations. Compliance with this Article is at HMO's and [Provider's] own expense.

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                  7.2.8.9  HMO must include the method of payment and payment amounts in all provider contracts.

                  7.2.8.10 All provider clean claims must be adjudicated
                           (finalized as paid or denied adjudicated) within 30 days from the date the claim is received by HMO. HMO must agree to pay providers interest in accordance with Article 4.10.6 for clean claims that are not adjudicated within 30 days.

                  7.2.8.11 HMO must prohibit network providers from interfering with or placing liens upon the state's right or HMO's right, acting as the state's agent, to recovery from third party resources. HMO must prohibit network providers from seeking recovery in excess of the Medicaid payable amount or otherwise violating state and federal laws.

                  7.2.8.12 [Provider] understands that the acceptance of funds under this Contract acts as acceptance of the authority of the State Auditor's Office ("SAO"), or any successor agency, to conduct an investigation in connection with those funds. [Provider] further agrees to cooperate fully with the SAO or its successor in the conduct of the audit or investigation, including providing all records requested.

         7.2.9 HMO must follow the procedures outlined in Section 843.306 of the Texas Insurance Code if terminating a contract with a provider, including an STP. At least 30 days before the effective date of the proposed termination of the provider's contract, HMO must provide a written explanation to the provider of the reasons for termination. HMO may immediately terminate a provider contract if the provider presents imminent harm to patient health, actions against a license or practice, fraud or malfeasance.

                  7.2.9.1 Within 60 days of the termination notice date, a provider may request a review of HMO's proposed termination by an advisory review panel, except in a case in which there is imminent harm to patient health, an action against a private license, fraud or malfeasance. The advisory review panel must be composed of physicians and providers, as those terms are defined in Section 843.306 of the Texas Insurance Code, including at least one representative in the provider's specialty or a similar specialty, if available, appointed to serve on the standing quality assurance committee or utilization review committee of HMO. The decision of the advisory review panel must be considered by HMO but is not binding on HMO. HMO must provide to the affected provider, on request, a copy of the recommendation of the advisory review panel and HMO's determination.

                  7.2.9.2 A provider who is terminated is entitled to an expedited review process by HMO on request by the provider. HMO must make a good faith effort to

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                           provide written notice of the provider's termination
                           to HMO's Members receiving primary care from, or who were seen on a regular basis by, the terminated provider within 15 days after receipt or issuance of the termination notice, in accordance with 42 C.F.R.
                           Section 438.10(f)(5). If a provider is terminated for reasons related to imminent harm to patient health, HMO must notify its Members immediately of the provider's termination.

         7.2.10 HMO must notify HHSC no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract. If HMO seeks to terminate a provider's contract for imminent harm to patient health, actions against a license or practice, or fraud, contract termination may be immediate. HHSC will require assurances that any contract termination will not result in an interruption of an essential service or major contract function.

         7.2.11 HMO must include a complaint and appeals process that complies with the requirements of Chapter 843, Subchapter G of the Texas Insurance Code relating to Complaint Systems in all provider contracts. HMO's complaint and appeals process must be the same for all providers.

         7.2.12   Notice to Rejected Providers. In accordance with 42 C.F.R.
                  Section 438.129(a)(2), if an HMO declines to include individual or groups of providers in its network, it must give the affected providers written notice of the reason for its decision.

7.3      PHYSICIAN INCENTIVE PLANS

         7.3.1 HMO may operate a physician incentive plan only if: (1) no specific payment may be made directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to a Member; and (2) the stop-loss protection, enrollee surveys and disclosure requirements of this Article are met.

         7.3.2 HMO must disclose to HHSC information required by federal regulations found at 42 C.F.R. Section 417.479. The information must be disclosed in sufficient detail to determine whether the incentive plan complies with the requirements at 42 C.F.R. Section 417.479. The disclosure must contain the following information:

                  7.3.2.1 Whether services not furnished by a physician or physician group (referral services) are covered by the incentive plan. If only services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the incentive plan are not required to be disclosed.

                  7.3.2.2 The type of incentive arrangement (e.g. withhold, bonus, capitation).

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                  7.3.2.3  The percent of the withhold or bonus, if the
                           incentive plan involves a withhold bonus.

                  7.3.2.4 Whether the physician or physician group has evidence of a stop-loss protection, including the amount and type of stop-loss protection.

                  7.3.2.5 The panel size and the method used for pooling patients, if patients are pooled.

                  7.3.2.6 The results of Member and disenrollee surveys, if HMO is required under 42 C.F.R. Section 417.479 to conduct Member and disenrollee surveys.

         7.3.3    HMO must submit the information required in Sections 7.3.2.1 -
                  7.3.2.5 to HHSC by the effective date of this contract and each anniversary date of the contract.

         7.3.4 HMO must submit the information required in Section 7.3.2.6 one year after the effective date of initial contract or effective date of renewal contract, and annually each subsequent year under the contract. HMO's who put physicians or physician groups at substantial financial risk must conduct a survey of all Members who have voluntarily disenrolled in the previous year. A list of voluntary disenrollees may be obtained from the Enrollment Broker.

         7.3.5 HMO must provide Members with information regarding Physician Incentive Plans upon request. The information must include the following:

                  7.3.5.1 whether HMO uses a physician incentive plan that covers referral services;

                  7.3.5.2 the type of incentive arrangement (i.e., withhold, bonus, capitation);

                  7.3.5.3  whether stop-loss protection is provided; and

                  7.3.5.4 results of enrollee and disenrollee surveys, if required under 42 C.F.R. Section 417.479.

                  7.3.5.5 HMO must ensure that IPAs and ANHCs with whom HMO contracts comply with the requirements above. HMO is required to meet the requirements above for all levels of subcontracting.

7.4      PROVIDER MANUAL AND PROVIDER TRAINING

         7.4.1 HMO must prepare and issue a Provider Manual(s), including any necessary specialty manuals (e.g. behavioral health) to the providers in the HMO network and to newly contracted providers in the HMO network within five

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                  (5) working days from inclusion of the provider into the
                  network. The Provider Manual must contain sections relating to special requirements of the STAR Program as required under this contract. See Appendix D, Required Critical Elements, for specific details regarding content requirements.

                  Provider Manual and any revisions must be approved by HHSC prior to publication and distribution to providers (see
                  Section 3.4.1 regarding the process for plan materials review).

         7.4.2 HMO must provide training to all network providers and their staff regarding the requirements of the HHSC/HMO contract and special needs of STAR Members.

                  7.4.2.1 HMO training for all providers must be completed no later than 30 days after placing a newly contracted provider on active status. HMO must provide on-going training to new and existing providers as required by HMO or HHSC to comply with this contract.

                  7.4.2.2 HMO must include in all PCP training how to screen for and identify behavioral health disorders, HMO's referral process to behavioral health care services and clinical coordination requirements for behavioral health. HMO must include in all training for behavioral health providers how to identify physical health disorders, HMO's referral process to primary care and clinical coordination requirements between physical medicine and behavioral health providers. HMO must include training on coordination and quality of care such as behavioral health screening techniques for PCPs and new models of behavioral health interventions.

         7.4.3 HMO must provide primary care and behavioral health providers with screening tools and instruments approved by HHSC.

         7.4.4 HMO must maintain and make available upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each network provider and their staff.

         7.4.5 HMO must have its written policies and procedures for the screening, assessment and referral processes between behavioral health providers and physical medicine providers available for HHSC review prior to the effective date of the contract.

7.5      MEMBER PANEL REPORTS

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                  HMO must furnish each PCP with a current list of enrolled
                  Members enrolled or assigned to that Provider no later than 5 working days after HMO receives the Enrollment File from the Enrollment Broker each month.

7.6      PROVIDER COMPLAINT AND APPEAL PROCEDURES

         7.6.1 HMO must develop, implement and maintain a provider complaint system. The complaint and appeal procedures must be in compliance with all applicable state and federal laws or regulations. All Member complaints and/or appeals of an adverse determination requested by the enrollee, or any person acting on behalf of the enrollee, or a physician or provider acting on behalf of the enrollee must comply with the provisions of this Article. Modifications and amendments to the complaint system must be submitted to HHSC no later than 30 days prior to the implementation of the modification or amendment.

         7.6.2 HMO must include the provider complaint and appeal procedure in all network provider contracts or in the provider manual.

         7.6.3 HMO's complaint and appeal process cannot contain provisions requiring a provider to submit a complaint or appeal to HHSC for resolution in lieu of the HMO's process.

         7.6.4 HMO must establish mechanisms to ensure that network providers have access to a person who can assist providers in resolving issues relating to claims payment, plan administration, education and training, and complaint procedures.

7.7.     PROVIDER QUALIFICATIONS

         7.7.1    PROVIDER QUALIFICATIONS- GENERAL

                  The providers in HMO network must meet the following qualifications:

PROVIDER                   QUALIFICATION
FQHC                       A Federally Qualified Health Center meets the standards established by federal rules and procedures. The FQHC must also be an eligible provider enrolled in the Medicaid program.

Physician                  An individual who is licensed to practice medicine as an M.D. or a D.O. in the State of Texas either as a primary care provider or in the area of specialization under which they will provide medical services under contract with HMO; who is a

PROVIDER                   QUALIFICATION
                           provider enrolled in the Medicaid program; and who has a valid Drug Enforcement Agency registration number and a Texas Controlled Substance Certificate, if either is required in their practice.

Hospital                   An institution licensed as a general or special hospital by the State of Texas under
                           Chapter 241 of the Texas Health and Safety Code that is enrolled as a provider in the Texas Medicaid Program. HMO will require that all facilities in the network used for acute inpatient specialty care for people under age 21 with disabilities, special health care needs, or chronic or complex conditions will have a designated pediatric unit; 24 hour laboratory and blood bank availability; pediatric radiological capability; meet JCAHO standards; and have discharge planning and social service units. HMO may request exceptions to this requirement for specific hospitals within their networks, from HHSC.

Non-Physician              An individual holding a license issued by the applicable licensing agency
Practitioner               of the State of Texas who is enrolled in the Texas Medicaid Program.
Provider

Clinical                   An entity having a current certificate issued under the Federal Clinical Laboratory
Laboratory                 Improvement Act (CLIA), and enrolled in the Texas Medicaid Program.

Rural Health               An institution that meets all of the criteria for designation as a rural health clinic,
Clinic (RHC)               and enrolled in the Texas Medicaid Program.

Local Health               A local health department established pursuant to the Local Public Health
Department                 Reorganization Act (Texas Health and Safety Code, Title 2, Chapter 121).

Non-Hospital               A provider of health care services that is licensed and credentialed to provide
Facility Provider          services, and enrolled in the Texas Medicaid Program.

School Based               Clinics located at school campuses that provide on-site primary and preventive care
Health Clinic              to children and adolescents.
(SBHC)

Chemical                   A facility licensed by the Texas Commission on Alcohol and Drug Abuse (TCADA)
Dependency                 under Section 464.002 of the Texas Health and Safety Code to provide chemical
Treatment Facility         dependency treatment.

Chemical                   An individual licensed by TCADA under Chapter 504, Texas Occupations Code, to
Dependency                 provide chemical dependency treatment or a master's level therapist (LMSW-ACP,
Counselor                  LMFT or LPC) with a minimum of two years of post-licensure experience in chemical dependency treatment.

         7.7.2    PROVIDER CREDENTIALING AND RECREDENTIALING

                  In accordance with 42 C.F.R. Section 438.214, HMO's standard credentialing and recredentialing process must include the following provisions to determine whether physicians and other health care professionals, who are licensed by the State and who are under contract with HMO, are qualified to perform the services.

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                  7.7.2.1  Written Policies and Procedures. HMO has written
                           policies and procedures for the credentialing process that includes HMO's initial credentialing of practitioners as well as its subsequent recredentialing, recertifying and/or reappointment of practitioners.

                  7.7.2.2 Oversight by Governing Body. The Governing Body, or the group or individual to which the Governing Body has formally delegated the credentialing function, has reviewed and approved the credentialing policies and procedures.

                  7.7.2.3 Credentialing Entity. The plan designates a credentialing committee or other peer review body, which makes recommendations regarding credentialing decisions.

                  7.7.2.4 Scope. The plan identifies those practitioners who fall under its scope of authority and action. This shall include, at a minimum, all physicians, dentists, and other licensed health practitioners included in the review organization's literature for Members, as an indication of those practitioners whose service to Members is contracted or anticipated.

                  7.7.2.5 Process. The initial credentialing process obtains and reviews verification of the following information, at a minimum:

                           a) The practitioner holds a current valid license to practice;

                           b) Valid Drug Enforcement Agency (DEA) or Controlled Substance Registration (CSR) certificate, as applicable;

                           c)       Graduation from medical school and
                                    completion of a residency or other
                                    post-graduate training, as applicable;

                           d)       Work history;

                           e)       Professional liability claims history;

                           f) The practitioner holds current, adequate malpractice insurance according to the plan's policy;

                           g) Any revocation or suspension of a state license or DEA/Bureau of Narcotics and Dangerous Drugs (BNDD) number;

                           h) Any curtailment or suspension of medical staff privileges (other than for incomplete medical records);

                           i) Any sanctions imposed by Medicaid and/or Medicare; a)

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                           j)       Any censure by the State or County Medical
                                    Association;

                           k) HMO requests information on the practitioner from the National Practitioner Data Bank and the State Board of Medical Examiners;

                           l) The application process includes a statement by the Applicant regarding: (This information should be used to evaluate the practitioner's current ability to practice.)

                                    1)       Any physical or mental health
                                             problems that may affect current
                                             ability to provide health care;

                                    2)       Any history of chemical
                                             dependency/substance abuse;

                                    3)       History of loss of license and/or
                                             felony convictions;

                                    4)       History of loss or limitation of
                                             privileges or disciplinary
                                             activity; and

                                    5)       An attestation to
                                             correctness/completeness of the
                                             application.

                  7.7.2.6 There is an initial visit to each potential primary care practitioner's office, including documentation of a structured review of the site and medical record keeping practices to ensure conformance with HMO's standards.

                  7.7.2.7 Recredentialing. A process for the periodic reverification of clinical credentials
                           (recredentialing, reappointment, or recertification) is described in HMO's policies and procedures.

                           7.7.2.7.1 There is evidence that the procedure is
                                     implemented at least every three years.

                           7.7.2.7.2 HMO conducts periodic review of information
                                     from the National Practitioner Data Bank, along with performance data on all physicians, to decide whether to renew the participating physician agreement. At a minimum, the recredentialing, recertification or reappointment process is organized to verify current standing on items listed in "7.7.2.5(a)" through "7.7.2.5(f)" and item "7.7.2.5(l)" above.

                           7.7.2.7.3 The recredentialing, recertification or
                                     reappointment process also includes review of data from: a) Member complaints and b) results of quality reviews.

                  7.7.2.8 Delegation of Credentialing Activities. If HMO delegates credentialing (and recredentialing, recertification, or reappointment) activities, there is a written description of the delegated activities, and the delegate's accountability for

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                           these activities. There is also evidence that the
                           delegate accomplished the credentialing activities. HMO monitors the effectiveness of the delegate's credentialing and reappointment or recertification process.

                  7.7.2.9 Retention of Credentialing Authority. HMO retains the right to approve new providers and sites and to terminate or suspend individual providers. HMO has policies and procedures for the suspension, reduction or termination of practitioner privileges.

                  7.7.2.10 Reporting Requirement. There is a mechanism for, and evidence of implementation of, the reporting of serious quality deficiencies resulting in suspension or termination of a practitioner, to the appropriate authorities. HMO will implement and maintain policies and procedures for disciplinary actions including reducing, suspending, or terminating a practitioner's privileges.

                  7.7.2.11 Appeals Process. There is a provider appellate
                           process for instances where HMO chooses to reduce, suspend or terminate a practitioner's privileges with the organization.

7.8      PRIMARY CARE PROVIDERS

         7.8.1 HMO must have a system for monitoring Member enrollment into its plan to allow HMO to effectively plan for future needs and recruit network providers as necessary to ensure adequate access to primary care and specialty care. The Member enrollment monitoring system must include the length of time required for Members to access care within the network. The monitoring system must also include monitoring after-hours availability and accessibility of PCPs.

                  7.8.1.1 HMO must provide supporting documentation, as required by 42 C.F.R. Section 438.207(b), as specified and requested by the State, to verify that their provider network meets the requirements of this contract at the time the HMO enters into a contract and at the time of a significant change as required by 42 C.F.R. Section 438.207(c). A significant change can be, but is not limited to, change in ownership (purchase, merger, acquisition), new start-up, bankruptcy, and/or a major subcontractor change directly affecting a provider network such as (IPA's, BHO, medical groups, etc.).

         7.8.2 HMO must maintain a primary care provider network in sufficient numbers and geographic distribution to serve a minimum of forty-five percent (45%) of the mandatory STAR eligibles in each county of the service area. HMO is required to increase the capacity of the network as necessary to accommodate enrollment growth beyond the forty-fifth percentile (45%).

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         7.8.3    HMO must maintain a provider network that includes
                  pediatricians and physicians with pediatric experience in sufficient numbers and geographic distribution to serve eligible children and adolescents in the service area and provide timely access to the full scope of benefits, especially THSteps checkups and immunizations.

         7.8.4 HMO must comply with the access requirements as established by the Texas Department of Insurance for all HMOs doing business in Texas, except as otherwise required by this contract.

         7.8.5 HMO must have physicians with board eligibility/certification in pediatrics available for referral for Members under the age of 21.

                  7.8.5.1 Individual PCPs may serve more than 2,000 Members. However, if HHSC determines that a PCP's Member enrollment exceeds the PCP's ability to provide accessible, quality care, HHSC may prohibit the PCP from receiving further enrollments. HHSC may direct HMOs to assign or reassign Members to another PCP's panel.

         7.8.6 HMO must have PCPs available throughout the service area to ensure that no Member must travel more than 30 miles to access the PCP, unless an exception to this distance requirement is made by HHSC.

         7.8.7 HMO's primary care provider network may include providers from any of the following practice areas: General Practitioners; Family Practitioners; Internists; Pediatricians; Obstetricians/Gynecologists (OB/GYN); Pediatric and Family Advanced Practice Nurses (APNs) and Certified Nurse Midwives Women Health (CNMs) practicing under the supervision of a physician; Physician Assistants (PAs) practicing under the supervision of a physician specializing in Family Practice, Internal Medicine, Pediatrics or Obstetrics/Gynecology who also qualifies as a PCP under this contract; or Federally Qualified Health Centers (FQHCs), Rural Health Clinics (RHCs) and similar community clinics; and specialists who are willing to provide medical homes to selected Members with special needs and conditions (see Section 7.10).

         7.8.8 The PCP for a Member with disabilities, special health care needs, or chronic or complex conditions may be a specialist who agrees to provide PCP services to the Member. The specialty provider must agree to perform all PCP duties required in the contract and PCP duties must be within the scope of the specialist's license. Any interested person may initiate the request for a specialist to serve as a PCP for a Member with disabilities, special health care needs, or chronic or complex conditions

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         7.8.9    PCPs must either have admitting privileges at a hospital that is part of HMO network of providers, or make referral arrangements with an HMO provider who has admitting privileges to a network hospital.

         7.8.10 HMO must require, through contract provisions, that PCPs are accessible to Members 24 hours a day, 7 days a week. The following are acceptable and unacceptable phone arrangements for contacting PCPs after normal business hours.

                  Acceptable:

                  1. Office phone is answered after-hours by an answering service that meets language requirements of the major population groups and that can contact the PCP or another designated medical practitioner. All calls answered by an answering service must be returned within 30 minutes.

                  2. Office phone is answered after normal business hours by a recording in the language of each of the major population groups served directing the patient to call another number to reach the PCP or another provider designated by the PCP. Someone must be available to answer the designated provider's phone. Another recording is not acceptable.

                  3. Office phone is transferred after office hours to another location where someone will answer the phone and be able to contact the PCP or another designated medical practitioner, who can return the call within 30 minutes.

                  Unacceptable:

                  1.       Office phone is only answered during office hours.

                  2. Office phone is answered after-hours by a recording that tells patients to leave a message.

                  3. Office phone is answered after-hours by a recording that directs patients to go to an Emergency Room for any services needed.

                  4.       Returning after-hours calls outside of 30 minutes.

         7.8.11 HMO must require PCPs, through contract provisions or provider manual, to provide primary care services and continuity of care to Members who are enrolled with or assigned to the PCP. Primary care services are all services required by a Member for the prevention, detection, treatment and cure of

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                  illness, trauma, disease or disorder, which are covered and/or required services under this contract. All services must be provided in compliance with generally accepted medical and behavioral health standards for the community in which services are rendered. HMO must require PCPs, through contract provisions or provider manual, to provide children under the age of 21 services in accordance with the American Academy of Pediatric recommendations and the THSteps periodicity schedule and provide adults services in accordance with the U.S. Preventive Services Task Force's publication "Put Prevention Into Practice".

                  7.8.11.1 HMO must require PCPs, through contract provisions or provider manual, to assess the medical needs of Members for referral to specialty care providers and provide referrals as needed. PCP must coordinate care with specialty care providers after referral.

                  7.8.11.2 HMO must require PCPs, through contract provisions or provider manual, to make necessary arrangements with home and community support services to integrate the Member's needs. This integration may be delivered by coordinating the care of Members with other programs, public health agencies and community resources that provide medical, nutritional, behavioral, educational and outreach services available to Members.

                  7.8.11.3 HMO must require, through contract provisions or
                           provider manual, that the Member's PCP or HMO provider through whom PCP has made arrangements, be the admitting or attending physician for inpatient hospital care, except for emergency medical or behavioral health conditions or when the admission is made by a specialist to whom the Member has been referred by the PCP. HMO must require, through contract provisions or provider manual, that PCP assess the advisability and availability of outpatient treatment alternatives to inpatient admissions. HMO must require, through contract provisions or provider manual, that PCP provide or arrange for pre-admission planning for non-emergency inpatient admissions, and discharge planning for Members. PCP must call the emergency room with relevant information about the Member. PCP must provide or arrange for follow-up care after emergency or inpatient care.

                  7.8.11.4 HMO must require PCPs for children under the age of
                           21 to provide or arrange to have provided all services required under Section 6.8 relating to Texas Health Steps, Section 6.9 relating to Perinatal Services, Section 6.10 relating to Early Childhood Intervention, Section 6.11 relating to WIC, Section
                           6.13 relating to People With Disabilities, special health care needs, or chronic or complex conditions, and Section 6.14 relating to Health Education and Wellness and Prevention Plans. PCP must cooperate and coordinate with HMO to provide Member and the Member's family with knowledge of and access to available services.

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         7.8.12   PCP Selection and Changes. All Medicaid recipients who are eligible for participation in the STAR program have the right to select their PCP and HMO. Medicaid recipients who are mandatory STAR participants who do not select a PCP and/or HMO during the time period allowed will be assigned to a PCP and/or HMO using the HHSC default process. Members may change PCPs at any time, but these changes are limited to four (4) times per year.

                  7.8.12.1 Voluntary SSI Members. PCP changes cannot be
                           performed retroactively for voluntary SSI Members. If an SSI Member requests a PCP change on or before the 15th of the month, the change will be effective the first day of the next month. If an SSI Member requests a PCP change after the 15th of the month, the change will be effective the first day of the second month that follows. Exceptions to this policy will be allowed for reasons of medical necessity or other extenuating circumstances.

                  7.8.12.2 Mandatory Members. Retroactive changes to a Member's
                           PCP should only be made if it is medically necessary or there are other circumstances that necessitate a retroactive change. HMO must pay claims for services provided by the original PCP. If the original PCP is paid on a capitated basis and services were provided during the period for which capitation was paid, HMO cannot recoup the capitation.

7.9      OB/GYN PROVIDERS

         HMO must allow a female Member to select an OB/GYN within its provider network or within a limited provider network in addition to a PCP, to provide health care services within the scope of the professional specialty practice of a properly credentialed OB/GYN. See Article 21.53D of the Texas Insurance Code and 28 TAC Sections 11.506, 11.1600 and 11.1608. A Member who selects an OB/GYN must be allowed direct access to the health care services of the OB/GYN without a referral by the woman's PCP or a prior authorization or precertification from HMO. HMO must allow Members to change OB/GYNs up to four times per year. Health care services must include, but not be limited to:

         7.9.1    One well-woman examination per year;

         7.9.2    Care related to pregnancy;

         7.9.3    Care for all active gynecological conditions; and

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         7.9.4    Diagnosis, treatment, and referral for any disease or
                  condition within the scope of the professional practice of a properly credentialed obstetrician or gynecologist.

         7.9.5 HMOs that allow its Members to directly access any OB/GYN provider within its network, must ensure that the provisions of Section 7.9 continue to be met.

         7.9.6 OB/GYN providers must comply with HMO's procedures contained in HMO's provider manual or provider contract for OB/GYN providers, including but not limited to prior authorization procedures.

7.10     SPECIALTY CARE PROVIDERS

         7.10.1 HMO must maintain specialty providers, actively serving within that specialty, including pediatric specialty providers and chemical dependency specialty providers, within the network in sufficient numbers and areas of practice to meet the needs of all Members requiring specialty care services.

         7.10.2 HMO must require, through contract provisions or provider manual, that specialty providers send a record of consultation and recommendations to a Member's PCP for inclusion in Member's medical record and report encounters to the PCP and/or HMO.

         7.10.3 HMO must ensure availability and accessibility to appropriate specialists.

         7.10.4 HMO must ensure that no Member is required to travel in excess of 75 miles to secure initial contact with referral specialists; special hospitals, psychiatric hospitals; diagnostic and therapeutic services; and single service health care physicians, dentists or providers. Exceptions to this requirement may be allowed when an HMO has established, through utilization data provided to HHSC, that a normal pattern for securing health care services within an area exists or HMO is providing care of a higher skill level or specialty than the level that is available within the service area such as, but not limited to, treatment of cancer, burns, and cardiac diseases.

7.11     SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES

         7.11.1 HMO must include all medically necessary specialty services through its network specialists, sub-specialists and specialty care facilities (e.g., children's hospitals, licensed chemical dependency treatment facilities and tertiary care hospitals).

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         7.11.2   HMO must include requirements for pre-admission and discharge planning in its contracts with network hospitals. Discharge plans for a Member must be provided by HMO or the hospital to the Member/family, the PCP and specialty care physicians.

         7.11.3 HMO must have appropriate multidisciplinary teams for people with disabilities or chronic or complex medical conditions. These teams must include the PCP and any individuals or providers involved in the day-to-day or on-going care of the Member.

         7.11.4 HMO must include in its provider network a HHSC-designated perinatal care facility, as established by the Maternal and Infant Health Improvement Act (Texas Health and Safety Code, Chapter 32) once the designated system is finalized and perinatal care facilities have been approved for the service area (see Section 6.9).

7.12     BEHAVIORAL HEALTH - LOCAL MENTAL HEALTH AUTHORITY (LMHA)

         7.12.1 Assessment to determine eligibility for rehabilitative and targeted MHMR case management services is a function of the LMHA. HMO must provide all covered services described in detail in the Texas Medicaid Provider Procedures Manual (Provider Procedures Manual) and the Texas Medicaid Bulletin, which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services are published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide. Covered services must be provided to Members with SPMI and SED, when medically necessary, whether or not they are also receiving targeted case management or rehabilitation services through the LMHA.

         7.12.2 HMO will coordinate with the LMHA and state psychiatric facility regarding admission and discharge planning, treatment objectives and projected length of stay for Members committed by a court of law to the state psychiatric facility.

         7.12.3 HMO must enter into written agreements with all LMHAs in the service area that describes the process(es) that HMO and LMHA will use to coordinate services for STAR Members with SPMI or SED. The agreement will contain the following provisions:

                  7.12.3.1 Describe the behavioral health covered services
                           indicated in detail in the Provider Procedures Manual and the Texas Medicaid Bulletin, which is the bimonthly update to the Provider Procedures Manual. Clinical information


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                           regarding covered services are published by the Texas
                           Medicaid Program in the Texas Medicaid Service Delivery Guide. Also include the amount, duration, and scope of basic and value-added services, and HMO's responsibility to provide these services;

                  7.12.3.2 Describe criteria, protocols, procedures and
                           instrumentation for referral of STAR Members from and to HMO and LMHA;

                  7.12.3.3 Describe processes and procedures for referring
                           Members with SPMI or SED to LMHA for assessment and determination of eligibility for rehabilitation or targeted case management services;

                  7.12.3.4 Describe how the LMHA and HMO will coordinate
                           providing behavioral health care services to Members with SPMI or SED;

                  7.12.3.5 Establish clinical consultation procedures between
                           HMO and LMHA including consultation to effect referrals and on-going consultation regarding the Member's progress;

                  7.12.3.6 Establish procedures to authorize release and
                           exchange of clinical treatment records;

                  7.12.3.7 Establish procedures for coordination of assessment, intake/triage, utilization review/utilization management and care for persons with SPMI or SED;

                  7.12.3.8 Establish procedures for coordination of inpatient psychiatric services (including court ordered commitment of Members under 21) in state psychiatric facilities within the LMHA's catchment area;

                  7.12.3.9 Establish procedures for coordination of emergency and urgent services to Members; and

                  7.12.3.10 Establish procedures for coordination of care and transition of care for new HMO Members who are receiving treatment through the LMHA.

         7.12.4 HMO must offer licensed practitioners of the healing arts, who are part of the Member's treatment team for rehabilitation services, the opportunity to participate in HMO's network. The practitioner must agree to accept the standard provider reimbursement rate, meet the credentialing requirements, comply with all the terms and conditions of the standard provider contract of HMO.

         7.12.5 Members receiving rehabilitation services must be allowed to choose the licensed practitioners of the healing arts who are currently a part of the Member's treatment team for rehabilitation services. If the Member chooses

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                  to receive these services from licensed practitioners of the healing arts who are part of the Member's rehabilitation services treatment team, HMO must reimburse the LMHA at current Medicaid fee-for-service amounts.

7.13     SIGNIFICANT TRADITIONAL PROVIDERS (STPS)

         HMO must seek participation in its provider network from:

         7.13.1 Each health care provider in the service area who has traditionally provided care to Medicaid recipients;

         7.13.2 Each hospital in the service area that has been designated as a disproportionate share hospital under Medicaid; and

         7.13.3 Each specialized pediatric laboratory in the service area, including those laboratories located in children's hospitals.

7.14     RURAL HEALTH PROVIDERS

         7.14.1 In rural areas of the service area, HMO must seek the participation in its provider network of rural hospitals, physicians, home and community support service agencies, and other rural health care providers who:

                  7.14.1.1 are the only providers located in the service area;
                           and

                  7.14.1.2 are Significant Traditional Providers.

         7.14.2   In order to contract with HMO, rural health providers must:

                  7.14.2.1 agree to accept the prevailing provider contract rate of HMO based on provider type; and

                  7.14.2.2 have the credentials required by HMO, provided that lack of board certification or accreditation by JCAHO may not be the only grounds for exclusion from the provider network.

         7.14.3 HMO must reimburse rural hospitals with 100 or fewer licensed beds in counties with fewer than 50,000 persons for acute care services at a rate calculated using the higher of the prospective payment system rate or the cost reimbursed methodology authorized under the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA). Hospitals reimbursed under TEFRA cost principles shall be paid without the imposition of the TEFRA cap.

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         7.14.4   HMO must reimburse physicians who practice in rural counties with fewer than 50,000 persons at a rate using the current Medicaid fee schedule, including negotiated fee-for-service.

7.15     FEDERALLY QUALIFIED HEALTH CENTERS (FQHCS) AND RURAL HEALTH CLINICS
         (RHCS)

         7.15.1 HMO must make reasonable efforts to include FQHCs and RHCs (Freestanding and hospital-based) in its provider network.

         7.15.2 FQHCs or RHCs will receive a cost settlement from HHSC and must agree to accept initial payments from HMO in an amount that is equal to or greater than HMO's payment terms for other providers providing the same or similar services.

                  7.15.2.1 HMO must submit monthly FQHC and RHC encounter and payment reports to all contracted FQHCs and RHCs, and FQHCs and RHCs with whom there have been encounters, not later than 21 days from the end of the month for which the report is submitted. The format will be developed by HHSC. The FQHC and RHC must validate the encounter and payment information contained in the report(s). HMO and the FQHC/RHC must both sign the report(s) after each party agrees that it accurately reflects encounters and payments for the month reported. HMO must submit the signed FQHC and RHC encounter and payment reports to HHSC not later than 45 days from the end of the month for which the report is submitted.

                  7.15.2.2 For FQHCs, HHSC will determine the amount of the
                           interim settlement based on the difference between: an amount equal to the number of Medicaid allowable encounters multiplied by the rate per encounter from the latest settled FQHC fiscal year cost report, and the amount paid by HMO to the FQHC for the quarter. For RHCs, HHSC will determine the amount of the interim settlement based on the difference between a reasonable cost amount methodology provided by HHSC and the amount paid by HMO to the RHC for the quarter. HHSC will pay the FQHC or the RHC the amount of the interim settlement, if any, as determined by HHSC or collect and retain the quarterly recoupment amount, if any.

                  7.15.2.3 HHSC will cost settle with each FQHC and RHC
                           annually, based on the FQHC or the RHC fiscal year cost report and the methodology described in Section
                           7.15.2. HHSC will make additional payments or recoup payments from the FQHC or the RHC based on reasonable costs less prior interim payment settlements.

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                  7.15.2.4 Cost settlements for RHCs, and HMO's obligation to provide RHC reporting described in Section 7.15.

7.16     COORDINATION WITH PUBLIC HEALTH

         7.16.1 REIMBURSED ARRANGEMENTS. HMO must make a good faith effort to enter into a subcontract for the covered health care services as specified below with HHSC Public Health Regions, city and/or county health departments or districts in each county of the service area that will be providing these services to the Members (Public Health Entities), who will be paid for services by HMO, including any or all of the following services or any covered service that the public health department and HMO have agreed to provide:

                  7.16.1.1 Sexually Transmitted Diseases (STDs) Services (see
                           Section 6.15);

                  7.16.1.2 Confidential HIV Testing (see Section 6.15);

                  7.16.1.3 Immunizations;

                  7.16.1.4 Tuberculosis (TB) Care (see Section 6.12);

                  7.16.1.5 Family Planning Services (see Section 6.7);

                  7.16.1.6 THSteps checkups (see Section 6.8); and

                  7.16.1.7 Prenatal services (see Section 6.9).

         7.16.2 HMO must make a good faith effort to enter into subcontracts with public health entities in the service area. The subcontracts must be available for review by HHSC or its designated agent(s) on the same basis as all other subcontracts. If any changes are made to the contract, it must be resubmitted to HHSC. If an HMO is unable to enter into a contract with public health entities, HMO must document current and past efforts to HHSC. Documentation must be submitted no later than 120 days after the execution of this contract. Public health subcontracts must include the following areas:

                  7.16.2.1 The general relationship between HMO and the Public
                           Health entity. The subcontracts must specify the scope and responsibilities of both parties, the methodology and agreements regarding billing and reimbursements, reporting responsibilities, Member and provider educational responsibilities, and the methodology and agreements regarding sharing of confidential medical record information between the public health entity and the PCP.

                  7.16.2.2 Public Health Entity responsibilities:

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                           (1)      Public health providers must inform Members
                                    that confidential health care information will be provided to the PCP.

                           (2) Public health providers must refer Members back to PCP for any follow-up diagnostic, treatment, or referral services.

                           (3) Public health providers must educate Members about the importance of having a PCP and accessing PCP services during office hours rather than seeking care from Emergency Departments, Public Health Clinics, or other Primary Care Providers or Specialists.

                           (4) Public health entities must identify a staff person to act as liaison to HMO to coordinate Member needs, Member referral, Member and provider education, and the transfer of confidential medical record information.

                  7.16.2.3 HMO Responsibilities:

                           (1) HMO must identify care coordinators who will be available to assist public health providers and PCPs in getting efficient referrals of Members to the public health providers, specialists, and health-related service providers either within or outside HMO's network.

                           (2) HMO must inform Members that confidential healthcare information will be provided to the PCP.

                           (3) HMO must educate Members on how to better utilize their PCPs, public health providers, emergency departments, specialists, and health-related service providers.

                  7.16.2.4 Existing contracts must include the provisions in
                           Sections 7.16.2.1 through 7.16.2.3.

         7.16.3   NON-REIMBURSED ARRANGEMENTS WITH PUBLIC HEALTH ENTITIES.

                  7.16.3.1 Coordination with Public Health Entities. HMOs must make a good faith effort to enter into a Memorandum of Understanding (MOU) with Public Health Entities in the service area regarding the provision of services for essential public health care services. These MOUs must be entered into in each service area and are subject to HHSC approval. If any changes are made to the MOU, it must be resubmitted to HHSC. If an HMO is unable to enter into an MOU with a public health entity, HMO must document current and past efforts to HHSC. Documentation must be submitted no later than 120

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                           days after the execution of this contract. MOUs must
                           contain the roles and responsibilities of HMO and the public health department for the following services:

                           (1) Public health reporting requirements regarding communicable diseases and/or diseases that are preventable by immunization as defined by state law;

                           (2) Notification of and referral to the local Public Health Entity, as defined by state law, of communicable disease outbreaks involving Members;

                           (3) Referral to the local Public Health Entity for TB contact investigation and evaluation and preventive treatment of persons whom the Member has come into contact;

                           (4) Referral to the local Public Health Entity for STD/HIV contact investigation and evaluation and preventive treatment of persons whom the Member has come into contact; and,

                           (5) Referral for WIC services and information sharing;

                           (6) Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.

                  7.16.3.2 Coordination with Other Health and Human Services
                           (HHS) Programs. HMOs must make a good faith effort to enter into a Memorandum of Understanding (MOU) with other HHSC programs regarding the provision of services for essential public health care services. These MOUs must be entered into in each service area and are subject to HHSC approval. If any changes are made to the MOU, it must be resubmitted to HHSC. If an HMO is unable to enter into an MOU with other HHSC programs, HMO must document current and past efforts to HHSC. Documentation must be submitted no later than 120 days after the execution of this contract. MOUs must delineate the roles and responsibilities of HMO and the HHSC programs for the following services:

                           (1) Use of the TDH laboratory for THSteps newborn screens; lead testing; and hemoglobin/hematocrit tests;

                           (2) Availability of vaccines through the Vaccines for Children Program;

                           (3) Reporting of immunizations provided to the statewide ImmTrac Registry including parental consent to share data;

                           (4) Referral for WIC services and information sharing; (1)

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                           (5)      Pregnant, Women and Infant (PWI) Targeted
                                    Case Management;

                           (6) THSteps outreach, informing and Medical Case Management;

                           (7) Participation in the community-based coalitions with the Medicaid-funded case management programs in MHMR, ECI, TCB, and TDH (PWI, CIDC and THSteps Medical Case Management);

                           (8)      Referral to the TDH Medical Transportation
                                    Program;

                           (9) Cooperation with activities required of public health authorities to conduct the annual population and community based needs assessment; and

                           (10) Coordination and follow-up of suspected or confirmed cases of childhood lead exposure.

         7.16.4 All public health contracts must contain provider network requirements in Article 7, as applicable.

7.17     COORDINATION WITH TEXAS DEPARTMENT OF PROTECTIVE AND REGULATORY
         SERVICES

         7.17.1 HMO must cooperate and coordinate with the Texas Department of Protective and Regulatory Services (TDPRS) for the care of a child who is receiving services from or has been placed in the conservatorship of TDPRS.

         7.17.2 HMO must comply with all provisions of a Court Order or TDPRS Service Plan with respect to a child in the conservatorship of TDPRS (Order) entered by a Court of Continuing Jurisdiction placing a child under the protective custody of TDPRS or a Service Plan voluntarily entered into by the parents or person having legal custody of a minor and TDPRS that relates to the health and behavioral health care services required to be provided to the Member.

         7.17.3 HMO cannot deny, reduce, or controvert the medical necessity of any health or behavioral health care services included in an Order entered by a court. HMO may participate in the preparation of the medical and behavioral care plan prior to TDPRS submitting the health care plan to the Court. Any modification or termination of court ordered services must be presented and approved by the court with jurisdiction over the matter.

         7.17.4 A Member or the parent or guardian whose rights are subject to an Order or Service Plan cannot appeal the necessity of the services ordered through HMO's complaint or appeal processes, or to HHSC for a Fair Hearing.

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         7.17.5   HMO must include information in its provider training and
                  manuals regarding:

                  7.17.5.1 providing medical records;

                  7.17.5.2 scheduling medical and behavioral health appointments within 14 days unless requested earlier by TDPRS; and

                  7.17.5.3 recognition of abuse and neglect and appropriate
                           referral to TDPRS.

         7.17.6 HMO must continue to provide all covered services to a Member receiving services from or in the protective custody of TDPRS until the Member has been disenrolled from HMO as a result of loss of eligibility in Medicaid managed care or placement into foster care.

7.18     DELEGATED NETWORKS (IPAS, LIMITED PROVIDER NETWORKS AND ANHCS)

         7.18.1 All HMO contracts with any of the entities described in Texas Insurance Code Section 843.002(30) and a group of providers who are licensed to provide the same health care services or an entity that is wholly-owned or controlled by one or more hospitals and physicians including a physician-hospital organization (delegated network contracts) must:

                  7.18.1.1 contain the mandatory contract provisions for all subcontractors in Sections 3.2 and 7.2 of this contract;

                  7.18.1.2 comply with the requirements, duties and
                           responsibilities of this contract;

                  7.18.1.3 not create a barrier for full participation to
                           significant traditional providers;

                  7.18.1.4 not interfere with HHSC's oversight and audit
                           responsibilities including collection and validation of encounter data; or

                  7.18.1.5 be consistent with the federal requirement for
                           simplicity in the administration of the Medicaid program.

         7.18.2 In addition to the mandatory provisions for all subcontracts under Sections 3.2. and 7.2, all HMO/delegated network contracts must include the following mandatory standard provisions:

                  7.18.2.1 HMO is required to include subcontract provisions in its delegated network contracts that require the UM protocol used by a delegated network to produce

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                           substantially similar outcomes, as approved by HHSC,
                           as the UM protocol employed by the contracting HMO. The responsibilities of an HMO in delegating UM functions to a delegated network will be governed by
                           Section 16.3.12 of this contract.

                  7.18.2.2 Delegated networks that are delegated claims payment responsibilities by HMO must also have the responsibility to submit encounter, utilization, quality, and financial data to HMO. HMO remains responsible for integrating all delegated network data reports into HMO's reports required under this contract. If HMO is not able to collect and report all delegated network data for HMO reports required by this contract, HMO must not delegate claims processing to the delegated network.

                  7.18.2.3 The delegated network must comply with the same
                           records retention and production requirements, including Open Records requirements, as the HMO under this contract.

                  7.18.2.4 The delegated network is subject to the same
                           marketing restrictions and requirements as the HMO under this contract.

                  7.18.2.5 HMO is responsible for ensuring that delegated
                           network contracts comply with the requirements and provisions of the HHSC/HMO contract. HHSC will impose appropriate sanctions and remedies upon HMO for any default under the HHSC/HMO contract that is caused directly or indirectly by the acts or omissions of the delegated network.

         7.18.3 HMO cannot enter into contracts with delegated networks to provide services under this contract that require the delegated network to enter into exclusive contracts with HMO as a condition for participation with HMO.

                  7.18.3.1 Section 17.18.3 does not apply to providers who are employees or participants in limited provider networks.

         7.18.4 All delegated networks that limit Member access to those providers contracted with the delegated network (closed or limited panel networks) with whom HMO contracts must either independently meet the access provisions of 28 Texas Administrative Code Section 11.1607, relating to access requirements for those Members enrolled or assigned to the delegated network, or HMO must provide for access through other network providers outside the closed panel delegated network.

         7.18.5 HMO cannot delegate to a delegated network the enrollment, re-enrollment, assignment or reassignment of a Member.

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         7.18.6   In addition to the above provision HMO and approved Non-Profit
                  Health Corporations must comply with all of the requirements contained in 28 TAC Section 11.1604, relating to Requirements of Certain Contracts between Primary HMOs and ANHCs and
                  Primary HMOs and Provider HMOs.

         7.18.7 HMO remains responsible for performing all duties, responsibilities and services under this contract regardless of whether the duty, responsibility or service is contracted or delegated to another. HMO must provide a copy of the contract provisions that set out HMO's duties, responsibilities, and services to any provider network or group with whom HMO contracts to provide health care services on a risk sharing or capitated basis or to provide health care services.

ARTICLE 8 MEMBER SERVICES REQUIREMENTS

8.1      MEMBER EDUCATION

         HMO must provide the Member education requirements as contained in
         Article 6 at 6.5 through 6.14, and this Article of the contract.

8.2      MEMBER HANDBOOK

         8.2.1 HMO must mail each newly enrolled Member a Member Handbook no later than 5 working days after HMO receives the Enrollment File. The Member Handbook must be written at a 4th - 6th grade reading comprehension level. The Member Handbook must contain all critical elements specified by HHSC. See Appendix D, Required Critical Elements, for specific details regarding content requirements. HMO must submit a Member Handbook to HHSC for approval prior to the effective date of the contract unless previously approved (see Section 3.4 regarding the process for plan materials review).

         8.2.2 Member Handbook Updates. HMO must provide updates to the Handbook to all Members as changes are made to the Required Critical Elements in Appendix D. HMO must make the Member Handbook available in the languages of the major population groups and the visually impaired served by HMO.

         8.2.3 THE MEMBER HANDBOOK AND ANY REVISIONS OR CHANGES MUST BE APPROVED BY HHSC PRIOR TO PUBLICATION AND DISTRIBUTION TO MEMBERS (see Section 3.4 regarding the process for plan materials review).

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         8.2.4    In accordance with 42 C.F.R. Section 438.100, HMO must
                  maintain written policies and procedures for informing Members of their rights and responsibilities. HMO must notify its Members of their right to request a copy of these rights and responsibilities.

8.3      ADVANCE DIRECTIVES

         8.3.1 Federal and state law require HMOs and providers to maintain written policies and procedures for informing and providing written information to all adult Members 18 years of age and older about their rights under state and federal law, in advance of their receiving care (Social Security Act Section 1902(a)(57) and Section 1903(m)(1)(A)). The written policies and procedures must contain procedures for providing written information regarding the Member's right to refuse, withhold or withdraw medical treatment and mental health treatment advance directives. HMO's policies and procedures must comply with provisions contained in 42 CFR Section 438.6(i) and 42 CFR Part 489, Subpart I, relating to advance directives for all hospitals, critical access hospitals, skilled nursing facilities, home health agencies, providers of home health care, providers of personal care services and hospices, as well as the following state laws and rules:

                  8.3.1.1 a Member's right to self-determination in making health care decisions; and

                  8.3.1.2 the Advance Directives Act, Chapter 166, Texas Health and Safety Code, which includes:

                           8.3.1.2.1 a Member's right to execute an advance written directive to physicians and family or surrogates, or to make a non-written directive to administer, withhold or withdraw life-sustaining treatment in the event of a terminal or irreversible condition;

                           8.3.1.2.2 a Member's right to make written and non-written Out-of-Hospital
                                      Do-Not-Resuscitate Orders; and

                           8.3.1.2.3 a Member's right to execute a Medical Power of Attorney to appoint an agent to make health care decisions on the Member's behalf if the Member becomes incompetent; and

                  8.3.1.3 the Declaration for Mental Health Treatment, Chapter 137, Texas Civil Practice and Remedies Code, which includes: a Member's right to execute a Declaration for Mental Health Treatment in a document making a declaration of preferences or instructions regarding mental health treatment.

                                 Page 99 of 173

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         8.3.2    HMO must maintain written policies for implementing a Member's advance directive. Those policies must include a clear and precise statement of limitation if HMO or a participating provider cannot or will not implement a Member's advance directive.

                  8.3.2.1 A statement of limitation on implementing a Member's advance directive should include at least the following information:

                           8.3.2.1.1 a clarification of any differences between HMO's conscience objections and those that may be raised by the Member's PCP or other providers;

                           8.3.2.1.2  identification of the state legal
                                      authority permitting HMO's conscience
                                      objections to carrying out an advance
                                      directive; and

                           8.3.2.1.3 a description of the medical and mental health conditions or procedures affected by the conscience objection.

         8.3.3 HMO cannot require a Member to execute or issue an advance directive as a condition for receiving health care services.

         8.3.4 HMO cannot discriminate against a Member based on whether or not the Member has executed or issued an advance directive.

         8.3.5 HMO's policies and procedures must require HMO and subcontractor to comply with the requirements of state and federal law relating to advance directives. HMO must provide education and training to employees, Members, and the community on issues concerning advance directives.

         8.3.6 All materials provided to Members regarding advance directives must be written at a 7th - 8th grade reading comprehension level, except where a provision is required by state or federal law and the provision cannot be reduced or modified to a 7th- 8th grade reading level because it is a reference to the law or is required to be included "as written" in the state or federal law. HMO must submit to HHSC any revisions to existing approved advance directive materials.

         8.3.7 HMO must notify Members of any changes in state or federal laws relating to advance directives within 90 days from the effective date of the change, unless the law or regulation contains a specific time requirement for notification.

8.4      MEMBER ID CARDS

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         8.4.1    A Medicaid Identification Form (Form 3087) is issued monthly by the TDHS. The form includes the "STAR" Program logo and the name and toll free number of the Member's health plan. A Member may have a temporary Medicaid Identification (Form 1027-A), which will include a STAR indicator.

         8.4.2 HMO must issue a Member Identification Card (ID) to the Member within five (5) working days from the date the HMO receives the monthly Enrollment File from the Enrollment Broker. The ID Card must include, at a minimum, the following: Member's name; Member's Medicaid number; either the issue date of the card or effective date of the PCP assignment; PCP's name, address, and telephone number; name of HMO; name of IPA to which the Member's PCP belongs, if applicable; the 24-hour, seven (7) day a week toll-free telephone number operated by HMO; the toll-free number for behavioral health care services; and directions for what to do in an emergency. The ID Card must be reissued if the Member reports a lost card, there is a Member name change, if Member requests a new PCP, or for any other reason that results in a change to the information disclosed on the ID Card.

8.5      MEMBER COMPLAINT AND APPEAL SYSTEM

         HMO must develop, implement and maintain a Member complaint and appeal system that complies with the requirements in applicable federal and state laws and regulations, including 42 C.F.R. Section 431.200 and 42 C.F.R. Part 483, Subpart F, "Grievance System;" and the provisions of 1 T.A.C. Chapter 357 relating to managed care organizations. The complaint and appeal system must include a complaint process, an appeal process, and access to HHSC's Fair Hearing System. The procedures must be reviewed and approved in writing by HHSC. Modifications and amendments to the Member complaint and appeal system must be submitted to HHSC at least 30 days prior to the implementation of the modification or amendment.

         For purposes of Section 8.5., an "authorized representative" is any person or entity acting on behalf of the Member and with the Member's written consent. A provider may be an "authorized representative."

         8.5.1    MEMBER COMPLAINT PROCESS

                  8.5.1.1 HMO must have written policies and procedures for receiving, tracking, responding to, reviewing, reporting and resolving complaints by Members or their authorized representatives.

                  8.5.1.2 HMO must resolve complaints within 30 days from the date that the complaint was received. The complaint procedure must be the same for all Members

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                           under this contract. The Member or Member's
                           authorized representative may file a complaint either orally or in writing. HMO must also inform Members how to file a complaint directly with HHSC.

                  8.5.1.3 HMO must designate an officer of HMO who has primary responsibility for ensuring that complaints are resolved in compliance with written policy and within the time required. An "officer" of HMO means a president, vice president, secretary, treasurer, or chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

                  8.5.1.4 HMO must have a routine process to detect patterns of complaints. The process must involve management, supervisory, and quality improvement staff in the development of policy and procedural improvements to address the complaints.

                  8.5.1.5 HMO's complaint procedures must be provided to Members in writing and through oral interpretive services. A written description of HMO's complaint procedures must be available in prevalent non-English languages identified by HHSC, at a 4th to 6th grade reading level. HMO must include a written description of the complaint process in the Member Handbook. HMO must maintain and publish in the Member Handbook, at least one local and one toll-free telephone number with TeleTypewriter/Telecommunications Device for the Deaf (TTY/TTD) and interpreter capabilities for making complaints.

                  8.5.1.6 HMO's process must require that every complaint received in person, by telephone or in writing must be acknowledged and recorded in a written record and logged with the following details: date; identification of the individual filing the complaint; identification of the individual recording the complaint; nature of the complaint; disposition of the complaint (i.e., how the HMO resolved the complaint); corrective action required; and date resolved.

                  8.5.1.7 HMO is prohibited from discriminating or taking punitive action against a Member or his or her representative for making a complaint.

                  8.5.1.8 If the Member makes a request for disenrollment, the HMO shall give the Member information on the disenrollment process and direct the Member to the Enrollment Broker. If the request for disenrollment includes a complaint by the Member, the complaint will be processed separately from the disenrollment request, through the complaint process.

                  8.5.1.9 HMO will cooperate with the Enrollment Broker, HHSC, and HHSC's Member resolution service contractors to resolve all Member complaints. Such cooperation may include, but is not limited to, providing information or assistance to internal complaint committees.

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                  8.5.1.10 HMO must provide designated staff to assist Members in understanding and using HMO's complaint system. HMO's designated staff must assist Members in writing or filing a complaint and monitoring the complaint through the HMO's complaint process until the issue is resolved.

         8.5.2    STANDARD MEMBER APPEAL PROCESS

                  8.5.2.1 HMO must develop, implement and maintain an appeal procedure that complies with the requirements in federal laws and regulations, including 42 C.F.R.
                           Section 431.200 and 42 C.F.R. Part 438, Subpart F, "Grievance System." An appeal is a disagreement with an "action" as defined in Article 2 of the Contract. The appeal procedure must be the same for all Members. When a Member or his or her authorized representative expresses orally or in writing any dissatisfaction or disagreement with an action, the HMO must regard the expression of dissatisfaction as a request to appeal an action.

                  8.5.2.2 A Member must file a request for an internal appeal within 30 days from receipt of the notice of the action. To ensure continuation of currently authorized services, however, the Member must file the appeal on or before the later of: 10 days following the HMO's mailing of the notice of the action or the intended effective date of the proposed action.

                  8.5.2.3 HMO must designate an officer who has primary responsibility for ensuring that appeals are resolved in compliance with written policy and within the time required. An "officer" of HMO means a president, vice president, secretary, treasurer, or chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

                  8.5.2.4 The provisions of Article 21.58A, Texas Insurance Code, relating to a Member's right to appeal an adverse determination made by HMO or a utilization review agent by an independent review organization, do not apply to a Medicaid recipient. Federal fair hearing requirements (Social Security Act Section 1902a(3), codified at 42 C.F.R. Section 431.200 et seq.) require the agency to make a final decision after a fair hearing, which conflicts with the State requirement that the IRO make a final decision. Therefore, Article 21.58A is pre-empted by the federal requirement.

                  8.5.2.5 HMO must have policies and procedures in place outlining the role of HMO's Medical Director for an appeal of an action. The Medical Director must have a significant role in monitoring, investigating and hearing appeals. In accordance with 42 C.F.R. Section 438.406, the HMO's policies and procedures must require that individuals who make decisions on appeals were not

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                           involved in any previous level of review or
                           decision-making, and, are health care professionals who have the appropriate clinical expertise, as determined by HHSC, in treating the Member's condition or disease.

                  8.5.2.6 HMO must provide designated staff to assist Members in understanding and using HMO's appeal process. HMO's designated staff must assist Members in writing or filing an appeal and monitoring the appeal through the HMO's appeal process until the issue is resolved.

                  8.5.2.7 HMO must have a routine process to detect patterns of appeals. The process must involve management, supervisory, and quality improvement staff in the development of policy and procedural improvements to address the appeals.

                  8.5.2.8 HMO's appeal procedures must be provided to Members in writing and through oral interpretive services. A written description of HMO's appeal procedures must be available in prevalent non-English languages identified by HHSC, at a 4th to 6th grade reading level. HMO must include a written description in the Member Handbook. HMO must maintain and publish in the Member Handbook at least one local and one toll-free telephone number with TTY/TTD and interpreter capabilities for requesting an appeal of an action.

                  8.5.2.9 HMO's process must require that every oral appeal received must be confirmed by a written, signed appeal by the Member or his or her representative, unless the Member or his or her representative requests an expedited resolution. All appeals must be recorded in a written record and logged with the following details: date notice is sent; effective date of the action; date the Member or his or her representative requested the appeal; date the appeal was followed up in writing; identification of the individual filing; nature of the appeal; disposition of the appeal; notice of disposition to Member.

                  8.5.2.10 HMO must send a letter to the Member within 5
                           business days acknowledging receipt of the appeal request. Except as provided in Section 8.5.3.2, HMO must complete the entire appeal process within 30 calendar days after receipt of the initial written or oral request for appeal. The timeframe may be extended up to 14 calendar days if the Member requests an extension; or the HMO shows that there is a need for additional information and how the delay is in the Member's interest. If the timeframe is extended, the HMO must give the Member written notice of the reason for delay if the Member had not requested the delay.

                  8.5.2.11 During the appeal process, HMO must provide the
                           Member a reasonable opportunity to present evidence, any allegations of fact or law, in person as well as in writing. The HMO must inform the Member of the time available

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                           for providing this information, and in the case of an
                           expedited resolution, that limited time will be available (see Section 8.5.3.2).

                  8.5.2.12 HMO must provide the Member and his or her
                           representative opportunity, before and during the appeals process, to examine the Member's case file, including medical records and any other documents considered during the appeal process. HMO must include, as parties to the appeal, the Member and his or her representative or the legal representative of a deceased Member's estate.

                  8.5.2.13 In accordance with 42.C.F.R. Section 438.420, HMO must continue the Member's benefits currently being received by the Member, including the benefit that is the subject of the appeal, if all of the following criteria are met: 1) the Member or his or her representative files the appeal timely (as defined in Section 8.5.2.2); 2) the appeal involves the termination, suspension, or reduction of a previously authorized course of treatment; 3) the services were ordered by an authorized provider; 4) the original period covered by the original authorization has not expired; and 5) the Member requests an extension of the benefits. If, at the Member's request, the HMO continues or reinstates the Member's benefits while the appeal is pending, the benefits must be continued until one of the following occurs: the Member withdraws the appeal; 10 days pass after the HMO mails the notice, providing the resolution of the appeal against the Member, unless the Member, within the 10-day timeframe, has requested a State fair hearing with continuation of benefits until a State fair hearing decision can be reached; a state fair hearing office issues a hearing decision adverse to the Member; the time period or service limits of a previously authorized service has been met.

                  8.5.2.14 In accordance with 42 C.F.R. Section 438.420(d), if the final resolution of the appeal is adverse to the Member, and upholds the HMO's action, then to the extent that the services were furnished to comply with Section 8.5.2.13, the HMO may recover such costs from the Member.

                  8.5.2.15 If the HMO or state fair hearing officer reverses a decision to deny, limit, or delay services that were not furnished while the appeal was pending, the HMO must authorize or provide the disputed services promptly, and as expeditiously as the Member's health condition requires.

                  8.5.2.16 If the HMO or state fair hearing officer reverses a decision to deny authorization of services and the Member received the disputed services while the appeal was pending, the HMO will be responsible for the payment of services.

                  8.5.2.17 HMO is prohibited from discriminating against a
                           Member or his or her representative for making an appeal.

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         8.5.3    EXPEDITED HMO APPEALS

                  8.5.3.1 In accordance with 42 C.F.R. Section 438.410, HMO must establish and maintain an expedited review process for appeals, when the HMO determines (for a request from a Member) or the provider indicates (in making the request on the Member's behalf or supporting the Member's request) that taking the time for a standard resolution could seriously jeopardize the Member's life or health. HMO must follow all appeal requirements for standard Member appeals, as set forth in Section 8.5.2, except where differences are specifically noted. Requests for expedited appeals must be accepted orally or in writing.

                  8.5.3.2 HMO must complete investigation and resolution of an appeal relating to an ongoing emergency or denial of continued hospitalization: (1) in accordance with the medical or dental immediacy of the case; and (2) not later than one business day after the complainant's request for appeal is received.

                  8.5.3.3 Members must exhaust the HMO's expedited appeal process before making a request for an expedited state fair hearing. After HMO receives the request for an expedited appeal, it must hear an approved requests for a Member to have an expedited appeal and notify the Member of the outcome of the appeal within 3 business days, except as stated in 8.5.3.2. This timeframe may be extended up to 14 calendar days if the Member requests an extension; or the HMO shows (to the satisfaction of HHSC, upon HHSC's request) that there is a need for additional information and how the delay is in the Member's interest. If the timeframe is extended, the HMO must give the Member written notice of the reason for delay if the Member had not requested the delay.

                  8.5.3.4 If the decision is adverse to the Member, procedures relating to the notice in Section 8.5.5 must be followed. The HMO is responsible for notifying the Member of their rights to access an expedited state fair hearing. HMO will be responsible for providing documentation to the State and the Member, indicating how the decision was made, prior to state's expedited fair hearing.

                  8.5.3.5 The HMO must ensure that punitive action is neither taken against a provider who requests an expedited resolution or supports a Member's request.

                  8.5.3.6 If the HMO denies a request for expedited resolution of an appeal, it must: (1) transfer the appeal to the timeframe for standard resolution set forth in
                           Section 8.5.2, and (2) make a reasonable effort to give the Member prompt oral notice of the denial, and follow up within two calendar days with a written notice.

         8.5.4    ACCESS TO STATE FAIR HEARING

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                  8.5.4.1  HMO must inform Members that they generally have the right to access the state fair hearing process in lieu of the internal appeal system provided by HMO procedures set forth in Sections 8.5.2 and 8.5.3. The notice must comply with the requirements of 1 T.A.C. Chapter 357. In the case of an expedited State Fair Hearing Process, the HMO must inform the Member that he or she must first exhaust the HMO's internal expedited appeal process.

                  8.5.4.2 HMO must notify Members that they may be represented by an authorized representative in the state fair hearing process.

         8.5.5    NOTICES OF ACTION AND DISPOSITION OF APPEALS

                  8.5.5.1  NOTICE OF ACTION.

                           HMO must notify the Member, in accordance with 1 T.A.C. Chapter 357, whenever HMO takes an action as defined in Article 2 of this contract. The notice must contain the following information:

                           (a) the action the HMO or its contractor has taken or intends to take; (b) the reasons for the action;

                           (c) the Member's right to access the HMO internal appeal process, as set forth in Sections 8.5.2 and 8.5.3, and/or to access to the State Fair Hearing Process as provided in Section 8.5.4;

                           (d) the procedures by which Member may appeal HMO's action;

                           (e) the circumstances under which expedited resolution is available and how to request it;

                           (f) the circumstances under which a Member can continue to receive benefits pending resolution of the appeal (see Section 8.5.2.13), how to request that benefits be continued, and the circumstances under which the Member may be required to pay the costs of these services;

                           (g)   the date the action will be taken;

                           (h) a reference to the HMO policies and procedures supporting the HMO's action;

                           (i) an address where written requests may be sent and a toll-free number that the Member can call to request the assistance of a Member representative, file an appeal, or request a Fair Hearing;

                           (j) an explanation that Members may represent themselves, or be represented by a provider, a friend, a relative, legal counsel or another spokesperson;

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                           (k)   a statement that if the Member wants a HHSC
                                 Fair Hearing on the action, Member must make, in writing, the request for a Fair Hearing within 90 days of the date on the notice or the right to request a hearing is waived;

                           (l) a statement explaining that HMO must make its decision within 30 days from the date the appeal is received by HMO, or 3 business days in the case of an expedited appeal; and a statement explaining that the hearing officer must make a final decision within 90 days from the date a Fair Hearing is requested; and

                           (m) any other information required by 1 T.A.C. Chapter 357 that relates to a managed care organization's notice of action.

                  8.5.5.2  TIMEFRAME FOR NOTICE OF ACTION

                           In accordance with 42 C.F.R. Section 438.404(c), the HMO must mail a notice of action within the following timeframes:

                           (1) For termination, suspension, or reduction of previously authorized Medicaid-covered services, within the timeframes specified in 42 C.F.R.Sections 431.211, 431.213, and 431.214.

                           (2) For denial of payment, at the time of any action affecting the claim.

                           (3) For standard service authorization decisions that deny or limit services, within the timeframe specified in 42 C.F.R. Section 438.210(d)(1).

                           (4) If the HMO extends the timeframe in accordance with 42 C.F.R. Section 438.210(d)(1), it must--

                                 (a)   Give the Member written notice of the
                                       reason for the decision to extend the
                                       timeframe and inform the Member of the
                                       right to file a grievance if he or she
                                       disagrees with that decision; and

                                 (b) Issue and carry out its determination as expeditiously as the Member's health condition requires and no later than the date the extension expires.

                                 (5) For service authorization decisions not reached within the timeframes specified in 42 C.F.R. Section 438.210(d) (which constitutes a denial and is thus an adverse action), on the date that the timeframes expire.

                                 (6)   For expedited service authorization
                                       decisions, within the timeframes
                                       specified in 42 C.F.R. Section
                                       438.210(d).

                  8.5.5.3. NOTICE OF DISPOSITION OF APPEAL. In accordance with
                           42 C.F.R. Section 438.408(e), HMO must provide written notice of disposition of all appeals including expedited appeals. The written resolution notice must include the results and date of the appeal resolution. For decisions not wholly in the Members favor, the notice must contain:

                           (a)   the right to request a fair hearing,

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                           (b)   how to request a state fair hearing,

                           (c) the circumstances under which the Member can continue to receive benefits pending a hearing (see Section 8.5.2.13),

                           (d)   how to request the continuation of benefits,

                           (e) if the HMO's action is upheld in a hearing, the Member may be liable for the cost of any services furnished to the Member while the appeal is pending; and

                           (f) any other information required by 1 T.A.C. Chapter 357 that relates to a managed care organization's notice of disposition of an appeal."

                  8.5.5.4 TIMEFRAME FOR NOTICE OF RESOLUTION OF APPEALS. In accordance with 42 C.F.R. Section 438.408, HMO must provide written notice of resolution of appeals, including expedited appeals, as expeditiously as the Member's health condition requires, but the notice must not exceed the timelines as provided in 8.5.2 or
                           8.5.3. For expedited resolution of appeals, HMO must make reasonable efforts to give the Member prompt oral notice of resolution of the appeal, and follow up with a written notice within the timeframes set forth in Section 8.5.3. If the HMO denies a request for expedited resolution of an appeal, HMO must transfer the appeal to the timeframe for standard resolution as provided in Section 8.5.2. and make reasonable efforts to give the Member prompt oral notice of the denial, and follow up within two calendar days with a written notice."

8.6      [THIS SECTION IS INTENTIONALLY LEFT BLANK]

8.7      MEMBER ADVOCATES

         8.7.1 HMO must provide Member Advocates to assist Members. Member Advocates must be physically located within the service area. Member Advocates must inform Members of their rights and responsibilities, the complaint process, the health education and the services available to them, including preventive services.

         8.7.2 Member Advocates must assist Members in writing complaints and are responsible for monitoring the complaint through HMO's complaint process until the Member's issues are resolved or a HHSC Fair Hearing requested (see Sections 8.5.4).

         8.7.3 Member Advocates are responsible for making recommendations to management on any changes needed to improve either the care provided or the way care is delivered. Member Advocates are also responsible for helping or referring Members to community resources available to meet Member needs that are not available from HMO as Medicaid covered services.

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         8.7.4    Member Advocates must provide outreach to Members and
                  participate in HHSC-sponsored enrollment activities.

8.8      MEMBER CULTURAL AND LINGUISTIC SERVICES

         8.8.1 Cultural Competency Plan. HMO must have a comprehensive written Cultural Competency Plan describing how HMO will ensure culturally competent services, and provide linguistic and disability-related access. The Plan must describe how the individuals and systems within HMO will effectively provide services to people of all cultures, races, ethnic backgrounds, and religions as well as those with disabilities in a manner that recognizes, values, affirms, and respects the worth of the individuals and protects and preserves the dignity of each. HMO must submit a written plan to HHSC prior to the effective date of this contract unless previously submitted. Modifications and amendments to the written plan must be submitted to HHSC no later than 30 days prior to implementation of the modification or amendment. The Plan must also be made available to HMO's network of providers.

         8.8.2    The Cultural Competency Plan must include the following:

                  8.8.2.1 HMO's written policies and procedures for ensuring effective communication through the provision of linguistic services following Title VI of the Civil Rights Act regarding guidelines and the provision of auxiliary aids and services, in compliance with the Americans with Disabilities Act, Title III, and Department of Justice Regulation 36.303. HMO must disseminate these policies and procedures to ensure that both Staff and subcontractors are aware of their responsibilities under this provision of the contract.

                  8.8.2.2 A description of how HMO will educate and train its staff and subcontractors on culturally competent service delivery, and the provision of linguistic and/or disability-related access as related to the characteristics of its Members;

                  8.8.2.3 A description of how HMO will implement the plan in its organization, identifying a person in the organization who will serve as the contact with HHSC on the Cultural Competency Plan;

                  8.8.2.4 A description of how HMO will develop standards and performance requirements for the delivery of culturally competent care and linguistic access, and monitor adherence with those standards and requirements;

                  8.8.2.5 A description of how HMO will provide outreach and health education to Members, including racial and ethnic minorities, non-English speakers or limited-English speakers, and those with disabilities; and

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                  8.8.2.6  A description of how HMO will help Members access culturally and linguistically appropriate community health or social service resources;

         8.8.3 Linguistic, Interpreter Services, and Provision of Auxiliary Aids and Services. HMO must provide experienced, professional interpreters when technical, medical, or treatment information is to be discussed. See Title VI of the Civil Rights Act of 1964, 42 U.S.C. Section 2000d, et seq. HMO must ensure the provision of auxiliary aids and services necessary for effective communication, as per the Americans with Disabilities Act, Title III, Department of Justice Regulations 36.303.

                  8.8.3.1 HMO must adhere to and provide to Members the Member Bill of Rights and Responsibilities as adopted by the Texas Health and Human Services Commission and contained at 1 TAC Chapter 353, Subchapter C. The Member Bill of Rights and Responsibilities assures Members the right "to have interpreters, if needed, during appointments with their providers and when talking to their health plan. Interpreters include people who can speak in their native language, assist with a disability, or help them understand the information."

                  8.8.3.2 HMO must have in place policies and procedures that outline how Members can access face-to-face interpreter services in a provider's office if necessary to ensure the availability of effective communication regarding treatment, medical history or health education for a Member. HMOs must inform its providers on how to obtain an updated list of participating, qualified interpreters.

                  8.8.3.3  A competent interpreter is defined as someone who is:

                  8.8.3.4  proficient in both English and the other language;

                  8.8.3.5 has had orientation or training in the ethics of interpreting; and

                  8.8.3.6 has the ability to interpret accurately and impartially.

                  8.8.3.7 HMO must provide 24-hour access to interpreter services for Members to access emergency medical services within HMO's network.

                  8.8.3.8 Family Members, especially minor children, should not be used as interpreters in assessments, therapy or other medical situations in which impartiality and confidentiality are critical, unless specifically requested by the Member. However, a family member or friend may be used as an interpreter if they can be relied upon to provide a complete and accurate translation of the information being provided to the Member; provided that the Member is

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                           advised that a free interpreter is available; and the
                           Member expresses a preference to rely on the family member or friend.

         8.8.4 All Member orientation presentations education classes and materials must be presented in the languages of the major population groups making up 10 percent or more of the Medicaid population in the service area, as specified by HHSC. HMO must provide auxiliary aids and services, as needed, including materials in alternative formats (i.e., large print, tape or Braille), and interpreters or real-time captioning to accommodate the needs of persons with disabilities that affect communication.

         8.8.5 HMO must provide or arrange access to TDD to Members who are deaf or hearing impaired.

8.9      CERTIFICATION DATE

         8.9.1 On the date of the new Member's enrollment, HHSC will provide HMOs with the Member's Medicaid certification date.

ARTICLE 9 MARKETING AND PROHIBITED PRACTICES

9.1      MARKETING MATERIAL MEDIA AND DISTRIBUTION

         HMOs may present their marketing materials to eligible Medicaid recipients through any method or media determined to be acceptable by HHSC. The media may include but are not limited to: written materials, such as brochures, posters, or fliers that can be mailed directly to the Member or left at Texas Department of Human Services eligibility offices; HHSC-sponsored community enrollment events; and paid or public service announcements on radio. All marketing materials must be approved by HHSC prior to distribution (see Section 3.4).

         9.1.1 HMO may not make any assertion or statement (orally or in writing) that it is endorsed by the CMS, a Federal or State government or agency, or similar entity.

9.2      MARKETING ORIENTATION AND TRAINING

         9.2.1 HMO must require that all HMO staff having direct marketing contact with Members as part of their job duties and their supervisors satisfactorily complete HHSC's marketing orientation and training program, conducted by HHSC or health plan staff trained by HHSC, prior to engaging in marketing

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                  activities on behalf of HMO. HHSC will notify HMO of scheduled orientations.

         9.2.2 Marketing Policies and Procedures. HMO must adhere to the Marketing Policies and Procedures as set forth by the Health and Human Services Commission.

9.3      PROHIBITED MARKETING PRACTICES

         9.3.1 HMO and its agents, subcontractors and providers are prohibited from engaging in the following marketing practices:

                  9.3.1.1 conducting any direct-contact marketing to prospective Members except through HHSC-sponsored enrollment events;

                  9.3.1.2 making any written or oral statement containing material misrepresentations of fact or law relating to HMO's plan or the STAR program;

                  9.3.1.3 making false, misleading or inaccurate statements relating to services or benefits of HMO or the STAR program;

                  9.3.1.4 offering prospective Members anything of material or financial value as an incentive to enroll with a particular PCP or HMO; and

                  9.3.1.5 discriminating against an eligible Member because of race, creed, age, color, sex, religion, national origin, ancestry, marital status, sexual orientation, physical or mental handicap, health status, or requirements for health care services.

         9.3.2 HMO may offer nominal gifts with a retail value of no more than $10 and/or free health screens to potential Members, as long as these gifts and free health screenings are offered whether or not the potential Member enrolls in their HMO. Free health screenings cannot be used to discourage less healthy potential Members from joining HMO. All gifts must be approved by HHSC prior to distribution to Members. The results of free screenings must be shared with the Member's PCP if the Member enrolls with HMO providing the screen.

         9.3.3 Marketing representatives may not conduct or participate in marketing activities for more than one HMO.

9.4      NETWORK PROVIDER DIRECTORY

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         9.4.1    The provider directory and any revisions must be approved by
                  HHSC prior to publication and distribution to prospective Members (see Section 3.4.1 regarding the process for plan materials review). The directory must contain all critical elements specified by HHSC. See Appendix D, Required Critical Elements, for specific details regarding content requirements.

         9.4.2 If HMO contracts with limited provider networks, the provider directory must comply with the requirements of 28 TAC 11.1600(b)(11), relating to the disclosure and notice of limited provider networks.

         9.4.3 Except as provided in Section 9.4.4, updates to the provider directory must be provided to the Enrollment Broker at the beginning of each State fiscal year quarter. This includes the months of September, December, March and June. HMO is responsible for submitting draft updates to HHSC only if changes other than PCP information are incorporated. HMO is responsible for sending three final paper copies and one electronic copy of the updated provider directory to HHSC each quarter. If an electronic format is not available, five paper copies must be sent. HHSC will forward two updated provider directories, along with its approval notice, to the Enrollment Broker to facilitate the distribution of the directories.

         9.4.4 Beginning May 1, 2004, the HMO may update the provider directories on a monthly basis to provide distribution of the most accurate network to potential members. Such monthly reprints will continue for no more than a total of four months. During this time, HMO is responsible for submitting draft updates to HHSC only if changes other than PCP information are incorporated. HMO is responsible for sending three final paper copies and one electronic copy of each update to HHSC. If an electronic format is not available, five paper copies must be sent. HHSC will forward two updated provider directories, along with its approval notice, to the Enrollment Broker to facilitate the distribution of the directories.

ARTICLE 10 MANAGEMENT INFORMATION SYSTEM (MIS ) REQUIREMENTS

10.1     MODEL MIS (MMIS) REQUIREMENTS

         10.1.1 HMO must maintain an MIS that will provide support for all functions of HMO's processes and procedures related to the flow and use of data within HMO. The MIS must enable HMO to meet the requirements of this contract. The MIS must have the capacity and capability of capturing and utilizing various data elements to develop information for HMO administration.

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         10.1.2   HMO must maintain a claim retrieval service processing system that can identify date of receipt, action taken on all provider claims or encounters (i.e., paid, denied, other), and when any action was taken in real time.

         10.1.3 HMO must have a system that can be adapted to the change in Business Practices/Policies within the timeframe negotiated between HHSC and the HMO.

                  10.1.3.1. HMO must notify and advise Health and Human Services
                            Commission Information Technology (HHSC-IT) of major systems changes and implementations. HMO is required to provide an implementation plan and schedule of proposed system change at the time of this notification.

                  10.1.3.2. HHSC-IT conducts a Systems Readiness test to
                            validate the contractor's ability to meet the MMIS requirements. This is done through systems demonstration and performance of specific MMIS and subsystem functions. The System Readiness test may include a desk review or an onsite review and is conducted for the following events:

                           -     A new plan is brought into the program;

                           -     An existing plan begins business in a new SDA;

                           -     An existing plan changes location; and

                           - An existing plan changes their processing system.

                  10.1.3.3. Desk Review. HHSC will conduct an expedited
                            readiness desk review for the purposes of this contract. HMO must complete and pass systems desk review prior to onsite systems testing conducted by HMO.

                  10.1.3.4. Onsite Review. HMO is required to provide a detailed and comprehensive Disaster and Recovery Plan, and, if onsite systems testing is requested by HHSC, complete and pass an onsite Systems Facility Review during the State's onsite systems testing.

                  10.1.3.5. HMO is required to provide a Corrective Action Plan in response to HHSC Systems Readiness Testing Deficiencies no later than 10 working days after notification of deficiencies by HHSC.

                  10.1.3.6 HMO is required to provide representation to attend and participate in the HHSC Systems Workgroup as a part of the Systems Scan Call.

         10.1.4 HMO is required to submit and receive data as specified in this contract and HMO Encounter Data Submissions Manual. HMO must provide complete encounter data of all capitated services within the scope of services of the contract between HMO and HHSC. Encounter data must follow the format,

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                  data elements and method of transmission specified in the
                  contract and HMO Encounter Data Submissions Manual. HMO must submit encounter data, including adjustments to encounter data. The Encounter transmission will include all encounter data and encounter data adjustments processed by HMO for the previous month. Data quality validation will incorporate assessment standards developed jointly by HMO and HHSC. Original records will be made available for inspection by HHSC for validation purposes. Data that do not meet quality standards must be corrected and returned within a time period specified by HHSC.

         10.1.5 HMO must use the procedure codes, diagnosis codes, and other codes used for reporting encounters and fee-for-service claims in the most recent edition of the Medicaid Provider Procedures Manual or as otherwise directed by HHSC. Any exceptions will be considered on a code-by-code basis after HHSC receives written notice from HMO requesting an exception. HMO must also use the provider numbers as directed by HHSC for both encounter and fee-for-service claims submissions.

         10.1.6 HMO must have hardware, software, network and communications system with the capability and capacity to handle and operate all MIS subsystems.

         10.1.7 HMO must notify HHSC of any changes to HMO's MIS department dedicated to or supporting this contract by Phase I of Renewal Review. Any updates to the organizational chart and the description of responsibilities must be provided to HHSC at least 30 days prior to the effective date of the change. Official points of contact must be provided to HHSC on an on-going basis. An Internet E-mail address must be provided for each point of contact.

         10.1.8 HMO must operate and maintain a MIS that meets or exceeds the requirements outlined in the Model MIS Guidelines that follow:

                  10.1.8.1 The Contractor's system must be able to meet all eight MIS Model Guidelines as listed below. The eight subsystems are used in the Model MIS Requirements to identify specific functions or features required by HMO's MIS. These subsystems focus on the individual systems functions or capabilities to support the following operational and administrative areas:

                           1.       Enrollment/Eligibility Subsystem;

                           2.       Provider Subsystem;

                           3.       Encounter/Claims Processing Subsystem;

                           4.       Financial Subsystem;

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                           5.       Utilization/Quality Improvement Subsystem;

                           6.       Reporting Subsystem;

                           7.       Interface Subsystem; and

                           8.       TPR Subsystem.

         10.1.9 HMO must submit a joint interface plan (JIP) in a format specified by HHSC. The JIP will include required information on all contractor interfaces that support the Medicaid Information Systems. The submission of the JIP will be in accordance with the HMO's Readiness Review and submitted prior to any major system changes thereafter.

10.2     SYSTEM-WIDE FUNCTIONS

         HMO MIS system must include functions and/or features that must apply across all subsystems as follows:

         1.       Ability to update and edit data;

         2. Maintain a history of changes and adjustments and audit trails for current and retroactive data. Audit trails will capture date, time, and reasons for the change, as well as who made the change;

         3. Allow input mechanisms through manual and electronic transmissions;

         4. Have procedures and processes for accumulating, archiving, and restoring data in the event of a system or subsystem failure;

         5. Maintain automated or manual linkages between and among all MIS subsystems and interfaces;

         6. Ability to relate Member and provider data with utilization, service, accounting data, and reporting functions;

         7. Ability to relate and extract data elements into summary and reporting formats attached as Appendices to contract;

         8. Must have written process and procedures manuals that document and describe all manual and automated system procedures and processes for all the above functions and features, and the various subsystem components; and

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         9.       Maintain and cross-reference all Member-related information with the most current Medicaid number.

10.3     ENROLLMENT/ELIGIBILITY SUBSYSTEM

         The Enrollment/Eligibility Subsystem is the central processing point for the entire MIS. It must be constructed and programmed to secure all functions that require Membership data. It must have functions and/or features, that support requirements as follows:

         1. Identify other health coverage available or third party liability (TPL), including type of coverage and effective dates;

         2.       Maintain historical data (files) as required by HHSC;

         3. Maintain data on enrollments/disenrollments and complaint activities. The data must include reason or type of disenrollment, complaint, and resolution by incident;

         4. Receive, translate, edit and update files in accordance with HHSC requirements prior to inclusion in HMO's MIS. Updates will be received from HHSC's agent and processed within two working days after receipt;

         5. Provide error reports and a reconciliation process between new data and data existing in MIS;

         6. Identify enrollee changes in primary care provider and the reason(s) for those changes and effective dates;

         7. Monitor PCP capacity and limitations prior to connecting the enrollee to PCP in the system, and provide a kick-out report when capacity and limitations are exceeded'

         8. Verify enrollee eligibility for medical services rendered or for other enrollee inquiries;

         9.       Generate and track referrals, e.g., Hospitals/Specialists;

         10. Search records by a variety of fields (e.g., name, unique identification numbers, date of birth, SSN, etc.) for eligibility verification; and

         11. Send PCP assignment updates to HHSC or its designee, in the format as specified by HHSC or its designee. Updates can be sent as often as daily but must be sent at least weekly.

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10.4     PROVIDER SUBSYSTEM

         The provider subsystem must accept, process, store and retrieve current and historical data on providers, including services, payment methodology, license information, service capacity, and facility linkages.

         Functions and Features:

         1. Identify specialty(s), admission privileges, enrollee linkage, capacity, facility linkages, emergency arrangements or contact, and other limitations, affiliations, or restrictions;

         2. Maintain provider history files to include audit trails and effective dates of information;

         3. Maintain provider fee schedules/remuneration agreements to permit accurate payment for services based on the financial agreement in effect on the date of service;

         4. Support HMO credentialing, recredentialing, and credential tracking processes; incorporates or links information to provider record;

         5. Support monitoring activity for physician to enrollee ratios (actual to maximum) and total provider enrollment to physician and HMO capacity;

         6. Flag and identify providers with restrictive conditions (e.g., limits to capacity, type of patient, age restrictions, and other services if approved out- of-network);

         7. Support national provider number format (UPIN, NPIN, CLIA, TPI, etc., as required by HHSC);

         8. Provide Provider Network and Affiliation files 90 days prior to implementation and updates monthly. Format will be provided by HHSC to contracted entities;

         9. Support the national CLIA certification numbers for clinical laboratories; and

         10. Exclude providers from participation that have been identified by HHSC as ineligible or excluded. Files must be updated to reflect period and reason for exclusion.

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10.5     ENCOUNTER/CLAIMS PROCESSING SUBSYSTEM

         The encounter/claims processing subsystem must collect, process, and store data on all health care services delivered for which HMO is responsible. The functions of these subsystems are claims/encounter processing and capturing health service utilization data. The subsystem must capture all health care services, including medical supplies, using standard codes (e.g. CPT-4, HCPCS, ICD9-CM, UB92 Revenue Codes), rendered by health-care providers to an eligible enrollee regardless of payment arrangement (e.g. capitation or fee-for-service). It approves, prepares for payment, or may reject or deny claims submitted. This subsystem may integrate manual and automated systems to validate and adjudicate claims and encounters. HMO must use encounter data validation methodologies prescribed by HHSC.

         Functions and Features:

         1. Accommodate multiple input methods: electronic submission, tape, claim document, and media;

         2. Support entry and capture of a minimum of all required data elements specified in the Encounter Data Submission Manual;

         3. Edit and audit to ensure allowed services are provided by eligible providers for Members;

         4.       Interface with Member and provider subsystems;

         5.       Capture and report TPL potential, reimbursement or denial;

         6. Edit for utilization and service criteria, medical policy, fee schedules, multiple contracts, contract periods and conditions;

         7. Submit data to HHSC through electronic transmission using specified formats;

         8. Support multiple fee schedule benefit packages and capitation rates for all contract periods for individual providers, groups, services, etc. A claim encounter must be initially adjudicated and all adjustments must use the fee applicable to the date of service;

         9. Provide timely, accurate, and complete data for monitoring claims processing performance; 1.

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         10.      Provide timely, accurate, and complete data for reporting
                  medical service utilization;

         11. Maintain and apply prepayment edits to verify accuracy and validity of claims data for proper adjudication;

         12. Maintain and apply edits and audits to verify timely, accurate, and complete encounter data reporting;

         13. Submit reimbursement to non-contracted providers for emergency care rendered to enrollees in a timely and accurate fashion;

         14. Validate approval and denials of precertification and prior authorization requests during adjudication of claims/encounters;

         15. Track and report the exact date a service was performed. Use of date ranges must have State approval;

         16.      Receive and capture claim and encounter data from HHSC;

         17.      Receive and capture value-added services codes; and

         18. Capability of identifying adjustments and linking them to the original claims/encounters.

10.6     FINANCIAL SUBSYSTEM

         The financial subsystem must provide the necessary data for 100% of all accounting functions including cost accounting, inventory, fixed assets, payroll, general ledger, accounts receivable, accounts payable, financial statement presentation, and any additional data required by HHSC. The financial subsystem must provide management with information that can demonstrate that the proposed or existing HMO is meeting, exceeding, or falling short of fiscal goals. The information must also provide management with the necessary data to spot the early signs of fiscal distress, far enough in advance to allow management to take corrective action where appropriate.

         Functions and Features:

         1. Provide information on HMO's economic resources, assets, and liabilities and present accurate historical data and projections based on historical performance and current assets and liabilities;

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         2.       Produce financial statements in conformity with Generally
                  Accepted Accounting Principles (GAAP) and in the format prescribed by HHSC;

         3. Provide information on potential third party payers; information specific to the Member; claims made against third party payers; collection amounts and dates; denials, and reasons for denials;

         4. Track and report savings by category as a result of cost avoidance activities;

         5. Track payments per Member made to network providers compared to utilization of the provider's services;

         6.       Generate Remittance and Status Reports;

         7.       Make claim and capitation payments to providers or groups; and

         8. Reduce/increase accounts payable/receivable based on adjustments to claims or recoveries from third party resources.

10.7     UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM

         The quality management/quality improvement/utilization review subsystem combines data from other subsystems, and/or external systems, to produce reports for analysis that focus on the review and assessment of quality of care given, detection of over and under utilization, and the development of user defined reporting criteria and standards. This system profiles utilization of providers and enrollees and compares them against experience and norms for comparable individuals. This system also supports the quality assessment function.

         The subsystem tracks utilization control function(s) and monitoring inpatient admissions, emergency room use, ancillary, and out-of-area services. It provides provider profiles, occurrence reporting, and monitoring and evaluation studies. The subsystem may integrate HMO's manual and automated processes or incorporate other software reporting and/or analysis programs.

         The subsystem incorporates and summarizes information from enrollee surveys, provider and enrollee complaints, and appeal processes.

         Functions and Features:

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         1        Supports provider credentialing and recredentialing
                  activities;

         2. Supports HMO processes to monitor and identify deviations in patterns of treatment from established standards or norms. Provides feedback information for monitoring progress toward goals, identifying optimal practices, and promoting continuous improvement;

         3. Supports development of cost and utilization data by provider and service;

         4. Provides aggregate performance and outcome measures using standardized quality indicators similar to HEDIS or as specified by HHSC;

         5.       [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         6. Supports the management of referral/utilization control processes and procedures, including prior authorization and precertifications and denials of services;

         7.       Monitors primary care provider referral patterns;

         8. Supports functions of reviewing access, use and coordination of services (i.e. actions of Peer Review and alert/flag for review and/or follow-up; laboratory, x-ray and other ancillary service utilization per visit);

         9.       [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         10.      Provides fraud and abuse detection, monitoring and reporting;

         11.      Meets minimum report/data collection/analysis functions of
                  Article 11 and Appendix A - Standards For Quality Improvement Programs; and

         12. Monitors and tracks provider and enrollee complaints and appeals from receipt to disposition or resolution by provider.

10.8     REPORT SUBSYSTEM

         The reporting subsystem supports reporting requirements of all HMO operations to HMO management and HHSC. It allows HMO to develop various reports to enable HMO management and HHSC to make decisions regarding HMO activity.

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         Functions and Capabilities:

         1. Produces standard, HHSC-required reports and ad hoc reports from the data available in all MIS subsystems. All reports will be submitted as a paper copy or electronically in a format approved by HHSC;

         2. Have system flexibility to permit the development of reports at irregular periods as needed;

         3. Generate reports that provide unduplicated counts of enrollees, providers, payments and units of service unless otherwise specified;

         4.       Generate an alphabetic Member listing;

         5.       Generate a numeric Member listing;

         6.       Generate a Member eligibility listing by PCP (panel report);

         7.       Report on PCP change by reason code;

         8.       Report on TPL (COB) information to HHSC;

         9. Report on provider capacity and assignment from date of service to date received;

         10.      Generate or produce an aged outstanding liability report;

         11.      Produce a Member ID Card; and

         12.      Produce Member/provider mailing labels.

10.9     DATA INTERFACE SUBSYSTEM

         10.9.1 The interface subsystem supports incoming and outgoing data from and to other organizations. It allows HMO to maintain enrollee, benefit package, eligibility, disenrollment/enrollment status, and medical services received outside of capitated services and associated cost. All interfaces must follow the specifications frequencies and formats listed in the Interface Manual.

         10.9.2 HMO must obtain access to the TexMedNet site. Some file transfers and E-mail will be handled through this mechanism.

         10.9.3 Provider Network and Affiliation Files. The HMO will supply network provider data to the Enrollment Broker and Claims Administrator. This data will consist of a Provider Network File and a Provider Affiliation File. The

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                  HMO will submit the Provider Network File to the Enrollment
                  Broker and the Provider Affiliation File to the Claims Administrator. Both files shall accomplish the following objectives:

                  1. Provide identifying information for all managed care providers (e.g. name, address, etc.);

                  2.       Maintain history on provider
                           enrollment/disenrollment;

                  3.       Identify PCP capacity;

                  4.       Identify any restrictions (e.g., age, sex, etc.);

                  5. Identify number and types of specialty providers available to Members; and

                  6. Provide other Master Provider File information identified by HHSC.

         10.9.4 Eligibility/Enrollment Interface. The enrollment interface must provide eligibility data between HHSC and HMOs.

                  1. Provides benefit package data to HMOs in accordance with capitated services;

                  2.       Provides PCP assignments;

                  3.       Provides Member eligibility status data;

                  4.       Provides Member demographics data; and

                  5. Provides HMOs with cross-reference data to identify duplicate Members.

         10.9.5 Encounter/Claim Data Interface. The encounter/claim interface must transfer paid fee-for-service claims data to HMOs and capitated services/encounters from HMO, including adjustments. This file will include all service types, such as inpatient, outpatient, and medical services. HHSC's agent will process claims for non-capitated services.

         10.9.6 Capitation Interface. The capitation interface must transfer premium and Member information to HMO. This interface's basic purpose is to balance HMO's Members and premium amount.

         10.9.7 TPR Interface. HHSC will provide a data file that contains information on enrollees that have other insurance. Because Medicaid is the payer of last resort, all services and encounters should be billed to the other insurance companies for recovery. HHSC will also provide an insurance company data file that contains the name and address of each insurance company.

         10.9.8 HHSC will provide a diagnosis file that will give the code and description of each diagnosis permitted by HHSC.

         10.9.9 HHSC will provide a procedure file that contains the procedures that must be used on all claims and encounters. This file contains HCPCS, revenue, and ICD9-CM surgical procedure codes.

         10.9.10 HHSC will provide a provider file that contains the Medicaid provider numbers, and the provider's names and addresses. The provider number authorized by HHSC must be submitted on all claims, encounters, and network provider submissions.

10.10    TPR SUBSYSTEM

         HMO's third party recovery (TPR) system must have the following capabilities and capacities:

         1. Identify, store, and use other health coverage available to eligible Members or third party liability (TPL) including type of coverage and effective dates;

         2.       Provide changes in information to HHSC as specified by HHSC;
                  and

         3. Receive TPL data from HHSC to be used in claim and encounter processing.

10.11    YEAR 2000 (Y2K) COMPLIANC[THIS SECTION IS INTENTIONALLY LEFT BLANK]

10.12    HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA) COMPLIANCE

         10.12.1 HMO must provide its Members with a privacy notice as required by HIPAA. The 4th to 6th grade reading level has been waived for the notices and are allowable at a 12th grade reading level. The HMO is not required to send the notice out in Spanish but must reference on their English notice, in Spanish, where to call to obtain a copy. HMO must provide HHSC with a copy of their privacy notice for filing, but does not need to have HHSC approval.

10.12 Health Insurance Portability and Accountability Act (HIPAA) Compliance. HMO's system must comply with applicable certificate of coverage and data specification and reporting requirements promulgated pursuant to the Health Insurance Portability and Accountability Act (HIPAA) of 1996, P.L. 104-191 (August 21, 1996), as amended or modified.

ARTICLE 11 QUALITY ASSURANCE AND QUALITY IMPROVEMENT PROGRAM

11.1     QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM

         HMO must develop, maintain, and operate a quality assessment and performance improvement program consistent with the requirements of 42 C.F.R. Section 438.240 and Sections 10.7, 12.10 and Appendix A of this agreement.

11.2     WRITTEN QIP PLAN

         HMO must have on file with HHSC an approved plan describing its Quality Improvement Plan (QIP), including how HMO will accomplish the activities pertaining to each Standard (I-XVI) in Appendix A. Modifications and amendments must be submitted to HHSC no later than 60 days prior to the implementation of the modification or amendment.

11.3     QIP SUBCONTRACTING

         If HMO subcontracts any of the essential functions or reporting requirements of QIP to another entity, HMO must maintain a file of the subcontractors. The file must be available for review by HHSC or its designee upon request. HMO must notify HHSC no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract (see Section 3.2.1.2).

11.4     ACCREDITATION

         If HMO is accredited by an external accrediting agency, documentation of accreditation must be provided to HHSC. HMO must provide HHSC with their accreditation status upon request.

11.5     BEHAVIORAL HEALTH INTEGRATION INTO QIP.

         Behavioral Health Integration into QIP. If an HMO provides behavioral health services, it must integrate behavioral health into its quality assessment and performance improvement program and include a systematic and on-going process for monitoring, evaluating, and improving the quality and appropriateness of behavioral health care services provided to Members. HMO must collect data, monitor and evaluate for improvements to physical health outcomes resulting from behavioral health integration into the overall care of the Member.

11.6     QIP REPORTING REQUIREMENTS

         HMO must meet all of the QIP Reporting Requirements contained in
         Article 12.

11.7     PRACTICE GUIDELINES

         In accordance with 42 C.F.R. Section 438.236, HMO must adopt practice guidelines, that are based on valid and reliable clinical evidence or a consensus of health care professionals in the particular field; consider the needs of the HMO's Members; are adopted in consultation with contracting health care professionals; and are reviewed and updated periodically as appropriate. The HMO must disseminate the guidelines to all affected providers and, upon request to Members and potential Members. The HMO's decisions regarding utilization management, member education, coverage of services, and other areas included in the guidelines, must be consistent with the HMO's guidelines.

ARTICLE 12 REPORTING REQUIREMENTS

12.1     FINANCIAL REPORTS

         12.1.1 MCFS Report. HMO must submit the Managed Care Financial Statistical Report (MCFS) included in Appendix I. The report must be submitted to HHSC no later than 30 days after the end of each state fiscal year quarter (i.e., June 30, Sept. 30) and must include complete and updated financial and statistical information for each month of the state fiscal year-to-date reporting period. The MCFS Report must be submitted for each claims processing subcontractor in accordance with this Article. HMO must incorporate financial and statistical data received by its delegated networks (IPAs,

                  ANHCs, Limited Provider Networks) in its MCFS Report. For purposes of completing the MCFS, HMO may report allowable administrative expenses, as defined by HHSC's "Cost Principles for Administrative Expenses," incurred on or after February 12, 2004, the date of the Parties' original Letter of Intent.

         12.1.2   [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         12.1.3   [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         12.1.4 Final MCFS Reports. HMO must file two final MCFS Reports. The first final report must reflect expenses incurred during the contract period and paid through the 90th day after the end of the contract period. The first final report must be filed on or before the 120th day after the end of the contract period. The second final report must reflect expenses incurred during the contract period and paid through the 334th day after the end of the contract period. The second final report must be filed on or before the 365th day after the end of the contract period.

         12.1.5 Administrative expenses reported in the monthly and Final MCFS Reports must be reported in accordance with Appendix L, Cost Principles for Administrative Expenses. Indirect administrative expenses must be based on an allocation methodology for Medicaid managed care activities and services that is developed or approved by HHSC.

         12.1.6 Affiliate Report. HMO must submit an Affiliate Report to HHSC if this information has changed since the last report was submitted. The report must contain the following information:

                  12.1.6.1  A listing of all Affiliates; and

                  12.1.6.2 A schedule of all transactions with Affiliates that, under the provisions of this Contract, will be allowable as expenses in Part 1 of the MCFS Report for services provided to HMO by the Affiliates for the prior approval of HHSC. Include financial terms, a detailed description of the services to be provided, and an estimated amount that will be incurred by HMO for such services during the Contract period.

         12.1.7   [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         12.1.8 Form HCFA-1513. HMO must file an updated Form HCFA-1513 regarding control, ownership, or affiliation of HMO 30 days prior to the end of the contract year. An updated Form HCFA1513 must also be filed no later than 30 days after any change in control, ownership, or affiliation of HMO. Forms may be obtained from HHSC.

         12.1.9 Section 1318 Financial Disclosure Report. HMO must file an updated CMS Public Health Service (PHS) "Section 1318 Financial Disclosure Report" no later than 30 days after the end of the contract year and no later than 30 days after entering into, renewing, or terminating a relationship with an affiliated party. These forms may be obtained from HHSC.

         12.1.10  [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         12.1.11 IBNR Plan. HMO must furnish a written IBNR Plan to manage incurred-but-not-reported (IBNR) expenses, and a description of the method of insuring against insolvency, including information on all existing or proposed insurance policies. The Plan must include the methodology for estimating IBNR. The plan and description must be submitted to HHSC no later than 60 days after the effective date of this contract. Changes to the IBNR plan and description must be submitted to HHSC no later than 30 days before changes to the plan are implemented by HMO.

         12.1.12 Third Party Recovery (TPR) Reports. HMO must file quarterly Third Party Recovery (TPR) Reports in accordance with the format developed by HHSC. TPR reports must include total dollars recovered from third party payers for services to HMO's Members for each month and the total dollars recovered through coordination of benefits, subrogation, and worker's compensation.

         12.1.13  Each report required under this Article must be mailed to:
                  Medicaid HMO Contract Deliverables Manager, HPO Division, Texas Health and Human Services Commission, P.O. Box 13247, Austin, Texas 78711-3247 (Exception: The MCFS Report may be submitted to HHSC via E-mail to deliver@hhsc.state.tx.us).

         12.1.14 Bonus and/or Incentive Payment Plan. The HMO must furnish a written Bonus and/or Incentive Payments Plan to HHSC to determine whether such payments are allowable administrative expenses in accordance with Appendix L, "Cost Principles for Administrative Expenses, 11. Compensation for Personnel Services, i. Bonuses and Incentive Payments." The written plan must include a description of the plan's criteria for establishing bonus and/or incentive payments, the methodology to calculate bonus and/or incentive payments, and the timing as to when these bonus and/or incentive payments are to be paid. The plan and description must be submitted to HHSC for approval no later than 30 days after the execution of the contract and any contract renewal. If the HMO revises the Bonus and/or Incentive Payment Plan, the HMO must submit the revised plan to HHSC for approval prior to implementing the plan.

12.2     STATISTICAL REPORTS

         12.2.1   HMO must electronically file the following monthly reports:
                  (1) encounter; (2) encounter detail; (3) institutional; (4) institutional detail; and (5) claims detail for cost-reimbursed services filed, if any, with HMO. Encounter data must include the data elements, follow the format, and use the transmission method specified by HHSC in the Encounter Data Submission Manual. Encounters must be submitted by HMO to HHSC no later than 45 days after the date of adjudication (finalization) of the claims.

         12.2.2 Monthly reports must include current month encounter data and encounter data adjustments to the previous month's data.

         12.2.3 Data quality standards will be developed jointly by HMO and HHSC. Encounter data must meet or exceed data quality standards. Data that does not meet quality standards must be corrected and returned within the period specified by HHSC. Original records must be made available to validate all encounter data.

         12.2.4 HMO cannot submit newborn encounters to HHSC until the State-issued Medicaid ID number is received for a newborn. HMO must match the proxy ID number issued by the HMO with the State-issued Medicaid ID number prior to submission of encounters to HHSC and submit the encounter in accordance to the HMO Encounter Data Submission Manual. The encounter must include the State-issued Medicaid ID number. Exceptions to the 45-day deadline will be granted in cases in which the Medicaid ID number is not available for a newborn Member.

         12.2.5 HMO must require providers to submit claims and encounter data to HMO no later than 95 days after the date services are provided.

         12.2.6 HMO must use the procedure codes, diagnosis codes and other codes contained in the most recent edition of the Texas Medicaid Provider Procedures Manual and as otherwise provided by HHSC. Exceptions or additional codes must be submitted for approval before HMO uses the codes.

         12.2.7 HMO must use its HHSC-specified identification numbers on all encounter data submissions. Please refer to the HHSC Encounter Data Submission Manual for further specifications.

         12.2.8 HMO must validate all encounter data using the encounter data validation methodology prescribed by HHSC prior to submission of encounter data to HHSC.

         12.2.9 Claims Reports. HMO must comply with Claims Reports submission requirements specified in HHSC's Texas Managed Care Claims Manual. The reports must be submitted to HHSC in a format specified within the Texas Medicaid Managed Care Claims Manual and/or report templates provided by HHSC.

         12.2.10 Medicaid Disproportionate Share Hospital (DSH) Reports. HMO must file preliminary and final Medicaid Disproportionate Share Hospital (DSH) reports, required by HHSC to identify and reimburse hospitals that qualify for Medicaid DSH funds. The preliminary and final DSH reports must include the data elements and be submitted in the form and format specified by HHSC. The preliminary DSH reports are due on or before June 1 of the year following the state fiscal year for which data is being reported. The final DSH reports are due no later than July 15 of the year following the state fiscal year for which data is being reported.

12.3     ARBITRATION/LITIGATION CLAIMS REPORT

         HMO must submit an Arbitration/Litigation Claims Report in a format provided by HHSC (see Appendix M) identifying all provider or HMO requests for arbitration or matters in litigation. The report must be submitted within 30 days from the date the matter is referred to arbitration or suit is filed, or whenever there is a change of status in a matter referred to arbitration or litigation.

12.4     SUMMARY REPORT OF PROVIDER COMPLAINTS

12.4 HMO must submit a Summary Report of Provider Complaints. HMO must also reports complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report format must be submitted not later than 45 days following the end of the state fiscal quarter in a format specified by HHSC.

12.5     PROVIDER NETWORK REPORTS

         12.5.1 Provider Network Report. HMO must submit to the Enrollment Broker an electronic file summarizing changes in HMO's provider network including PCPs, specialists, ancillary providers and hospitals. The file must indicate if the PCPs and specialists participate in a closed network and the name of the delegated network. The electronic file must be submitted in the format specified by HHSC and can be submitted as often as daily but must be submitted at least weekly.

         12.5.2 Provider Termination Report. HMO must submit a monthly report that identifies any providers who cease to participate in HMO's provider network, either voluntarily or involuntarily. The report must be submitted to HHSC in the format specified by HHSC. HMO will submit the report no later than thirty (30) days after the end of the reporting month. The information must include the provider's name, Medicaid number, the reason for the provider's termination, and whether the termination was voluntary or involuntary.

         12.5.3. PCP Error Report. HMO must submit to the Enrollment Broker an electronic file summarizing changes in PCP assignments. The file must be submitted in a format specified by HHSC and can be submitted as often as daily but must be submitted at least weekly. When HMO receives a PCP assignment Error Report/File, HMO must send corrections to HHSC or its designee within five working days.

12.6     MEMBER COMPLAINTS & APPEALS

         HMO must submit a quarterly summary report of Member complaints and appeals. HMO must also report complaints and appeals submitted to its subcontracted risk groups (e.g., IPAs). The complaint and appeals report must be submitted not later than 45 days following the end of the state fiscal quarter in a format specified by HHSC.

12.7     FRAUDULENT PRACTICES

         HMO must report all fraud and abuse enforcement actions or investigations taken against HMO and/or any of its subcontractors or providers by any state or federal agency for fraud or abuse under Title XVIII or Title XIX of the Social Security Act or any State law or regulation and any basis upon which an action for fraud or abuse may be brought by a State or federal agency as soon as such information comes to the attention of HMO.

12.8     UTILIZATION MANAGEMENT REPORTS

         12.8.1 Written Program Description. MCO has a written utilization management program description that includes, at a minimum, procedures to evaluate medical necessity, criteria used, information sources and the process used to review and approve the provision of medical services.

         12.8.2 Scope. The program has mechanisms to detect underutilization as well as overutilization, including but not limited to generation of provider profiles.

         12.8.3 Preauthorization and Concurrent Review Requirements. For MCOs with preauthorization or concurrent review program:

                  12.8.3.1 Qualified medical professionals supervise preauthorization and concurrent review decisions.

                  12.8.3.2 Efforts are made to obtain all necessary information, including pertinent clinical information, and consult with the treating physician as appropriate.

12.9     [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

12.10    QUALITY IMPROVEMENT REPORTS

         12.10.1  [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         12.10.2  [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         12.10.3  [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         12.10.4 Provider Medical Record Audit and Report. HMO is required to conform to commonly accepted medical record standards such as those used by, NCQA, JCAHO, or those used for credentialing review such as the Texas Environment of Care Assessment Program (TECAP), and have documentation on file at HMO for review by HHSC or its designee during an on-site review.

         12.10.5 Written Annual Report. HMO must file a written annual report with HHSC describing the HMO's quality assessment and performance improvement projects

         12.10.6 Encounter Data. In accordance with 42 C.F.R. 438.240(c)(2), HMO must submit the encounter data identified in Section 10.5 of this agreement at least monthly to HHSC, so that HHSC may complete a performance measurement report.

12.11    HUB REPORTS

         HMO must submit monthly reports documenting HMO's HUB program efforts and accomplishments in a format provided by HHSC.

12.12    THSTEPS REPORTS

         Minimum reporting requirements. HMO must submit, at a minimum, 80% of all THSteps checkups on HCFA 1500 claim forms as part of the encounter file submission to the HHSC Claims Administrator no later than thirty
         (30) days after the date of final adjudication (finalization) of the claims. Failure to comply with these minimum reporting requirements will result in Article 18 sanctions and money damages.

12.14    MEMBER HOTLINE PERFORMANCE REPORT

         HMO must submit, on a monthly basis, a Member Hotline Performance Report that contains all required elements set out in Section 3.7 of this Agreement in a formant approved by HHSC. The report is due on the 30th of the month following the end of each month.

12.15    SUBMISSION OF STAR DELIVERABLES/REPORTS

         12.15.1 Electronic Mail. STAR deliverables and reports should be submitted to HHSC via electronic mail unless HHSC expressly provides that they must be submitted in a different manner. Reports and deliverables that may not be submitted electronically include, but are not limited to: Encounter Data, Supplemental Delivery Payment data, UDT data, and certain Member Materials.

                  12.15.1.1 The e-mail address for deliverables submission is
                            deliver@hhsc.state.tx.us.

                  12.15.1.2 Electronic Mail Restrictions:

                           File Size: E-mail file size is limited to 2.5 MB. Files larger than that will need to be compressed (zip file) or split into multiple files for submission.

                           Confidentiality: Routine STAR deliverables/reports should not contain any member specific data that would be considered confidential.

         12.15.2 FQHC and RHC Deliverables. HMO may submit FQHC and RHC deliverables by uploading the required information to the HMO Deliverables Library on the TexMedCentral site. The uploaded data must contain a unique 8-digit control number. HMO should format the 8-digit control number as follows:

                           -     2 digit plan code identification number;

                           -     Julian date; and then

                           - HMO's 3-digit report number (i.e., HMO's first report will be 001).

                  After uploading the data to the TexMedCentral, the HMO must notify HHSC via e-mail that it has uploaded the data, and include the name of the file and the TexMedCentral Library in which the deliverable was placed. HMO must also mail signed original report summaries, including the corresponding 8-digit control number, to HHSC within three (3) business days after uploading the data to the TexMedCentral.

         12.15.3 Special Submission Needs. In special cases where other submission methods are necessary, HMO must contact the assigned Health Plan Manager for authorization and instructions.

         12.15.4 Deliverables due via Mail. HMO should mail reports and deliverables that must be submitted by mail to the following address:

                  Electronic Mail:
                  Deliverables@hhsc.state.tx.us

                  General Mail:
                  Texas Health & Human Services Commission
                  HPO Contract Deliverables - H320
                  1100 W. 49th Street
                  Austin, Texas 78751-3174

                  Overnight Mail:
                  Texas Health & Human Services Commission
                  HPO Contract Deliverables - H320
                  11209 Metric Blvd./Bldg. H
                  Austin, TX 78758

         12.15.5 Texas Department of Insurance (TDI). The submission of deliverables/reports to HHSC does not relieve the Plan of any reporting requirements/ responsibility with TDI. The Plan should continue to report to TDI as they have in the past."

ARTICLE 13 PAYMENT PROVISIONS

13.1     CAPITATION AMOUNTS

         13.1.1 HHSC will pay HMO monthly premiums calculated by multiplying the number of Member months by Member risk group times the monthly capitation amount by Member risk group. For additional information regarding the actuarial basis and methodology used to compute the capitation rates, please reference the waiver under the document titled "Actuarial Methodology for Determination of Maximum Monthly Capitation Amounts". HMO and network providers are prohibited from billing or collecting any amount from a Member, except as provided in Section 8.5.2.14, for health care services covered by this contract. HMO and network providers must inform Member of costs for non-covered services prior to rendering such services and must obtain a signed Private Pay form from Member.

         13.1.2 The monthly capitation amounts and the Delivery Supplemental Payment (DSP) amount, as of the Effective Date, are listed below.

                                              MONTHLY
          RISK GROUP                     CAPITATION AMOUNTS
-------------------------------          ------------------
TANF Children (> 1 year of Age)               $ 82.80

TANF Adults                                   $170.86

Pregnant Women                                $342.49

Newborns* ((up to 12 Months of Age)           $349.61

Expansion Children (> 12 Months of Age)       $ 82.18

Federal Mandate Children                      $ 68.23

Disabled/Blind Administration                 $ 14.00

                  Delivery Supplemental Payment. A one-time per pregnancy supplemental payment for each delivery shall be paid to HMO as provided below in the following amount: $2,817.00

                  13.1.2.1 HMO will receive a DSP for each live or still birth. The one-time payment is made regardless of whether there is a single or multiple births at time of delivery. A delivery is the birth of a liveborn infant, regardless of the duration of the pregnancy, or a stillborn (fetal death) infant of 20 weeks or more gestation. A delivery does not include a spontaneous or induced abortion, regardless of the duration of the pregnancy.

                  13.1.2.2 For an HMO Member who is classified in the Pregnant Women, TANF Adults, TANF Children >12 months, Expansion Children >12 months, Federal Mandate Children or CHIP risk group, HMO will be paid the monthly capitation amount identified in Section
                            13.1.2 for each month of classification, plus the DSP amount identified in Section 13.1.2.

                  13.1.2.3 HMO must submit a monthly DSP Report (report) that includes the data elements specified by HHSC. HHSC will consult with contracted HMOs prior to revising the report data elements and requirements. The reports must be submitted to HHSC in the format and time specified by HHSC. The report must include only unduplicated deliveries. The report must include only deliveries for which HMO has made a payment for the delivery, to either a hospital or other provider. No DSP will be made for deliveries that are not reported by HMO to HHSC within 210 days after the date of delivery, or within 30 days from the date of discharge from the hospital for the stay related to the delivery, whichever is later.

                  13.1.2.4 HMO must maintain complete claims and adjudication disposition documentation, including paid and denied amounts for each delivery. HMO must submit the documentation to HHSC within five (5) days from the date of a HHSC request for documents.

                  13.1.2.5  The DSP will be made by HHSC to HMO within twenty
                            (20) state working days after receiving an accurate report from HMO.

                  13.1.2.6 All infants of age equal to or less than twelve months (Newborns) in the TANF Children, Expansion Children, and Newborns risk groups will be capitated at the Newborns classification capitation amount in
                            Section 13.1.2.

         13.1.3   [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK].

         13.1.4 The monthly premium payment to HMO is based on monthly enrollments adjusted to reflect money damages set out in
                  Section 18.8 and adjustments to premiums in Section 13.4.

         13.1.5 The monthly premium payments will be made to HMO no later than the 10th working day of the month for which premiums are paid. HMO must accept payment for premiums by direct deposit into an HMO account.

         13.1.6 Payment of monthly capitation amounts is subject to availability of appropriations. If appropriations are not available to pay the full monthly capitation amounts, HHSC will equitably adjust capitation amounts for all participating HMOs, and reduce scope of service requirements as appropriate.

         13.1.7 HMO rates include pass through funds for providers, as appropriate by the 77th Texas Legislature. HMO must file reports on pass through methodology expenditures as requested by HHSC.

13.2     EXPERIENCE REBATE TO STATE

         13.2.1 HMO must pay to HHSC an experience rebate for each Experience Rebate Period. Experience Rebate Period 1 will begin on June 1, 2004 and end on August 31, 2004, unless extended by contract amendment. The Parties may also amend the contract to include additional Experience Rebate Periods. HMO will calculate the experience rebate in accordance with the tiered rebate formula listed below based on Net Income Before Taxes (excess of allowable revenues over allowable expenses) as set forth in Appendix I. The HMO's calculations are subject to HHSC approval, and HHSC reserves the right to have an independent audit performed to verify the information provided by HMO.

                     GRADUATED REBATE FORMULA
------------------------------------------------------------------
  NET INCOME BEFORE
TAXES AS A PERCENTAGE
     OF REVENUES                    HMO SHARE           HHSC SHARE
------------------------------------------------------------------
0% - 3%                                 100%                 0%
------------------------------------------------------------------
Over 3% - 7%                             75%                25%
------------------------------------------------------------------
Over 7% - 10%                            50%                50%
------------------------------------------------------------------
Over 10% - 15%                           25%                75%
------------------------------------------------------------------
Over 15%                                  0%               100%
------------------------------------------------------------------

         13.2.2 Carry Forward of Prior Experience Rebate Period Losses: Losses incurred for one Experience Rebate Period can only be carried forward as an offset to Net Income before Taxes in the next Experience Rebate Period.

         13.2.2.1 HMO shall calculate the experience rebate by applying the experience rebate formula in Section 13.2.1.

                  For SFY 2004 the experience rebate formula will be applied to the sum of the Net Income Before Taxes for all CHIP, STAR Medicaid, and STAR+PLUS Medicaid services areas contracted between HHSC or TDHS and HMO.

         13.2.3 Experience rebate will be based on a pre-tax basis. Expenses for value-added services are excluded from the determination of Net Income Before Taxes reported in the Final MCFS Report; however, HMO may subtract from Net Income Before Taxes, expenses incurred for value added services for the experience rebate calculations.

         13.2.4   [THIS SUBSECTION IS INTENTIONALLY LEFT BLANK]

         13.2.5 There will be two settlements for payment of the experience rebate. The first settlement shall equal 100 percent of the experience rebate as derived from Net Income Before Taxes reduced by any value-added services expenses in the first Final MCFS Report and shall be paid on the same day that the first Final MCFS Report is submitted to HHSC. The second settlement shall be an adjustment to the first settlement and shall be paid on the same day that the second Final MCFS Report is submitted to HHSC if the adjustment is a payment from HMO to HHSC. If the adjustment is a payment from HHSC to HMO, HHSC shall pay such adjustment to HMO within thirty (30) days of receipt of the second Final MCFS Report. HHSC or its agent may audit the MCFS Reports. If HHSC determines that corrections to the MCFS Reports are required, based on an audit of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within three (3) years from the date that HMO submits the second Final MCFS Report. HMO must pay the first and second settlements on the due dates for the first and second Final MCFS Reports, respectively, as identified in Section 12.1.4. HHSC may adjust the experience rebate if HHSC determines HMO has paid (an) affiliate(s) amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays (a) non-affiliate(s) or the amount another HMO pays for the same or similar goods and services in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate.

         13.2.6 Interest on any experience rebate owed to HHSC shall be charged beginning on the date that the first and/or second settlements are overdue to the date of the respective payment. In addition, if any adjusted amount is owed to HHSC at the final settlement date, then interest is charged on the adjusted amount owed beginning on the second settlement date to the date of the final settlement payment. Interest charged shall be calculated on an annual and simple basis using the current Prime Rate(s) established by the federal government.

13.3     PERFORMANCE OBJECTIVES

         13.3.1 Performance Objectives. Performance Objectives are contained in Appendix K of this contract. HMO must meet the benchmarks established by HHSC for each objective.

13.4     ADJUSTMENTS TO PREMIUM

         13.4.1 HHSC may recoup premiums paid to HMO in error. Error may be either human or machine error on the part of HHSC or an agent or contractor of HHSC. HHSC may recoup premiums paid to HMO if a Member is enrolled into HMO in error, and HMO provided no covered services to Member for the period of time for which premium was paid. If services were provided to Member as a result of the error, recoupment will not be made.

         13.4.2 HHSC may recoup premium paid to HMO if a Member for whom premium is paid moves outside the United States, and HMO has not provided covered services to the Member for the period of time for which premium has been paid. HHSC will not recoup premium if HMO has provided covered services to the Member during the period of time for which premium has been paid.

         13.4.3 HHSC may recoup premium paid to HMO if a Member for whom premium is paid dies before the first day of the month for which premium is paid.

         13.4.4 HHSC may recoup or adjust premium paid to HMO for a Member if the Member's eligibility status or program type is changed, corrected as a result of error, or is retroactively adjusted.

         13.4.5 Recoupment or adjustment of premium under Sections 13.4.1 through 13.4.4 may be appealed using the HHSC dispute resolution process.

         13.4.6 HHSC may adjust premiums for all Members within an eligibility status or program type if adjustment is required by reductions in appropriations and/or if a benefit or category of benefits is excluded or included as a covered service. Adjustment must be made by amendment as required by Section 15.2. Adjustment to premium under this subsection may not be appealed using the HHSC dispute resolution process.

13.5     NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS

         13.5.1 Newborns born to Medicaid eligible mothers who are enrolled in HMO are enrolled into HMO for 90 days following the date of birth.

                  13.5.1.1 The mother of the newborn Member may request that the newborn's health plan coverage be changed to another HMO during the first 90 days following the date of birth, but may only do so through the Medicaid managed care Enrollment Broker.

         13.5.2 ENROLLMENT BROKER will provide HMO with a daily enrollment file that will list all newborns who have received State-issued Medicaid ID numbers. This file will include the Medicaid eligible mother's Medicaid ID number to allow the HMO to link the newborn's State-issued Medicaid ID numbers with the proxy ID number. HHSC will guarantee capitation payments to HMO for all newborns who appear on the ENROLLMENT BROKER daily enrollment file as HMO Members for each month the newborn is enrolled in the HMO.

         13.5.3 All non-TP45 newborns whose mothers are HMO Members at the time of the birth will be retroactively enrolled into the HMO by TDHS Data Control except as outlined in Section 13.5.4.

         13.5.4 Newborns who appear on the ENROLLMENT BROKER daily enrollment file but do not appear on the ENROLLMENT BROKER monthly enrollment or adjustment file before the end of the sixth month following the date of birth will not be retroactively enrolled into the HMO. HHSC will manually reconcile payment to the HMO for services provided from the date of birth for TP45 and all other eligibility categories of newborns. Payment will cover services rendered from the effective date of the proxy ID number when first issued by the HMO regardless of plan assignment at the time the State-issued Medicaid ID number is received.

         13.5.5 The Enrollment Broker will provide a daily enrollment file that will list all TP40 Members who received State-issued Medicaid I.D. numbers, for each HMO. HHSC will guarantee capitation payments to the HMOs for all TP40 Members who appear on the capitation and capitation adjustment files. The Enrollment Broker will provide a pregnant women exception report to the HMOs that can be used to reconcile the pregnant women daily enrollment file with the monthly enrollment, capitation and capitation adjustment files.

         13.5.6 HMO is responsible for payment for all covered services provided to TP40 members by in-network or out-of-network providers from the date of enrollment in HMO, but prior to HMO receiving TP40 Member on monthly capitation file. HMO must waive requirement for prior authorization (or grant retroactive prior authorization) for medically necessary services provided from the date of enrollment in HMO, but prior to HMO receiving TP40 member on monthly capitation file.

ARTICLE 14 ELIGIBILITY, ENROLLMENT, AND DISENROLLMENT

14.1     ELIGIBILITY DETERMINATION

         14.1.1 HHSC will identify Medicaid recipients who are eligible for participation in the STAR program using the eligibility status described below.

         14.1.2 Individuals in the following categories who reside in any part of the Service Area must enroll in one of the health plans providing services in the Service Areas:

         14.1.2.1 TANF ADULTS - Individuals age 21 and over who are eligible for the TANF program. This category may also include some pregnant women.

                  14.1.2.2 TANF CHILDREN - Individuals under age 21 who are eligible for the TANF program. This category may also include some pregnant women and some children less than one year of age.

                  14.1.2.3  PREGNANT WOMEN receiving Medical Assistance Only
                            (MAO) - Pregnant women whose families' income is below 185% of the Federal Poverty Level (FPL).

                  14.1.2.4 NEWBORN (MAO) - Children under age one born to Medicaid-eligible mothers.

                  14.1.2.5 EXPANSION CHILDREN (MAO) - Children under age 18, ineligible for TANF because of the applied income of their stepparents or grandparents.

                  14.1.2.6 EXPANSION CHILDREN (MAO) - Children under age 1 whose families' income is below 185% FPL.

                  14.1.2.7 EXPANSION CHILDREN (MAO) - Children age 1- 5 whose families' income is at or below 133% of FPL.

                  14.1.2.8 FEDERAL MANDATE CHILDREN (MAO) - Children aged 6-18 whose families' income is below 100% Federal Poverty Income Limit.

         14.1.3 The following individuals are eligible for the STAR Program and are not required to enroll in a health plan but have the option to enroll in a plan. HMO will be required to accept enrollment of those Medicaid recipients from this group who elect to enroll in HMO.

                  14.1.3.1 DISABLED AND BLIND INDIVIDUALS WITHOUT MEDICARE - Recipients with Supplemental Security Income (SSI) benefits who are not eligible for Medicare may elect to participate in the STAR program on a voluntary basis.

                  14.1.3.2 Certain blind or disabled individuals who lose SSI eligibility because of Title II income and who are not eligible for Medicare.

         14.1.4 During the period after which the Medicaid eligibility determination has been made but prior to enrollment in HMO, Members will be enrolled under the traditional Medicaid program. All Medicaid-eligible recipients will remain in the fee-for-service Medicaid program until enrolled in or assigned to an HMO.

14.2     ENROLLMENT

         14.2.1 HHSC has the right and responsibility to enroll and disenroll eligible individuals into the STAR program. HHSC will conduct continuous open enrollment for Medicaid recipients and HMO must accept all persons who chose to enroll as Members in HMO or who are assigned as Members in HMO by HHSC, without regard to the Member's health status or any other factor.

         14.2.2 All enrollments are subject to the accessibility and availability limitations and restrictions contained in the
                  Section 1915(b) waiver obtained by HHSC. HHSC has the authority to limit enrollment into HMO if the number and distance limitations are exceeded.

         14.2.3 HHSC makes no guarantees or representations to HMO regarding the number of eligible Medicaid recipients who will ultimately be enrolled as STAR Members of HMO.

         14.2.4 HMO must cooperate and participate in all HHSC sponsored and announced enrollment activities. HMO must have a representative at all HHSC enrollment activities unless an exception is given by HHSC. The representative must comply with HMO's cultural and linguistic competency plan (see Cultural and Linguistic requirements in Section 8.9). HMO must provide marketing materials, HMO pamphlets, Member Handbooks, a list of network providers, HMO's linguistic and cultural capabilities and other information requested or required by HHSC or its Enrollment Broker to assist potential Members in making informed choices.

         14.2.5 HHSC will provide HMO with at least 10 days written notice of all HHSC planned activities. Failure to participate in, or send a representative to a HHSC sponsored enrollment activity is a default of the terms of the contract. Default may be excused if HMO can show that HHSC failed to provide the required notice, or if HMO's absence is excused by HHSC.

         14.2.6 HHSC will notify existing enrollees in the Travis Service Delivery Area that, effective June 1, 2004, Amerigroup will be available for choice as an HMO network provider through the normal enrollment process. The notice will comply with CMS requirements regarding such notification, and will include a provider directory and comparison chart.

                  14.2.6.1 Beginning 90 days after HHSC mails the notice described in Section 14.2.6, HHSC will conduct a periodic evaluation to determine if HMO has been assigned a disproportionate share of TP40 Members.

                  In the event that HMO's TP40 Members make up 4.5% of the total population of the Travis Service Delivery Area, HHSC will suspend default enrollment of TP40 Members in the HMO until it has had an opportunity to review and, if necessary, revise the standard HHSC default methodology to ensure that the level of TP40 Members HMO receives is based on a proportion of the Travis Service Delivery Area norm.

         14.2.7 Effective June 1, 2004, new enrollees in the Travis Service Delivery Area will be subject to HHSC's normal enrollment processes and the default methodologies specified below:

                  14.2.7.1 Beginning June 1, 2004, HHSC will assign HMO 100% of the default general membership until, for two consecutive months, HMO's enrollment reaches a level of 15,000 Members.

                  14.2.7.2 After HMO's enrollment reaches a level of 15,000 Members for two consecutive months, HHSC's standard default methodologies will apply.

14.3     NEWBORN ENROLLMENT

         The HMO is responsible for newborns who are born to mothers who are enrolled in HMO on the date of birth as follows:

         14.3.1 Newborns are presumed Medicaid eligible and enrolled in the mother's HMO for at least 90 days from the date of birth.

                  14.3.1.1 A mother of a newborn Member may request a plan change for her newborn during the first 90 days by contacting the Enrollment Broker. If a change is approved, the Enrollment Broker will notify both plans involved in the process. If no alternative to the plan change can be reached, the Enrollment Broker will notify the HMO of the newborn plan change request received from the mother.

         14.3.2 HMO must establish and implement written policies and procedures to require professional and facility providers to notify HMOs of a birth of a newborn to a Member at the time of delivery.

                  14.3.2.1 HMO must create a proxy ID number in the HMO's Enrollment/Eligibility and claims processing systems. HMO proxy ID number effective date is equal to the date of birth of the newborn.

                  14.3.2.2 HMO must match the proxy ID number and the State-issued Medicaid ID number once the State-issued Medicaid ID number is received.

                  14.3.2.3 HMO must submit a Form 7484A to TDHS Data Control requesting TDHS Data Control to research TDHS's files for a Medicaid ID number if HMO has not received a State-issued Medicaid ID number for a newborn within 30 days from the date of birth. If TDHS finds that no Medicaid ID number has been issued to the newborn, TDHS Data Control will issue the Medicaid ID number using the information provided on the Form 7484A.

         14.3.3 Newborns certified Medicaid eligible after the end of the sixth month following the date of birth will not be retroactively enrolled to an HMO, but will be enrolled in Medicaid fee-for-service. HHSC will manually reconcile payment to the HMO for services provided from the date of birth for all Medicaid eligible newborns as described in Section 13.5.4.

14.4     DISENROLLMENT

         14.4.1 HMO has a limited right to request a Member be disenrolled from HMO without the Member's consent. HHSC must approve any HMO request for disenrollment of a Member for cause. Disenrollment of a Member may be permitted under the following circumstances:

                  14.4.1.1 Member misuses or loans Member's HMO membership card to another person to obtain services.

                  14.4.1.2 Member is disruptive, unruly, threatening or uncooperative to the extent that Member's membership seriously impairs HMO's or provider's ability to provide services to Member or to obtain new Members, and Member's behavior is not caused by a physical or behavioral health condition.

                  14.4.1.3 Member steadfastly refuses to comply with managed care restrictions (e.g., repeatedly using emergency room in combination with refusing to allow HMO to treat the underlying medical condition).

                  14.4.2.1 HMO must take reasonable measures to correct Member behavior prior to requesting disenrollment. Reasonable measures may include providing education and counseling regarding the offensive acts or behaviors.

         14.4.3 HMO must notify the Member of HMO's decision to disenroll the Member if all reasonable measures have failed to remedy the problem.

         14.4.4 If the Member disagrees with the decision to disenroll the Member from HMO, HMO must notify the Member of the availability of the complaint procedure and HHSC's Fair Hearing process.

         14.4.5 HMO cannot request a disenrollment based on adverse change in the member's health status or utilization of services that are medically necessary for treatment of a member's condition.

14.5     AUTOMATIC RE-ENROLLMENT

         14.5.1 Members who are disenrolled because they are temporarily ineligible for Medicaid will be automatically re-enrolled into the same health plan. Temporary loss of eligibility is defined as a period of 6 months or less.

         14.5.2 HMO must inform its Members of the automatic re-enrollment procedure. Automatic re-enrollment must be included in the Member Handbook (see Section 8.2.1).

14.6     ENROLLMENT REPORTS

         14.6.1 HHSC will provide HMO enrollment reports listing all STAR Members who have enrolled in or were assigned to HMO during the initial enrollment period.

         14.6.2 HHSC will provide monthly HMO Enrollment Reports to HMO on or before the first of the month.

         14.6.3 HHSC will provide Member verification to HMO and network providers through telephone verification or TexMedNet.

ARTICLE 15 GENERAL PROVISIONS

15.1     INDEPENDENT CONTRACTOR

         HMO, its agents, employees, network providers, and subcontractors are independent contractors and do not perform services under this contract as employees or agents of HHSC. HMO is given express, limited authority to exercise the State's right of recovery as provided in Section 4.9.

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15.2     AMENDMENT AND CHANGE REQUEST PROCESS

         15.2.1 HHSC and HMO may amend this contract if reductions in funding or appropriations make full performance by either party impracticable or impossible, and amendment could provide a reasonable alternative to termination. If HMO does not agree to the amendment, the contract may be terminated under Article 18.

         15.2.2 This contract must be amended if either party discovers a material omission of a negotiated or required term that is essential to the successful performance or maintaining compliance with the terms of the contract. The party discovering the omission must notify the other party of the omission in writing as soon as possible after discovery. If there is a disagreement regarding whether the omission was intended to be a term of the contract, the parties must submit the dispute to dispute resolution under Section 15.9.

         15.2.3   This contract may be amended at any time by mutual agreement.

         15.2.4 All amendments to this contract must be in writing and signed by both parties.

         15.2.5 Any change in either party's obligations under this contract ("Change") requires a written amendment to the contract that is negotiated using the process outlined in Section 15.2.6.

         15.2.6   Change Request Process.

                  15.2.6.1 If federal or state laws, rules, regulations, policies or guidelines are adopted, promulgated, judicially interpreted or changed, or if contracts are entered into or changed, the effect of which is to alter the ability of either party to fulfill its obligations under this contract, the parties will promptly negotiate in good faith, using the process outlined in Section 15.2.6, appropriate modifications or alterations to the contract and any appendix (appendices) or attachments(s) made a part of this contract.

                  15.2.6.2  Change Order Approval Procedure

                             15.2.6.2.1 During the term of this contract, HHSC
                                        or HMO may propose changes in the
                                        services, deliverables, or other aspects of this contract ("Changes"), pursuant to the procedures set forth in this article.

                             15.2.6.2.2 If HHSC proposes a Change, it shall
                                        deliver to the HMO a written notice
                                        describing the proposed Change that
                                        includes the State's estimated fiscal
                                        impact on the HMO, if available ("Change
                                        Order

                                        Request"). HMO must respond to such
                                        proposal within 30 calendar days of
                                        receipt by preparing and delivering to
                                        HHSC, at no additional cost to HHSC a
                                        written document (a "Change Order
                                        Response") that specifies:

                                        15.2.6.2.2.1  The financial impact, if
                                                      any, of the Change Order
                                                      Request on the HMO and the
                                                      manner in which such
                                                      impact was calculated;

                                        15.2.6.2.2.2  The effect, if any, of the
                                                      Change Order Request on
                                                      HMO's performance of its
                                                      obligations under this
                                                      contract, including the
                                                      effect on the services or
                                                      deliverables;

                                        15.2.6.2.2.3  The anticipated time
                                                      schedule for implementing
                                                      the Change Order Request;
                                                      and

                                        15.2.6.2.2.4  Any other information
                                                      requested in the Change
                                                      Order Request or that is
                                                      reasonably necessary for
                                                      HHSC to make an informed
                                                      decision regarding the
                                                      proposal.

                             15.2.6.2.3 If HMO proposes a Change, it must
                                        deliver a HMO Change Order Request to
                                        HHSC that includes the proposed Change
                                        and information described in Sections
                                        15.2.6.2.2.1 - 15.2.6.2.2.4 for a Change
                                        Order Response. HHSC must respond to HMO within 30 calendar days of receipt of this information.

                             15.2.6.2.4 Upon HHSC's receipt of a Change Order
                                        Request or a Change Order Response, the
                                        Parties shall negotiate a resolution of
                                        the requested Change in good faith. The
                                        parties will exchange information in
                                        good faith in an attempt to agree upon
                                        the requested Change.

                  15.2.6.3 No Change to the services or deliverables or any other aspect of this contract will become effective without the written approval and execution of a mutually agreeable written amendment to this contract by HHSC and the HMO. Under no circumstances will the HMO be entitled to payment for any work or services rendered under a Change Order that has not been approved by HHSC in accordance with the Change Order Procedures.

         15.2.7 The implementation of an amendment to this contract is subject to the approval of the Centers for Medicare and Medicaid Services (CMS, formerly called HCFA).

15.3     LAW, JURISDICTION AND VENUE

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         Venue and jurisdiction shall be in the state and federal district courts of Travis County, Texas. The laws of the State of Texas shall be applied in all matters of state law.

15.4     NON-WAIVER

         Failure to enforce any provision or breach shall not be taken by either party as a waiver of the right to enforce the provision or breach in the future.

15.5     SEVERABILITY

         Any part of this contract that is found to be unenforceable, invalid, void, or illegal shall be severed from the contract. The remainder of the contract shall be effective.

15.6     ASSIGNMENT

         This contract was awarded to HMO based on HMO's qualifications to perform personal and professional services. HMO cannot assign this contract without the written consent of HHSC. This provision does not prevent HMO from subcontracting duties and responsibilities to qualified subcontractors. If HHSC consents to an assignment of this contract, a transition period of 90 days will run from the date the assignment is approved by HHSC so that Members' services are not interrupted and, if necessary, the notice provided for in Section 15.7 can be sent to Members. The assigning HMO must also submit a transition plan, as set out in Section 18.2.1, subject to HHSC's approval.

15.7     MAJOR CHANGE IN CONTRACTING

         HHSC may send notice to Members when a major change affecting HMO occurs. A "major change" includes, but is not limited to, a substantial change of subcontractors and assignment of this contract. The notice letter to Members may permit the Members to re-select their plan and PCP. HHSC will bear the cost of preparing and sending the notice letter in the event of an approved assignment of the contract. For any other major change in contracting, HMO will prepare the notice letter and submit it to HHSC for review and approval. After HHSC has approved the letter for distribution to Members, HMO will bear the cost of sending the notice letter.

15.8     NON-EXCLUSIVE

         This contract is a non-exclusive agreement. Either party may contract with other entities for similar services in the same service area.

15.9     DISPUTE RESOLUTION

         The dispute resolution process adopted by HHSC in accordance with Chapter 2260, Texas Government Code, will be used to attempt to resolve all disputes arising under this contract. This process is located in 1 TAC Chapter 382, Subchapter C. All disputes arising under this contract shall be resolved through HHSC's dispute resolution procedures, except where a remedy is provided for through HHSC's administrative rules or processes. All administrative remedies must be exhausted prior to other methods of dispute resolution.

15.10    DOCUMENTS CONSTITUTING CONTRACT

         This contract includes this document and all amendments and appendices to this document, the Request for Application, the Application submitted in response to the Request for Application, the Texas Medicaid Provider Procedures Manual and Texas Medicaid Bulletins addressed to HMOs, contract interpretation memoranda issued by HHSC for this contract, and the federal waiver granting HHSC authority to contract with HMO. If any conflict in provisions between these documents occurs, the terms of this contract and any amendments shall prevail. The documents listed above constitute the entire contract between the parties.

15.11    FORCE MAJEURE

         HHSC and HMO are excused from performing the duties and obligations under this contract for any period that they are prevented from performing their services as a result of a catastrophic occurrence, or natural disaster, clearly beyond the control of either party, including but not limited to an act of war, but excluding labor disputes.

15.12    NOTICES

         Notice may be given by registered mail, facsimile, and/or hand delivery. All notices to HHSC shall be addressed to: Medicaid HMO Contract Deliverables Manager, HPO Division, Texas Health and

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         Human Services Commission, P.O. Box 13247, Austin, Texas 78711-3247,
         with a copy to the Contract Administrator. Notices to HMO shall be addressed to President/CEO, Eric M. Yoder, M.D., AMERIGROUP Texas, Inc., 1200 E. Copeland Road, Suite 200, Arlington, TX 76011.

15.13    SURVIVAL

         The provisions of this contract that relate to the obligations of HMO to maintain records and reports shall survive the expiration or earlier termination of this contract for a period not to exceed six (6) years unless another period may be required by record retention policies of the State of Texas or CMS.

15.14    GLOBAL DRAFTING CONVENTIONS

         15.14.1 The terms "include," "includes," and "including" are terms of inclusion, and where used in the Agreement, are deemed to be followed by the words "without limitation.

         15.14.2 Any references to "Sections," "Exhibits," or "Attachments" are deemed to be references to Sections, Exhibits, or Attachments to the Agreement.

         15.14.3 Any references to agreements, contracts, statutes, or administrative rules or regulations in the Agreement are deemed references to these documents as amended, modified, or supplemented from time to time during the term of the Agreement.

ARTICLE 16 DEFAULT AND REMEDIES

16.1     DEFAULT BY HHSC

         16.1.1   FAILURE TO MAKE CAPITATION PAYMENTS

                  Failure by HHSC to make capitation payments when due is a default under this contract.

         16.1.2   FAILURE TO PERFORM DUTIES AND RESPONSIBILITIES

                  Failure by HHSC to perform a material duty or responsibility as set out in this contract is a default under this contract.

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16.2     REMEDIES AVAILABLE TO HMO FOR HHSC'S DEFAULT

         HMO may terminate this contract as set out in Section 18.1.5 of this contract if HHSC commits either of the events of default set out in
         Section 16.1.

16.3     DEFAULT BY HMO

         16.3.1 FAILURE TO PERFORM AN ADMINISTRATIVE FUNCTION Failure of HMO to perform an administrative function is a default under this contract. Administrative functions are any requirements under this contract that are not direct delivery of health care services, including claims payment; encounter data submission; filing any report when due; cooperating in good faith with HHSC, an entity acting on behalf of HHSC, or an agency authorized by statute or law to require the cooperation of HMO in carrying out an administrative, investigative, or prosecutorial function of the Medicaid program; providing or producing records upon request; or entering into contracts or implementing procedures necessary to carry out contract obligations.

                  16.3.1.1   Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's failure to perform an administrative function under this contract, HHSC may:

                                    -     Terminate the contract if the
                                          applicable conditions set out in
                                          Section 18.1.1 are met;

                                    -     Suspend new enrollment as set out
                                          in Section 18.3;

                                    -     Assess liquidated money damages as
                                          set out in Section 18.4; and/or

                                    -     Require forfeiture of all or part
                                          of the TDI performance bond as set
                                          out in Section 18.9.

         16.3.2   ADVERSE ACTION AGAINST HMO BY TDI

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                  Termination or suspension of HMO's TDI Certificate of
                  Authority or any adverse action taken by TDI that HHSC determines will affect the ability of HMO to provide health care services to Members is a default under this contract.

                  16.3.2.1   Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For an adverse action against HMO by TDI, HHSC may:

                                    -     Terminate the contract if the
                                          applicable conditions set out in
                                          Section 18.1.1 are met;

                                    -     Suspend new enrollment as set out
                                          in Section 18.3; and/or

                                    -     Require forfeiture of all or part
                                          of the TDI performance bond as set
                                          out in Section 18.9.

         16.3.3   INSOLVENCY

                  Failure of HMO to comply with state and federal solvency standards or incapacity of HMO to meet its financial obligations as they come due is a default under this contract.

                  16.3.3.1   Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's insolvency, HHSC may:

                                    -     Terminate the contract if the
                                          applicable conditions set out in
                                          Section 18.1.1 are met;

                                    -     Suspend new enrollment as set out
                                          in Section 18.3; and/or

                                    -     Require forfeiture of all or part
                                          of the TDI performance bond as set
                                          out in Section 18.9.

         16.3.4   FAILURE TO COMPLY WITH FEDERAL LAWS AND REGULATIONS

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                  Failure of HMO to comply with the federal requirements for
                  Medicaid, including, but not limited to, federal law regarding misrepresentation, fraud, or abuse; and, by incorporation, Medicare standards, requirements, or prohibitions, is a default under this contract.

                  The following events are defaults under this contract pursuant to 42 U.S.C. Sections 1396b(m)(5), 1396u-2(e)(1)(A):

                  16.3.4.1 HMO's substantial failure to provide medically necessary items and services that are required under this contract to be provided to Members;

                  16.3.4.2 HMO's imposition of premiums or charges on Members in excess of the premiums or charge permitted by federal law;

                  16.3.4.3 HMO's acting to discriminate among Members on the basis of their health status or requirements for health care services, including expulsion or refusal to enroll an individual, except as permitted by federal law, or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment with HMO by eligible individuals whose medical condition or history indicates a need for substantial future medical services;

                  16.3.4.4 HMO's misrepresentation or falsification of information that is furnished to CMS, HHSC, a Member, a potential Member, or a health care provider;

                  16.3.4.5 HMO's failure to comply with the physician incentive requirements under 42
                             U.S.C. Section 1396b(m)(2)(A)(x); or

                  16.3.4.6 HMO's distribution, either directly or through any agent or independent contractor, of marketing materials that contain false or misleading information, excluding materials prior approved by HHSC.

                  16.3.4.7 HMO's failure to comply with requirements related to Members with special health care needs in
                             Section 6.13 of this Contract, pursuant to 42 C.F.R. Section 438.208(c).

                  16.3.4.8 HMO's failure to comply with requirement in Sections 7.2.6 and 7.2.8.7 of this Contract and 42 C.F.R. Section 438.102(a).

         16.3.5   REMEDIES AVAILABLE TO HHSC FOR THIS HMO DEFAULT

                  All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. If HMO repeatedly fails to meet the requirements of Sections
                  16.3.4.1 through and including 16.3.4.6, HHSC must, regardless of what other sanctions are provided, appoint temporary management and permit Members to disenroll without cause. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                  For HMO's failure to comply with federal laws and regulations, HHSC may:

                  - Terminate the contract if the applicable conditions set out in Section 18.1.1 are met;

                  -        Suspend new enrollment as set out in Section 18.3;

                  -        Appoint temporary management as set out in Section
                           18.5;

                  - Initiate disenrollment of a Member of Members without cause as set out in Section 18.6;

                  -        Suspend or default all enrollment of individuals;

                  -        Suspend payment to HMO;

                  - Recommend to CMS that sanctions be taken against HMO as set out in Section 18.7;

                  - Assess civil monetary penalties as set out in Section 18.8; and/or

                  - Require forfeiture of all or part of the TDI performance bond as set out in Section 18.9.

         16.3.6   FAILURE TO COMPLY WITH APPLICABLE STATE LAW

                  HMO's failure to comply with Texas law applicable to Medicaid, including, but not limited to, Section 32.039 of the Texas Human Resources Code and state law regarding misrepresentation, fraud, or abuse, is a default under this contract.

                  16.3.6.1   Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's failure to comply with applicable state law, HHSC may:

                           - Terminate the contract if the applicable conditions set out in Section 18.1.1 are met;

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

                           -        Suspend new enrollment as set out in Section
                                    18.3;

                           - Assess administrative penalties as set out in Section 32.039, Texas Human Resources Code, with the opportunity for notice and appeal as required by Section 32.039; and/or

                           - Require forfeiture of all or part of the TDI performance bond as set out in Section 18.9.

         16.3.7   MISREPRESENTATION OR FRAUD UNDER SECTION 4.8

                  HMO's misrepresentation or fraud under Section 4.8 of this contract is a default under this contract.

                  16.3.7.1   Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's misrepresentation or fraud under Section 4.8, HHSC may:

                           - Terminate the contract if the applicable conditions set out in Section 18.1.1 are met;

                           - Suspend new enrollment as set out in Section 18.3; and/or

                           - Require forfeiture of all or part of the TDI performance bond as set out in Section 18.9.

         16.3.8   EXCLUSION FROM PARTICIPATION IN MEDICARE OR MEDICAID

                  16.3.8.1 Exclusion of HMO or any of the managing employees or persons with an ownership interest whose disclosure is required by Section 1124 of the Social Security Act (the Act) from the Medicaid or Medicare program under the provisions of Section 1128(a) and/or (b) of the Act is a default under this contract.

                  16.3.8.2 Exclusion of any provider or subcontractor or any of the managing employees or persons with an ownership interest of the provider or subcontractor whose disclosure is required by Section 1124 of the Social Security Act (the Act) from the Medicaid or Medicare program under the provisions of Section 1128(a) and/or (b) of the Act is a default under this contract if the exclusion will materially affect HMO's performance under this contract.

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

                  16.3.8.3   Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's exclusion from Medicare or Medicaid, HHSC may:

                           - Terminate the contract if the applicable conditions set out in Section 18.1.1 are met;

                           - Suspend new enrollment as set out in Section 18.3; and/or

                           - Require forfeiture of all or part of the TDI performance bond as set out in Section 18.9.

         16.3.9   FAILURE TO MAKE PAYMENTS TO NETWORK PROVIDERS AND
                  SUBCONTRACTORS

                  HMO's failure to make timely and appropriate payments to network providers and subcontractors is a default under this contract. Withholding or recouping capitation payments as allowed or required under other articles of this contract is not a default under this contract.

                  16.3.9.1   Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's failure to make timely and appropriate payments to network providers and subcontractors, HHSC may:

                           - Terminate the contract if the applicable conditions set out in Section 18.1.1 are met;

                           -        Suspend new enrollment as set out in Section
                                    18.3;

                           - Assess liquidated money damages as set out in Section 18.4; and/or

                           - # Require forfeiture of all or part of the TDI performance bond as set out in Section 18.9.

         16.3.10  FAILURE TO TIMELY ADJUDICATE CLAIMS

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

                  Failure of HMO to adjudicate (paid, denied, or external pended) at least ninety (90%) of all claims within thirty (30) days of receipt and ninety-nine percent (99%) of all claims within ninety days of receipt for the contract year is a default under this contract.

                  16.3.10.1  Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consequently. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's failure to timely adjudicate claims, HHSC may:

                           - Terminate the contract if the applicable conditions set out in Section 18.1.1 are met;

                           - Suspend new enrollment as set out in Section 18.3; and/or

                           - Require forfeiture of all or part of the TDI performance bond as set out in Section 18.9.

         16.3.11  FAILURE TO DEMONSTRATE THE ABILITY TO PERFORM CONTRACT
                  FUNCTIONS

                  Failure to pass any of the mandatory system or delivery functions of the Readiness Review required in Article 1 of this contract is a default under the contract.

                  16.3.11.1  Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's failure to demonstrate the ability to perform contract functions, HHSC may:

                           - Terminate the contract if the applicable conditions set out in Section 18.1.1 are met;

                           - Suspend new enrollment as set out in Section 18.3; and/or

                           - Require forfeiture of all or part of the TDI performance bond as set out in Section 18.9.

                                 Page 160 of 173

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         16.3.12  FAILURE TO MONITOR AND/OR SUPERVISE ACTIVITIES OF CONTRACTORS
                  OR NETWORK PROVIDERS

                  16.3.12.1 Failure of HMO to audit, monitor, supervise, or enforce functions delegated by contract to another entity that results in a default under this contract or constitutes a violation of state or federal laws, rules, or regulations is a default under this contract.

                  16.3.12.2 Failure of HMO to properly credential its providers, conduct reasonable utilization review, or conduct quality monitoring is a default under this contract.

                  16.3.12.3 Failure of HMO to require providers and contractors to provide timely and accurate encounter, financial, statistical, and utilization data is a default under this contract.

                  16.3.12.4 Remedies Available to HHSC for this HMO Default All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's failure to monitor and/or supervise activities of contractors or network providers, HHSC may:

                                    -     Terminate the contract if the
                                          applicable conditions set out in
                                          Section 18.1.1 are met;

                                    -     Suspend new enrollment as set out
                                          in Section 18.3; and/or

                                    -     Require forfeiture of all or part
                                          of the TDI performance bond as set
                                          out in Section 18.9.

         16.3.13  PLACING THE HEALTH AND SAFETY OF MEMBERS IN JEOPARDY

                  HMO's placing the health and safety of the Members in jeopardy is a default under this contract.

                  16.3.13.1  Remedies Available to HHSC for this HMO Default

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

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                           For HMO's placing the health and safety of Members in
                           jeopardy, HHSC may:

                                    -     Terminate the contract if the
                                          applicable conditions set out in
                                          Section 18.1.1 are met;

                                    -     Suspend new enrollment as set out
                                          in Section 18.3; and/or

                                    -     Require forfeiture of all or part
                                          of the TDI performance bond as set
                                          out in Section 18.9.

         16.3.14  FAILURE TO MEET ESTABLISHED BENCHMARK

                  Failure of HMO to meet any benchmark established by HHSC under this contract is a default under this contract.

                  16.3.14.1 Remedies Available To HHSC for this HMO Default All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's failure to meet any benchmark established by HHSC under this contract, or for failure to meet improvement targets, as identified by HHSC, HHSC may:

                                    -     Remove all or part of the THSteps
                                          component from the capitation paid to
                                          HMO;

                                    -     Terminate the contract if the
                                          applicable conditions set out in
                                          Section 18.1.1 are met;

                                    -     Suspend new enrollment as set out
                                          in Section 18.3;

                                    -     Assess liquidated money damages as
                                          set out in Section 18.4; and/or

                                    -     Require forfeiture of all or part
                                          of the TDI performance bond as set
                                          out in Section 18.9.

         16.3.15  FAILURE TO PERFORM A MATERIAL DUTY OR RESPONSIBILITY

                  Failure of HMO to perform a material duty or responsibility as set out in this contract is a default under this contract and HHSC may impose one or more of the remedies contained within it provisions and all other remedies available to HHSC by law or in equity.

                  16.3.15.1  Remedies Available to HHSC for this HMO Default

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

                           All of the listed remedies are in addition to all other remedies available to HHSC by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit HHSC in exercising all or part of any remaining remedies.

                           For HMO's failure to perform an administrative function under this contract, HHSC may:

                                    -     Terminate the contract if the
                                          applicable conditions set out in
                                          Section 18.1.1 are met;

                                    -     Suspend new enrollment as set out
                                          in Section 18.3;

                                    -     Assess liquidated money damages as
                                          set out in Section 18.4; and/or

                                    -     Require forfeiture of all or part
                                          of the TDI performance bond as set
                                          out in Section 18.9.

ARTICLE 17 NOTICE OF DEFAULT AND CURE OF DEFAULT

17.1 HHSC will provide HMO with written notice of default (Notice of Default) under this contract. The Notice of Default may be given by any means that provides verification of receipt. The Notice of Default must contain the following information:

         17.1.1 A clear and concise statement of the circumstances or conditions that constitute a default under this contract;

         17.1.2 The contract provision(s) under which default is being declared;

         17.1.3 A clear and concise statement of how and/or whether the default may be cured;

         17.l.4 A clear and concise statement of the time period during which HMO may cure the default if HMO is allowed to cure;

         17.1.5 The remedy or remedies HHSC is electing to pursue and when the remedy or remedies will take effect;

         17.1.6 If HHSC is electing to impose money damages and/or civil monetary penalties, the amount that HHSC intends to withhold or impose and the factual basis on which HHSC is imposing the chosen remedy or remedies;

         17.l.7 Whether any part of money damages or civil monetary penalties, if HHSC elects to pursue one or both of those remedies, may be passed

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

                  through to an individual or entity who is or may be responsible for the act or omission for which default is declared;

         17.1.8 Whether failure to cure the default within the given time period, if any, will result in HHSC pursuing an additional remedy or remedies, including, but not limited to, additional damages or sanctions, referral for investigation or action by another agency, and/or termination of the contract.

ARTICLE 18 EXPLANATION OF REMEDIES

18.1     TERMINATION

         18.1.1   TERMINATION BY HHSC

                  HHSC may terminate this contract if:

                  18.1.1.1 HMO substantially fails or refuses to provide medically necessary services and items that are required under this contract to be provided to Members after notice and opportunity to cure;

                  18.1.1.2 HMO substantially fails or refuses to perform administrative functions under this contract after notice and opportunity to cure;

                  18.1.1.3 HMO materially defaults under any of the provisions of Article 16;

                  18.1.1.4 Federal or state funds for the Medicaid program are no longer available; or

                  18.1.1.5 HHSC has a reasonable belief that HMO has placed the health or welfare of Members in jeopardy.

         18.1.2 HHSC must give HMO 90 days written notice of intent to terminate this contract if termination is the result of HMO's substantial failure or refusal to perform administrative functions or a material default under any of the provisions of
                  Article 16. HHSC must give HMO reasonable notice under the circumstances if termination is the result of federal or state funds for the Medicaid program no longer being available. HHSC must give the notice required under HHSC's formal hearing procedures set out in 1 TAC Chapter 357 if termination is the result of HMO's substantial failure or refusal to provide medically necessary services and items that are required under the contract to be provided to Members or HHSC's reasonable belief that HMO has placed the health or welfare of Members in jeopardy.

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

                  18.1.2.1 Notice may be given by any means that gives verification of receipt.

                  18.1.2.2 Unless termination is the result of HMO's substantial failure or refusal to provide medically necessary services and items that are required under this contract to be provided to Members or is the result of HHSC's reasonable belief that HMO has placed the health or welfare of Members in jeopardy, the termination date is 90 days following the date that HMO receives the notice of intent to terminate. For HMO's substantial failure or refusal to provide services and items, HMO is entitled to request a pre-termination hearing under HHSC's formal hearing procedures set out in 1 TAC Chapter 357.

         18.1.3 HHSC may, for termination for HMO's substantial failure or refusal to provide medically necessary services and items, notify HMO's Members of any hearing requested by HMO and permit Members to disenroll immediately without cause. Additionally, if HHSC terminates for this reason, HHSC may enroll HMO's Members with another HMO or permit HMO's Members to receive Medicaid-covered services other than from an HMO.

         18.1.4 HMO must continue to perform services under the transition plan described in Section 18.2.1 until the last day of the month following 90 days from the date of receipt of notice if the termination is for any reason other than HHSC's reasonable belief that HMO is placing the health and safety of the Members in jeopardy. If termination is due to this reason, HHSC may prohibit HMO's further performance of services under the contract.

         18.1.5 If HHSC terminates this contract, HMO may appeal the termination under Section 32.034, Texas Human Resources Code.

         18.1.6   TERMINATION BY HMO

                  HMO may terminate this contract if HHSC fails to pay HMO as required under Article 13 of this contract or otherwise materially defaults in its duties and responsibilities under this contract, or by giving notice no later than 30 days after receiving the capitation rates for the Contract Period. Retaining premium, recoupment, sanctions, or penalties that are allowed under this contract or that result from HMO's failure to perform or HMO's default under the terms of this contract is not cause for termination.

         18.1.7 HMO must give HHSC 90 days written notice of intent to terminate this contract. Notice may be given by any means that gives verification of receipt. The termination date will be calculated as the last day of the month following 90 days from the date the notice of intent to terminate is received by HHSC.

         18.1.8 HHSC must be given 30 days from the date HHSC receives HMO's written notice of intent to terminate for failure to pay HMO all amounts due. If HHSC pays all amounts then due within this 30-day period, HMO cannot terminate the contract under this article for that reason.

         18.1.9   TERMINATION BY MUTUAL CONSENT

                  This contract may be terminated at any time by mutual consent of both HMO and HHSC.

18.2     DUTIES OF CONTRACTING PARTIES UPON TERMINATION

         When termination of the contract occurs, HHSC and HMO must meet the following obligations:

         18.2.1 HHSC and HMO must prepare a transition plan that is acceptable to and approved by HHSC, to ensure that Members are reassigned to other plans without interruption of services. That transition plan will be implemented during the 90-day period between receipt of notice and the termination date unless termination is the result of HHSC's reasonable belief that HMO is placing the health or welfare of Members in jeopardy.

         18.2.2 If the contract is terminated by HHSC for any reason other than federal or state funds for the Medicaid program no longer being available or if HMO terminates the contract based on lower capitation rates for the second contract year as set out in Section 13.1.4.1:

                  18.2.2.1 HHSC is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services;

                  18.2.2.2 HMO is responsible for all expenses related to giving notice to Members; and

                  18.2.2.3 HMO is responsible for all expenses incurred by HHSC in implementing the transition plan.

         18.2.3 If the contract is terminated by HMO for any reason other than based on lower capitation rates for the second or third contract years as set out in Section 13.1.3.1:

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                  18.2.3.1   HHSC is responsible for notifying all Members of
                             the date of termination and how Members can continue to receive contract services;

                  18.2.3.2 HHSC is responsible for all expenses related to giving notice to Members; and.

                  18.2.3.3 HHSC is responsible for all expenses it incurs in implementing the transition plan.

         18.2.4   If the contract is terminated by mutual consent:

                  18.2.4.1 HHSC is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services

                  18.2.4.2 HMO is responsible for all expenses related to giving notice to Members; and

                  18.2.4.3 HHSC is responsible for all expenses it incurs in implementing the transition plan.

18.3     SUSPENSION OF NEW ENROLLMENT

         18.3.1 HHSC must give HMO 30 days notice of intent to suspend new enrollment in the Notice of Default other than for default for fraud and abuse or imminent danger to the health or safety of Members. The suspension date will be calculated as 30 days following the date that HMO receives the Notice of Default.

         18.3.2 HHSC may immediately suspend new enrollment into HMO for a default declared as a result of fraud and abuse or imminent danger to the health and safety of Members.

         18.3.3 The suspension of new enrollment may be for any duration, up to the termination date of the contract. HHSC will base the duration of the suspension upon the type and severity of the default and HMO's ability, if any, to cure the default.

18.4     LIQUIDATED MONEY DAMAGES

         18.4.1 The measure of damages in the event that HMO fails to perform its obligations under this contract may be difficult or impossible to calculate or quantify. Therefore, should HMO fail to perform in

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                  accordance with the terms and conditions of this contract,
                  HHSC may require HMO to pay sums as specified below as liquidated damages. The liquidated damages set out in this Article are not intended to be in the nature of a penalty but are intended to be reasonable estimates of HHSC's financial loss and damage resulting from HMO's non-performance.

         18.4.2 If HHSC imposes money damages, HHSC may collect those damages by reducing the amount of any monthly premium payments otherwise due to HMO by the amount of the damages. Money damages that are withheld from monthly premium payments are forfeited and will not be subsequently paid to HMO upon compliance or cure of default unless a determination is made after appeal that the damages should not have been imposed.

         18.4.3 Failure to file or filing incomplete or inaccurate annual, semi-annual or quarterly reports may result in money damages of not more than $11,000.00 for every month from the month the report is due until submitted in the form and format required by HHSC. These money damages apply separately to each report.

         18.4.4 Failure to produce or provide records and information requested by HHSC, an entity acting on behalf of HHSC, or an agency authorized by statute or law to require production of records at the time and place the records were required or requested may result in money damages of not more than $5,000.00 per day for each day the records are not produced as required by the requesting entity or agency if the requesting entity or agency is conducting an investigation or audit relating to fraud or abuse, and not more than $1,000.00 per day for each day records are not produced if the requesting entity or agency is conducting routine audits or monitoring activities.

         18.4.5 Failure to file or filing incomplete or inaccurate encounter data may result in money damages of not more than $25,000 for each month HMO fails to submit encounter data in the form and format required by HHSC. HHSC will use the encounter data validation methodology established by HHSC to determine the number of encounter data and the number of months for which damages will be assessed.

         18.4.6 Failing or refusing to cooperate with HHSC, an entity acting on behalf of HHSC, or an agency authorized by statute or law to require the cooperation of HMO in carrying out an administrative, investigative, or prosecutorial function of the Medicaid program may result in money damages of not more than $8,000.00 per day for each day HMO fails to cooperate.

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         18.4.7   Failure to enter into a required or mandatory contract or
                  failure to contract for or arrange to have all services required under this contract provided may result in money damages of not more than $1,000.00 per day that HMO either fails to negotiate in good faith to enter into the required contract or fails to arrange to have required services delivered.

         18.4.8 Failure to meet the benchmark for benchmarked services under this contract may result in money damages of not more than $25,000 for each month that HMO fails to meet the established benchmark.

         18.4.9 HHSC may also impose money damages for a default under Section 16.3.9, Failure to Make Payments to Network Providers and subcontractors, of this contract. These money damages are in addition to the interest HMO is required to pay to providers under the provisions of Sections 4.10.4 and 7.2.7.10 of this contract.

                  18.4.9.1 If HHSC determines that HMO has failed to pay a provider for a claim or claims for which the provider should have been paid, HHSC may impose money damages of $2 per day for each day the claim is not paid from the date the claim should have been paid (calculated as 30 days from the date a clean claim was received by HMO) until the claim is paid by HMO.

                  18.4.9.2 If HHSC determines that HMO has failed to pay a capitation amount to a provider who has contracted with HMO to provide services on a capitated basis, HHSC may impose money damages of $10 per day, per Member for whom the capitation is not paid, from the date on which the payment was due until the capitation amount is paid.

18.5     APPOINTMENT OF TEMPORARY MANAGEMENT

         18.5.1 HHSC may appoint temporary management to oversee the operation of HMO upon a finding that there is continued egregious behavior by HMO or there is a substantial risk to the health of the Members.

         18.5.2 HHSC may appoint temporary management to assure the health of HMO's Members if there is a need for temporary management while:

                  18.5.2.1 there is an orderly termination or reorganization of HMO; or

                  18.5.2.2 are made to remedy violations found under Section 16.3.4.

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         18.5.3   Temporary management will not be terminated until HHSC has determined that HMO has the capability to ensure that the violations that triggered appointment of temporary management will not recur.

         18.5.4 HHSC is not required to appoint temporary management before terminating this contract.

         18.5.5 No pre-termination hearing is required before appointing temporary management.

         18.5.6 As with any other remedy provided under this contract, HHSC will provide notice of default as is set out in Article 17 to HMO. Additionally, as with any other remedy provided under this contract, under Section 18.1 of this contract, HMO may dispute the imposition of this remedy and seek review of the proposed remedy.

18.6     HHSC-INITIATED DISENROLLMENT OF A MEMBER OR MEMBERS WITHOUT CAUSE

         HHSC must give HMO 30 days notice of intent to initiate disenrollment of a Member of Members in the Notice of Default. The HHSC-initiated disenrollment date will be calculated as 30 days following the date that HMO receives the Notice of Default.

18.7     RECOMMENDATION TO CMS THAT SANCTIONS BE TAKEN AGAINST HMO

         18.7.1 If CMS determines that HMO has violated federal law or regulations and that federal payments will be withheld, HHSC will deny and withhold payments for new enrollees of HMO.

         18.7.2 HMO must be given notice and opportunity to appeal a decision of HHSC and CMS pursuant to 42 CFR Part 438, Subpart I.

18.8     CIVIL MONETARY PENALTIES

         18.8.1 For a default under Section 16.3.4.1, HHSC may assess not more than $25,000 for each default;

         18.8.2 For a default under 16.3.4.2, for each default HHSC may assess double the excess amount charged in the violation of the federal requirements or $25,000, whichever is greater. HHSC will deduct from the penalty the amount of the overcharge and return it to the affected Member(s)

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         18.8.3   For a default under Section 16.3.4.3, HHSC may assess not more than $100,000 for each default, including $15,000 for each individual not enrolled as a result of the practice described in Section 16.3.4.3.

         18.8.4 For a default under Section 16.3.4.4, HHSC may assess not more than $100,000 for each default if the material was provided to CMS or HHSC and not more than $25,000 for each default if the material was provided to a Member, a potential Member, or a health care provider.

         18.8.5 For a default under Section 16.3.4.5, HHSC may assess not more than $25,000 for each default.

         18.8.6 For a default under Section 16.3.4.6, HHSC may assess not more than $25,000 for each default.

         18.8.7 HMO may be subject to civil monetary penalties under the provisions of 42 C.F.R. Part 1003 and 42 C.F.R. Part 438, Subpart I in addition to or in place of withholding payments for a default under Section 16.3.4.

18.9     FORFEITURE OF ALL OR A PART OF THE TDI PERFORMANCE BOND

         HHSC may require forfeiture of all or a portion of the face amount of the TDI performance bond if HHSC determines that an event of default has occurred. Partial payment of the face amount shall reduce the total bond amount available pro rata.

18.10    REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED

         18.10.1 HMO may dispute the imposition of any sanction under this contract. HMO notifies HHSC of its dispute by filing a written response to the Notice of Default, clearly stating the reason HMO disputes the proposed sanction. With the written response, HMO must submit to HHSC any documentation that supports HMO's position. HMO must file the review within 15 days from HMO's receipt of the Notice of Default. Filing a dispute in a written response to the Notice of Default suspends imposition of the proposed sanction.

         18.10.2 HMO and HHSC must attempt to informally resolve a dispute. If HMO and HHSC are unable to informally resolve a dispute, HMO must notify the HPO Manager and Director of Medicaid/CHIP Operations that HMO and HHSC cannot agree. The Director of Medicaid/CHIP Operations will refer the dispute to the State

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                  Medicaid Director who will appoint a committee to review the dispute under HHSC's dispute resolution procedures. The decision of the dispute resolution committee will be HHSC's final administrative decision.

ARTICLE 19 TERM

19.1 The effective date of this contract is June 1, 2004. This contract and all amendments thereto will terminate on August 31, 2004, unless extended or terminated earlier as provided for elsewhere in this contract.

19.2 This contract may be renewed for an additional one-year period by written amendment to the contract executed by the parties prior to the termination date of the present contract. HHSC will notify HMO no later than 90 days before the end of the contract period of its intent not to renew the contract.

19.3 If either party does not intend to renew the contract beyond its contract period, the party intending not to renew must submit a written notice of its intent not to renew to the other party no later than 90 days before the termination date set out in Section 19.1.

19.4 If either party does not intend to renew the contract beyond its contract period and sends the notice required in Section 19.3, a transition period of 90 days will run from the date the notice of intent not to renew is received by the other party. By signing this contract, the parties agree that the terms of this contract shall automatically continue during any transition period.

19.5 The party that does not intend to renew the contract beyond its contract period and sends the notice required by Section 19.3 is responsible for sending notices to all Members on how the Member can continue to receive covered services. The expense of sending the notices will be paid by the non-renewing party. If HHSC does not intend to renew and sends the required notice, HHSC is responsible for any costs it incurs in ensuring that Members are reassigned to other plans without interruption of services. If HMO does not intend to renew and sends the required notice, HMO is responsible for any costs HHSC incurs in ensuring that Members are reassigned to other plans without interruption of services. If both parties do not intend to renew the contract beyond its contract period, HHSC will send the notices to Members and the parties will share equally in the cost of sending the notices and of implementing the transition plan.

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19.6     Non-renewal of this contract is not a contract termination for purposes of appeal rights under the Human Resources Code Section 32.034.

SIGNED:

__________________________________________   ___________________________________
Executive Commissioner                       AMERIGROUP Texas, Inc.
Texas Health and Human Services Commission   President and CEO

Date                                         Date

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